UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to ss.240.14a-12

NOBLE ENERGY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MESSAGE FROM OUR CHAIRMAN

DAVID L. STOVER CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER MARCH 10, 2020 HOUSTON, TEXAS

Dear Shareholder:

Noble Energy has celebrated many major milestones in its history, but even by our standards, 2019 was an exceptional year.

After years of investment, planning and execution, we started production from the Leviathan field offshore Israel, a project of great strategic importance for Noble Energy and the Eastern Mediterranean region where Leviathan provides a clean, stable energy source to several countries for decades to come. For Noble Energy, the project provides strong and steady cash flow and capital-efficient expansion potential.

In 2019, we significantly advanced our strategy to be a low-cost, diversified E&P company that delivers moderate growth and sustainable free cash flow to shareholders. We intend to continue to differentiate ourselves through careful use of capital and a thoughtful approach to growth. This discipline stems from our commitment to operational excellence and continuous improvement. In addition to commencing production from Leviathan ahead of schedule and under budget, we increased U.S. onshore volumes 10 percent over 2018 while significantly reducing both capital intensity and operating cost. We sanctioned our next offshore project for development at the Alen gas field offshore Equatorial Guinea. We believe that tremendous success in offshore projects combined with proven capital efficiency and cost improvements have positioned Noble Energy to deliver on our strategy in 2020 and for many years ahead.

Adding to these critical operational accomplishments, I am proud of our 2019 advancements in environmental, social and governance initiatives. Building on the strength of our new governance structure for sustainability-related issues, we published Noble Energy’s first Climate Resilience Report using the framework recommended by the Task Force on Climate-related Financial Disclosures (TCFD). Our annual Sustainability Report shared successes around the world in projects dedicated to health, safety, the environment and the communities in which we operate. Our operational work force achieved record safety performance. We refreshed our corporate values and believe that our commitment to sustainability positions us to generate long-term value for our shareholders.

Along with our Board of Directors and executive team, I am committed to providing you information about the Company in a way that is easy to access and understand. Our Proxy Statement summarizes our business and executive compensation program in order to aid the shareholder in assessing our programs and progress. The Compensation Discussion and Analysis that begins on page 32 describes our executive compensation program and demonstrates the direct connection between performance and pay. Beginning on page 14, we provide the qualifications of our directors and why they are the right people to represent you in guiding the Company.

Your vote is important to us and our business. I encourage to you sign and return your proxy card, or use telephone or Internet voting prior to the meeting to ensure your shares are represented and voted at the meeting. Instructions on how to vote begin on page 60.

I look forward to seeing you at the meeting. We appreciate your ongoing support as a shareholder of Noble Energy.

Very truly yours,

TUESDAY, APRIL 28, 2020

9:30 a.m. Central Time

The St. Regis Houston

1919 Briar Oaks Lane

Houston, Texas 77027

Notice
of Annual Meeting
of Shareholders

The Annual Meeting of Shareholders of NOBLE ENERGY, INC. (the “Company”) will be held on Tuesday, April 28, 2020 at 9:30 a.m. Central time at The St. Regis Houston, 1919 Briar Oaks Lane, Houston, Texas 77027, for the following purposes:

1.   to elect the nine nominees as members of the Board of Directors of the Company;

2.   to ratify the appointment of the independent auditor by the Company’s Audit Committee;

3.   to approve, in an advisory vote, executive compensation;

4.   to approve the 2020 Long-Term Incentive Plan; and

5.   to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors set March 2, 2020 as the record date for the meeting. This means that holders of record of shares of the Company’s common stock as of the close of business on that date are entitled to receive this notice of, and vote at the meeting and any adjournment or postponement thereof.

A complete list of shareholders will be available for examination at our Company’s offices in Houston, Texas, during ordinary business hours for a period of 10 days prior to the meeting. This list will also be available to shareholders at the meeting.

By Order of the Board of Directors

Rachel G. Clingman

Senior Vice President, General Counsel
and Corporate Secretary

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting, even if planning to attend the meeting in person. See our Questions and Answers about the Meeting and Voting section for information about voting by telephone or Internet, how to revoke a proxy and how to vote shares in person.

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PROXY STATEMENT SUMMARY

THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION CONTAINED IN THE PROXY STATEMENT. IT DOES NOT INCLUDE ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER, AND YOU SHOULD READ THE ENTIRE PROXY STATEMENT BEFORE VOTING. IN THIS PROXY STATEMENT, NOBLE ENERGY, INC. MAY ALSO BE REFERRED TO AS “WE”, “US”, “NOBLE ENERGY”, “NOBLE”, “NBL” OR THE “COMPANY.” PLEASE SEE GLOSSARY FOR OTHER DEFINED TERMS.

— 2020 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Place:	Record Date:
Tuesday, April 28, 2020 9:30 a.m. Central Time	The St. Regis Houston 1919 Briar Oaks Lane Houston, Texas 77027	March 2, 2020

— VOTING MATTERS AND BOARD RECOMMENDATIONS

Our Board’s Recommendations
Election of Directors	FOR each Director Nominee
Ratification of Appointment of Independent Auditor	FOR
Advisory Vote to Approve Executive Compensation	FOR
Approval of the 2020 Long-Term Incentive Plan	FOR

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— OUR PURPOSE

Energizing the World, Bettering People’s Lives®

Noble Energy, Inc. is an independent oil and natural gas exploration and production company committed to meeting the world’s energy needs and delivering leading returns to shareholders. Founded more than 85 years ago, our Company is guided by our values, commitment to safety and respect for stakeholders, communities and the environment.

Energizing the world – We develop critical energy resources safely and responsibly from a diversified global portfolio of investment projects to power life, economies, and communities around the world.

Bettering people’s lives – Our mission goes beyond operating and financial results. Our Board oversees environmental, social and governance strategies to support health and the environment and to provide long-term, sustainable benefits.

Our purpose represents who we are and what drives us as individuals, teams and a company.

— NOBLE’S VALUES

INTEGRITY	We are committed to doing the right thing in everything we do. We believe acting and operating ethically go hand-in-hand with continuing to earn and keep the trust and respect of our colleagues, partners and other stakeholders. We lead with our strength of character to ensure we live up to our name.

CARING	We care about each other, our communities and the environment. We are committed to a culture of respect and inclusion.

COLLABORATION	We believe in the power of working together. We trust, support, respect and empower each other to achieve common goals and fulfill our purpose.

ACCOUNTABILITY	We believe accountability means more than just doing our job — it includes making things better and answering for our actions. We are responsible for executing our strategy and delivering sustainable value through high performance and safe, efficient operations.
AGILITY	We are not satisfied with the status quo — we are resilient and committed to continuous improvement. We assess, respond and innovate to lead in the evolving business environment — finding the right balance between flexibility and stability.

— OUR STRATEGY

Diversified, Low-cost Producer Delivering Moderate Growth and Sustainable Free Cash Flow

Our strategy to drive long-term value for our shareholders is to pursue a high-return portfolio that provides investment optionality and growth. We believe the combination of top-tier onshore unconventional shale assets and low-decline offshore conventional projects provides a competitive advantage through various commodity and investment cycles. Improving capital and cost efficiency supports the Company’s goals to enhance profitability and the return of capital to investors. We are positioned for long-term, sustainable free cash flow generation while developing our deep inventory of resources reliably and safely.

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— 2019 PERFORMANCE ACCOMPLISHMENTS

— BALANCED AND DIVERSIFIED PORTFOLIO

Noble Energy is committed to meeting the world’s growing energy needs and delivering leading returns to shareholders.

We operate a high-quality portfolio of assets onshore in the United States in the DJ Basin, the Eagle Ford Shale and the Delaware Basin, and offshore in the Eastern Mediterranean and off the West coast of Africa. In addition, we are pursuing high value exploration opportunities in both unconventional plays onshore in the U.S. and offshore conventional assets in multiple countries.

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— CORPORATE SOCIAL RESPONSIBILITY COMMITMENT

Since Noble Energy was founded over 85 years ago, we have been guided by our values, commitment to safety, and respect for stakeholders, communities and the environment. We believe operating effectively means operating safely and responsibly.

Our culture and values drive responsible, sustainable operations. We believe in continually improving our environmental and climate performance to mitigate risk and create shareholder value.

•	We published our first Climate Resilience Report in 2019 using the TCFD framework and have published eight annual Sustainability Reports on our results in continuously improving performance in environmental, climate, social and governance areas.
•	We have reduced our greenhouse gas emissions intensity by approximately 60% since 2010.
•	We tested our business against the IEA Sustainable Development Scenario 2° Celsius scenario, confirming that we are well positioned to deliver sustained shareholder returns from our diversified low-cost portfolio under this scenario.
•	We are reducing water intensity by eliminating potable water use and reducing water consumption by implementing closed-loop green completions processes.

It’s all part of our purpose: Energizing the World, Bettering People’s Lives®.

AREA OF FOCUS	INDICATORS OF COMMITMENT AND CONTINUOUS IMPROVEMENT
Employee Engagement	82% of Noble Energy employees provided feedback through our annual employee survey.
Safety Performance	• Total recordable incident rate lowered more than 45% since 2010. • Record U.S. Onshore safety performance in 2019.
Climate Change	Issued first Climate Resilience Report using the International Energy Agency’s (“IEA”) World Energy Outlook 2018 Sustainable Development Scenario to assess Noble Energy’s business strategy against a 2°C low-carbon scenario.
Sustainable Operations	Within the 2°C low-carbon scenario, we are well positioned with low-cost assets to drive sustained shareholder value.
Greenhouse Gas Emissions

•  Reduced greenhouse gas emissions intensity by approximately 60% since 2010.

•  In Israel, our projects have reduced coal usage for electricity generation from 50% to 30% and are on track to meet Israel’s goal of being coal-free by 2025.

Water	• Reduced water intensity by eliminating potable water use. • Increased water recycling in U.S. onshore operations while reducing water consumption.
Public Policy Engagement and Transparency	Maintained a top ranking and named a trendsetter on 2019 CPA-Zicklin Index published by Center for Political Accountability, which evaluates the transparency policies and practices of the S&P 500.
NobleACTS Social Investment	• 2019 Employee volunteer hours: 5,544 • 2019 Volunteer grants: $42,350 • 2019 Total Match: $1,031,239 to 426 non-profit organizations
Code of Conduct/Anti-Corruption	Maintained an active global training program with our employees and contractors to combat corruption and promote compliance and our values.

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—	ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) SUSTAINABILITY HIGHLIGHTS

— SCR GOVERNANCE

•	Our Board’s Safety, Sustainability and Corporate Responsibility (“SSCR”) Committee assists the Board in determining whether the Company has appropriate policies and management systems in place for environmental (including climate), health, safety and corporate and social risks and opportunities. The SSCR Committee oversees implementation of our Corporate Social Responsibility activities; and serves as a forum to review our social investment strategy and environmental, social and governance (“ESG”) initiatives.
•	Our executive-level Sustainability and Corporate Responsibility (“SCR”) Committee, supported by an internal working group of subject matter experts, advises the SSCR Committee of the Board of Directors.
•	The SSCR Committee regularly reports to the Board of Directors and undertakes self and Board performance evaluations. The Board also conducts an annual review of the Company’s risk management, planning and SCR/ESG disclosures.

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— DIRECTOR NOMINEES

The following table provides summary information about each director nominee. Our Board is not classified and each director stands for election annually.

Name	Age	Director Since	Primary Occupation	Committee Memberships	Other Public Company Boards
Jeffrey L. Berenson*	69	2005	Chairman and Chief Executive Officer of Berenson Holdings LLC	C, G	None
James E. Craddock*	61	2015	Former Chairman and Chief Executive Officer of Rosetta Resources Inc.	C, G, S	Crescent Point Energy, Inc.
Barbara J. Duganier*	61	2018	Former Managing Director at Accenture	A, G	MRC Global Inc.
Thomas J. Edelman*	69	2005	A managing partner of White Deer Energy	C, G, S	None
Holli C. Ladhani*	49	2017	President and Chief Executive Officer of Select Energy Services, Inc.	G, S	Select Energy Services, Inc.
David L. Stover	62	2014	Chairman and Chief Executive Officer of Noble Energy, Inc.	S	None
Scott D. Urban*	66	2007	Partner in Edgewater Energy LLC	C, G, S	Pioneer Energy Services Corporation
William T. Van Kleef*	68	2005	Former Executive Vice President and Chief Operating Officer of Tesoro Corporation	A, G	Oil States International, Inc.
Martha B. Wyrsch*	62	2019	Former Executive Vice President and General Counsel of Sempra Energy	A, G	Spectris plc; First American Financial Corporation; Quanta Services, Inc.

* Independent director
A - Audit Committee	C - Compensation, Benefits and Stock Option Committee
G - Corporate Governance and Nominating Committee	S - Safety, Sustainability and Corporate Responsibility Committee

— SKILLS AND DIVERSITY MATRIX

The following table provides relevant skills and diversity attributes for our director nominees.

	Current or								Environmental
	Past Public			Other				Risk	Health,
	Company	Financial		Public			*Diverse	Assessment	Safety,
	Executive	Account-	Energy	Company		International	Attributes	and	Sustainability	Civic or
Director Skills	Experience	ability	Industry	Board	Operations	E&P	(as self-	Management	and Corporate	Charitable
and Attributes	(C-Suite)	Experience	Experience	Experience	Experience	Experience	reported)	Experience	Responsibility	Experience
Jeffrey L. Berenson		•		•	•			•	•	•
James E. Craddock	•	•	•	•	•			•	•	•
Barbara J. Duganier		•	•	•			•	•	•	•
Thomas J. Edelman	•	•	•	•	•	•		•	•	•
Holli C. Ladhani	•	•	•	•	•		•	•	•	•
David L. Stover	•	•	•		•	•		•	•	•
Scott D. Urban	•	•	•	•	•	•		•	•	•
William T. Van Kleef	•	•	•	•	•			•	•	•
Martha B. Wyrsch	•	•	•	•	•		•	•	•	•

* Diverse attributes - self identified as being part of a group that is historically underrepresented on boards, whether through gender, ethnicity or race.

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— EXECUTIVE COMPENSATION PROGRAM SUMMARY

Our executive compensation program is designed to attract, motivate and retain executive talent and reward Company and individual performance for delivery of business results and creation of shareholder value. Our Compensation Committee focuses on ensuring a clear connection between performance and pay through “at-risk” compensation.

2019 Executive Compensation Outcomes

2019 was an exceptional year of delivering on critical strategic outcomes, and our performance on cost, capital efficiency, safety and cash flow generation exceeded targets. These achievements translated into outperformance in the market as our Total Shareholder Return (“TSR”) outperformed the 2019 S&P 500 average and positioned us as second in our performance peer group. The Committee evaluated this performance and approved a Short-Term Incentive Plan payout of 180% of target.

2017 performance share awards vested at 83% of target based on the Company’s three-year relative TSR performance. Although the Company’s TSR for the 2019 performance period was second in the peer group, the overall performance share results for the three-year period reflected lower relative TSR in 2017 and 2018.

2020 Compensation Program Enhancements

In response to shareholder feedback, and to underscore Noble Energy’s multi-year strategy of sustainable, long-term financial strength, top-tier operational execution and advancement of ESG initiatives, the Compensation Committee approved enhancements to our executive compensation framework effective for the 2020 plan year. Significant incentive plan changes are:

•	Increased quantitative goals by 10% in the 2020 Short-Term Incentive Plan from 60% to 70%;
•	Increased emphasis on Free Cash Flow to 30% in the 2020 Short-Term Incentive Plan;
•	Introduced Cash Return on Capital Employed (“CROCE”) as a performance condition to the 2020 long-term performance share awards; and
•	Incorporated ESG performance measures into both the 2020 Short- and Long-Term Incentive Plan designs.

The Compensation Committee believes these changes strengthen the link between incentive plan metrics and Noble Energy’s strategy for long-term value creation. To learn more about the 2020 compensation program enhancements, please refer to page 45.

—	IMPORTANT DATE FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals and nominations for election as director to be submitted as an agenda item at the 2021 Annual Meeting of Shareholders or for inclusion in our 2021 Proxy Statement pursuant to our By-Laws or Rule 14a-8 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), as applicable, must be received by us at our office in Houston, Texas, addressed to our Corporate Secretary, no later than November 10, 2020.

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— PROXY STATEMENT

1001 Noble Energy Way
Houston, Texas 77070
March 10, 2020

The Board of Directors of Noble Energy, Inc. (the “Board”) is providing you this Proxy Statement to solicit proxies on its behalf to be voted at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Noble Energy, Inc. (the “Company”). The meeting will be held at The St. Regis Houston, 1919 Briar Oaks Lane, Houston, Texas 77027 on April 28, 2020 at 9:30 a.m. Central Time. The proxies may also be voted at any adjournment or postponement of the meeting.

The mailing address of our principal executive offices is 1001 Noble Energy Way, Houston, Texas 77070. We are first mailing this Proxy Statement to our shareholders on or about March 10, 2020.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with the directions given in the proxy unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of the Company’s common stock as of the close of business on March 2, 2020, the record date, are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof. Each owner of record on the record date is entitled to one vote for each share of common stock held. On the record date, March 2, 2020, there were 485,039,905 shares of common stock issued and outstanding.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2020.

Our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

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CORPORATE GOVERNANCE

Our Website contains a number of documents, available free of charge, that will be helpful to your understanding of our corporate governance practices:

•	Corporate Governance Guidelines;
•	Certificate of Incorporation;
•	By-Laws;
•	Board committee charters;
•	Code of Conduct;
•	Code of Ethics for Chief Executive and Senior Financial Officers; and
•	Information about how to report concerns.

You may also obtain copies of these documents by contacting the Corporate Secretary.

Our Board regularly reviews developments in corporate governance and updates our corporate governance documents and practices as appropriate. Amendments to these documents will be promptly posted on our Website.

— BOARD LEADERSHIP STRUCTURE

Chairman and Chief Executive Officer

Our Board has historically combined the role of chairman of the board with the role of Chief Executive Officer (“CEO”), maintaining a separate empowered lead independent director position to strengthen our governance structure. Our Board believes this provides an efficient and effective leadership model. Combining the two roles fosters clear accountability, effective decision-making and alignment on corporate strategy. We have not experienced any governance or management issues resulting from combining the two roles and, in this combined role, Mr. Stover has provided strategic, operational and technical expertise, vision and a proven ability to lead our Company.

Annual Review of Board Leadership Structure

Our Board recognizes that leadership structural needs can change over time and that, depending on the circumstances, other leadership models might be beneficial.

At least annually, our Board reviews our leadership structure including the combined chairman/CEO position. All such reviews occur outside the presence of the Chairman and CEO at a meeting of the Corporate Governance and Nominating Committee and/or at an executive session of the Board.

Lead Independent Director

Our lead independent director is elected annually by our Board and has authority described in our Corporate Governance Guidelines that includes:

•	approving the scheduling of regular and, where feasible, special meetings of the Board to ensure that there is sufficient time for discussion of all agenda items;
•	consulting with the Chairman to establish, and approve, the agenda and scope of materials for each Board meeting;
•	presiding at all executive sessions of the independent directors and Board meetings at which the Chairman is not present;
•	serving as a liaison between the Chairman and the independent directors and coordinating the activities of such directors;
•	coordinating the agenda for, and moderating sessions of, the Board’s independent directors; and
•	facilitating communications among the other members of the Board.

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— BOARD AND COMMITTEES

In 2019, our Board held 14 meetings, and its committees held 21 meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which the director served during 2019.

Our Board has the following four standing committees, each with a written charter adopted by the Board and available on our Website:

•	Audit Committee;
•	Compensation, Benefits and Stock Option (“Compensation”) Committee;
•	Corporate Governance and Nominating (“Governance”) Committee; and
•	Safety, Sustainability and Corporate Responsibility (“SSCR”) Committee.

The following table lists the current members of each committee and the number of meetings held during 2019.

Name	Audit(1)	Compensation	Governance	SSCR
Jeffrey L. Berenson*		Chair
Michael A. Cawley*(2)
James E. Craddock*(3)				Chair
Barbara J. Duganier*
Thomas J. Edelman*
Holli C. Ladhani*
David L. Stover
Scott D. Urban*			Chair
William T. Van Kleef*	Chair
Martha B. Wyrsch*
Number of Meetings	6	6	5	4
*	Independent Director
(1)	Each member of our Audit Committee has been determined by the Board to be financially literate and meets the additional criteria for independence of audit committee members as set forth in Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1). Mr. Van Kleef has been determined by the Board to be an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K.
(2)	As of the date of the 2020 Annual Meeting of Shareholders, Mr. Cawley, as the former lead independent director, will have served his additional year after the mandatory retirement age of 72; as a result, after 25 years of experience with our Board, he will not stand for re-election at the Annual Meeting.
(3)	Mr. Craddock was the CEO of Rosetta Resources Inc. (“Rosetta”) prior to its merger with the Company on July 20, 2015. Our Board has reviewed the applicable rules and regulations of the SEC and the standards and guidance of the Nasdaq Global Select Market (“Nasdaq”) and concluded that Mr. Craddock is independent. As a prior employee of the acquired company, Rosetta, an entity previously unaffiliated with the Company, Nasdaq allows a determination of independence since the termination of his employment with Rosetta occurred concurrently with the closing of the merger.

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Primary Responsibilities

The primary responsibilities of each committee are summarized below. For more detail, see the committee charters on our Website at www.nblenergy.com, under the heading “Corporate Governance.”

Committee	Key Oversight Responsibilities
Audit	•	Integrity of the Company’s financial statements
	•	Disclosure and internal controls
	•	Compliance with legal and regulatory requirements
	•	Administration of the Company’s Code of Conduct
	•	Independent auditor qualifications
	•	Internal audit functions
	•	Risk management
Compensation	•	CEO and other executive officer compensation structure and amount
	•	Performance evaluations for the CEO and other executive officers
	•	Design and function of incentive compensation programs, including STIP and equity-based plans
	•	Executive officer stock ownership guidelines
	•	Compensation Discussion & Analysis
Governance	•	Corporate governance, including the Corporate Governance Guidelines
	•	Director recruitment, retention and development
	•	Board committee structure and membership
	•	Annual Board and committee self-evaluation
	•	Corporate political activities
SSCR	•	Monitor environmental, climate, health, safety, social, public policy and corporate responsibility trends, issues and concerns
	•	Evaluate corporate SSCR policies, management systems, investments, strategies and initiatives
	•	Compliance with SSCR legal and regulatory requirements

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, Messrs. Berenson, Craddock, Edelman and Urban served as members of the Compensation Committee. None of the Compensation Committee members was an officer or employee of the Company or former officer of the Company or had any business relationship or conducted any business with the Company other than as described in the Related Person Transactions disclosure in this Proxy Statement. During fiscal year 2019, none of our executive officers served as a director or member of the Compensation Committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of the Company or on our Compensation Committee.

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— BOARD DEVELOPMENT AND SUCCESSION PLANNING

Our Board plays a key role in the oversight of the Company’s business, strategy and risk management. We are committed to including a diverse range of qualifications, attributes, skills, perspectives and experiences in order to deliver sustainable value. We engage with shareholders and incorporate feedback regarding areas of consideration in Board succession planning such as tenure and diversity. We work to have the collective chemistry, strength, agility and strategic perspectives to meet the challenges of the fast-moving global business environment within which we operate. In our view, our current Board possesses these traits and is well-positioned for our future.

Key areas of focus	Actions taken
1. Shareholder Engagement	In 2019, we requested engagement with our top 30 shareholders, representing over 80% of our outstanding stock. We also solicited feedback from representatives of the proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”). These discussions provided valuable insights, validating our practices in some areas and identifying areas for improvement in others. Overall, we received positive feedback on our enhanced climate disclosures, progress on Board refreshment, and disclosures on compensation and Board composition, and we received suggestions on succession planning and ESG performance.
2. Board Refreshment	We welcomed Martha Wyrsch to the Board in December of 2019, bringing extensive executive management experience and diverse industry perspectives and knowledge. In addition, the Board engaged in an evaluation process to identify the skills needed to enhance the strategic direction of the Board, and the Company works with an independent director search firm to help identify prospective director candidates. The Governance Committee continuously evaluates the skill-sets needed to maximize Board effectiveness and support the strategic direction of the Company. In connection with this objective, the Board has undergone significant refreshment, resulting in a lower average tenure and age and greater diversity of experiences (see “Board Refreshment” below).
3. Board Self-Evaluation	We continued our practice of conducting our Board self-evaluation process through a participative discussion conducted by an independent third-party law firm. This discussion has included a focus on the evolution of the Board, the Company’s strategic plan and alignment between the Board and management.
4. Director Retirement Age	In early 2017, we reduced the retirement age to 72. We believe that this facilitates an effective succession process that balances experience and continuity with periodic infusion of new directors and perspectives. In February 2019, we further amended our By-Laws to allow for the lead independent director to remain eligible for election for one additional year to provide for an orderly transition of duties to the newly-appointed lead independent. As of the date of the 2020 Annual Meeting of Shareholders, Mr. Cawley, as the former lead independent director, will have served his additional year after the mandatory retirement age of 72; as a result, after 25 years of experience with our Board, he will not stand for re-election at the Annual Meeting.
5. Director Compensation	We have revisited our director compensation program to ensure its alignment with our compensation peer group. We reduced total director compensation by eliminating additional retainers paid for committee service. We believe that this change is consistent with overall peer company practices and in the best interest of our shareholders.

Board Refreshment

The following highlights key information for the director nominees as of the applicable Annual Meeting:

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— OVERSIGHT OF RISK MANAGEMENT

Our risk management program is overseen by our Board and its committees, with support from our management and external consultants.

Oversight of Risk Management
•	The Board oversees the Company’s identification and management of risk.
•	Board committees, which meet regularly and report back to the Board, play significant roles in carrying out the risk oversight function.
•	Our management is charged with managing risk through robust internal processes and controls.
•	External consultants provide independent perspectives on our risk management program and assist in the implementation of enhancements.

Our Board

•	addresses enterprise risk management as an agenda item for regular Board meetings, with our Chairman consulting with our Lead Independent Director to define the topic and scope of each discussion;
•	maintains multiple processes in support of risk management, such as those by which our Board reviews and approves our capital budget and certain capital projects, hedging policy, new country entry, significant acquisitions and divestitures, equity and debt offerings and the delegation of authority to our management; and
•	oversees sustainability, corporate and social responsibility and climate specific risk and opportunities, through our SSCR Committee that meets four times per year and reports regularly to the full Board.

Our Management

•	maintains committees responsible for enterprise risk management, compliance and ethics, disclosures and addressing sustainability, corporate responsibility and climate related risk to our business;
•	includes a dedicated Chief Compliance Officer; and
•	regularly reports to our Board or its committees on our risk management practices.

Our Independent External Consultants

•	audit our financial statements, internal control over financial reporting and oil and gas reserves;
•	help evaluate the adequacy of our risk management program;
•	assist in the implementation of program enhancements; and
•	help prepare the risk disclosures in our public filings.

Senior Leadership Succession Planning

A key responsibility of our CEO and Board in the area of risk management is maintaining an effective process to provide continuity of leadership over the long-term. Each year, our Board assesses incumbents and future senior leadership succession. During this review, the CEO and the independent directors discuss candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. This process forms the basis for ongoing leadership assignments.

— CODES OF CONDUCT AND ETHICS

Our Code of Conduct applies to our directors, officers and employees and sets out our policies regarding laws and business conduct, contains other policies relevant to business conduct and provides a process for reporting violations thereof. We have also adopted a Code of Ethics for Chief Executive and Senior Financial Officers, violations of which are to be reported to our Audit Committee.

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— INVESTOR ENGAGEMENT EFFORTS

We have recurring active engagement with our investors through participation in investor conferences, non-deal roadshows, and various in-office and telephone interactions throughout the year.

In 2019 we met or initiated contact with investors representing How we engaged with investors We attended 11 investor conferences, executed eight non-deal roadshows, and participated in 150 in-office meetings and phone conversations with potential or current investors We invited our top 30 investors to discuss agenda items for the annual meeting and any other topics they desire Our Board’s lead independent director participated in multiple investor calls in 2019 We regularly report our investors’ views on a variety of topics to our Board of Directors Topics discussed with our investors Financial and operational performance of the Company Execution on the Company’s strategy ESG and sustainability matters Executive compensation and other items specific to the Annual Meeting The Company’s initial Climate Resilience Report Board composition, independence and diversity

— DIRECTOR INDEPENDENCE AND RELATED PERSON TRANSACTIONS

Director Independence

Our Governance Committee annually reviews the independence of our non-management directors and reports its findings to our Board. To assist in this review, our Board has adopted standards for director independence consistent with those of Nasdaq and the SEC. These independence standards are set forth in our Corporate Governance Guidelines, which are available on our Website under the heading “Corporate Governance.”

In making independence determinations, our Board considers relevant facts and circumstances, including transactions, relationships and arrangements between each director or any member of the director’s immediate family and the Company, our subsidiaries and affiliates. Transactions considered by the Board during 2019 through January 31, 2020 included:

•	Company royalty program payments to Mr. Cawley of $13,305;
•	payments of $3,371,524 to Flogistix LP (“Flogistix”), a portfolio company of White Deer Energy (“White Deer”), of which Mr. Edelman is a managing partner;
•	payments in the form of charitable contributions totaling $1,921,363 to the Wildlife Conservation Society, of which Mr. Edelman is a member of the board of trustees;
•	payments of approximate $12,507,697 to MRC Global (US) Inc., of which Ms. Duganier is a director;
•	payments of approximately $22,786,101 to Oil States International, Inc., of which Mr. Van Kleef is a director;
•	payments of approximately $3,937,574 to Pioneer Energy Services Corp. and affiliates, of which Mr. Urban is a director; and
•	payments of $21,315,478 to Select Energy Services, Inc. (“Select Energy”) and affiliated companies, of which Ms. Ladhani is the President and Chief Executive Officer.

Under Nasdaq listing standards, a director will not be considered independent if he/she is employed by a company that has, in the current fiscal year or any one of the past three fiscal years, made or received payments from the Company, in excess of the greater of $200,000 or 5% of such company’s revenues. Ms. Ladhani was elected as the President and Chief Executive Officer of Select Energy on November 1, 2017, pursuant to the merger of Select Energy with Rockwater Energy Solutions, Inc. (“Rockwater”). During 2019, the Company made payments to Select Energy of approximately $20.4 million, which is less than 5% of Select Energy’s 2019 gross revenues. Effective October 26, 2017, the Board elected Ms. Ladhani as a director and determined that she was not independent

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under the NYSE Listing Standards, which applied to the Company prior to December 30, 2019. As Select Energy has neither paid nor received payments from the Company in excess of 5% of Select Energy’s revenues in the current fiscal year or any of the past three fiscal years, the Board has determined that Ms. Ladhani meets the eligibility requirements for independence under Nasdaq listing standards. Ms. Ladhani is a valuable member of the Board and adds over 18 years of experience in the broader energy industry, including CEO and CFO leadership, and financial expertise to our Board.

Under Nasdaq listing standards, a director is not independent if he/she has been within the last three years an employee of the listed company. However, Nasdaq guidance clarifies that a former employee of an acquired company may still be considered independent if the employment relationship ended concurrent with a merger. Mr. Craddock’s employment with Rosetta ended concurrently with the Company’s merger with Rosetta on July 20, 2015. Mr. Craddock did not receive additional consideration subsequent to the merger, none of the Rosetta executives were retained by the Company, and the acquired assets represent a small portion of the Company’s total asset portfolio. Therefore, after review of relevant Nasdaq guidance, as well as other relevant facts and circumstances, the Board found, and continues to find, Mr. Craddock to be an independent director. Mr. Craddock brings valuable knowledge of our Delaware and Eagle Ford Shale assets, as well as CEO experience and a high level of financial literacy to our Board.

After reviewing these transactions, relationships and arrangements, on February 6, 2020 our Board determined that no material relationship existed that would interfere with the ability of Messrs. Berenson, Cawley, Craddock, Edelman, Urban and Van Kleef or Mss. Duganier, Ladhani and Wyrsch to exercise independent judgment and that each is independent for Board membership purposes. Our Board has also determined that all members of our Audit, Compensation and Governance Committees are independent under the applicable Nasdaq independence standards and SEC rules.

Related Person Transactions

We review all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.

As required under SEC rules, transactions that are determined to be directly or indirectly material to our Company or a related person are disclosed in our annual Proxy Statement. In addition, our Governance Committee or Board (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the Company;
•	whether the transaction would impair the judgment or ability of a director or executive officer to act in our best interest; and
•	any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, but that director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Mr. Edelman is a managing partner of White Deer, a private equity firm that invests in the oil and gas industry. White Deer manages funds that own equity interests in certain companies with which the Company conducts business. During fiscal year 2019 and through January 31, 2020, the Company made payments totaling $3.4 million to Flogistix for the leasing of gas compression units. White Deer manages funds that own an approximately 92.6% interest in Flogistix. Mr. Edelman has an estimated indirect pecuniary interest of less than 5% in Flogistix.

Ms. Ladhani is the President and CEO of Select Energy, a public company that provides its customers with efficient and environmentally conscious water and chemical solutions to service the full life cycle of the well. During fiscal year 2019 and through January 31, 2020, the Company made payments totaling $21.3 million to Select Energy and affiliated companies. In addition, White Deer owns a less than 2% interest in Select Energy, and Mr. Edelman has an indirect pecuniary interest of less than 1% in Select Energy through this investment by White Deer.

Based upon the review and recommendations of our Governance Committee and our Board, we believe these transactions were in the Company’s best interest and on terms no less favorable to us than we could have achieved with an unaffiliated party.

During fiscal year 2019 and through January 31, 2020, there were no other transactions in excess of $120,000 between our Company and a related person in which the related person had a direct or indirect material interest.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of the reports filed electronically with the SEC during the most recent fiscal year and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and more than 10% beneficial owners were complied with during the year ended December 31, 2019, other than a Form 3 for Mr. Elliot, which was amended to properly state holding information as of the date of his initial Form 3 filing.

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OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

— DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth, as of February 24, 2020, the shares of our common stock and common units of NBLX beneficially owned by each director, each NEO listed in the Summary Compensation Table included in this Proxy Statement, and all directors and executive officers as a group.

	Noble Energy, Inc. Common Stock Beneficially Owned(1)					Noble Midstream Partners LP(1)
Name	Number of Shares(2)		Shares Underlying Stock Options(3)	Total	Percent of Class	Number of Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Director
Jeffrey L. Berenson	77,325		42,140	119,465	*	—	—
Michael A. Cawley	63,909		42,140	106,049	*	—	—
James E. Craddock	103,461		29,391	132,852	*	—	—
Barbara J. Duganier	25,899		—	25,899	*	—	—
Thomas J. Edelman	3,338,400	(4)	42,140	3,380,540	*	—	—
Holli C. Ladhani	40,906		—	40,906	*	—	—
David L. Stover	675,153		1,098,706	1,773,859	*	4,500	*
Scott D. Urban	73,234		42,140	115,374	*	—	—
William T. Van Kleef	125,352		42,140	167,492	*	—	—
Martha B. Wyrsch	21,464		—	21,464	*	—	—
Named Executive Officer (excluding any director named above)
Brent J. Smolik	237,168		66,112	303,280	*	7,500	*
Kenneth M. Fisher	170,864		439,256	610,120	*	15,500	*
Rachel G. Clingman	67,664		25,767	93,431	*	—	—
John K. Elliott	96,577		197,760	294,337	*	—	—

All directors and executive officers as a group (18 persons)	5,315,639		2,341,915	7,657,554	1.58%	39,160	*

*	Represents less than one percent.
(1)	Unless otherwise indicated, all shares and units are directly held with sole voting and investment power.
(2)	Includes restricted stock awards not currently vested, as follows: 10,116 shares held by each of Messrs. Berenson, Cawley, Craddock, Edelman, Urban, Van Kleef, Ms. Duganier and Ms. Ladhani and 21,464 shares held by Ms. Wyrsch; Mr. Stover — 198,919 shares; Mr. Smolik — 223,426 shares; Mr. Fisher — 57,743 shares; Ms. Clingman — 62,774 shares; Mr. Elliott — 37,900 shares; and other executive officers — 98,416 shares.
(3)	Consists of shares not outstanding but subject to options that are currently exercisable or that will become exercisable on or before April 24,2020.
(4)	Includes 20,000 shares held by spouse; 40,000 shares held by trusts for daughters; 40,000 shares held by descendants trust and 60,000 shares held by business ventures.

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— SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 2, 2020, information about the number of shares held by persons we know to be the beneficial owners of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Capital International Investors 333 South Hope Street Los Angeles, CA 90071	55,603,844	(1)	11.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	54,324,077	(2)	11.4%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	44,012,968	(3)	9.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	32,929,847	(4)	6.9%
State Street Corporation One Lincoln Street Boston, MA 02111	24,851,616	(5)	5.2%

(1)	Based upon its Schedule 13G/A filed with the SEC on February 14, 2020 with respect to its beneficial ownership of our common stock, Capital International Investors has sole voting power with respect to 55,603,752 shares and sole dispositive power with respect to 55,603,844 shares. Beneficial ownership of these shares is disclaimed. Capital International Investors is a division of Capital Research and Management Company.

(2)	Based upon its Schedule 13G/A filed with the SEC on February 12, 2020 with respect to its beneficial ownership of our common stock, The Vanguard Group has sole voting power with respect to 694,426 shares, shared voting power with respect to 133,362 shares, sole dispositive power with respect to 53,528,780 shares and shared dispositive power with respect to 795,297 shares.

(3)	Based upon its Schedule 13G/A filed with the SEC on February 14, 2020 with respect to its beneficial ownership of our common stock, Capital Research Global Investors has sole voting power with respect to 44,011,787 shares and sole dispositive power with respect to 44,012,968 shares. Beneficial ownership of these shares is disclaimed. Capital Research Global Investors is a division of Capital Research and Management Company.

(4)	Based upon its Schedule 13G/A filed with the SEC on February 5, 2020 with respect to its beneficial ownership of our common stock, BlackRock, Inc. has sole voting power with respect to 28,530,665 shares and sole dispositive power with respect to 32,929,847 shares.

(5)	Based upon its Schedule 13G filed with the SEC on February 14, 2020 with respect to its beneficial ownership of our common stock, State Street Corporation has sole voting power with respect to 0 shares, shared voting power with respect to 22,847,197 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 24,819,965 shares.

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SHAREHOLDER PROPOSALS AND OTHER MATTERS

Shareholder proposals intended to be brought before our 2021 Annual Meeting of Shareholders, which is currently scheduled to be held on April 27, 2021, as an agenda item in accordance with our By-Laws or to be included in our Proxy Statement relating to that meeting pursuant to Rule 14a-8 of the Exchange Act must be received by us at our office in Houston, Texas, addressed to our Corporate Secretary, no later than November 10, 2020. Shareholder proposals under our By-Laws may not be submitted for the 2021 Annual Meeting of Shareholders before October 11, 2020.

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PROPOSAL 1 ELECTION OF DIRECTORS

Our Board recommends voting for the nine director nominees as presented below, eight of whom are independent. The business experience of each nominee, as well as the qualifications that led our Board to select each for election to the Board, is discussed below. All directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified.

— ELECTION PROCESS

Our By-Laws provide that the number of directors shall be determined by the Board and that in an election where the number of nominees does not exceed the number of directors to be elected, each director must receive the majority of the votes cast with respect to that director.

Our Board will nominate candidates for election or re-election who agree to tender, promptly following the annual meeting, irrevocable resignations that will be effective upon (a) the failure to receive the required vote at the next annual meeting and (b) acceptance by the Board. In addition, our Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, our Governance Committee will act to determine whether to accept the director’s resignation and will submit its recommendation for consideration by our Board. The Board will promptly act on the resignation, taking into account the recommendation of the Governance Committee, and will publicly disclose its decision and rationale.

— DIRECTOR NOMINATIONS

Our Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to our Board a slate of nominees for election at each Annual Meeting of Shareholders. Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party search firm.

Shareholders who wish the Governance Committee to consider their recommendations for nominees for director should submit a recommendation in writing to the Governance Committee, in care of the Corporate Secretary, between 120 and 150 days before the anniversary date of the mailing of the previous year’s proxy materials. Shareholder nominees for directors to be submitted for inclusion in our 2021 Proxy Statement must be received by us after October 11, 2020 and by November 10, 2020. Our Corporate Governance Guidelines specify the processes for evaluating nominees for director and the requirements for a shareholder recommendation for a director nominee.

In addition, our By-Laws permit certain qualifying shareholders to include director nominees in our Proxy Statement. This proxy access mechanism allows a shareholder or group of up to 25 shareholders owning at least 3% of the Company’s outstanding common stock continuously for at least three years to submit their own candidate for election to our Board. These nominees may not constitute more than 25% of our Board at any time. Proxy access nominations must be delivered to the Company between 120 and 150 days before the anniversary date of the mailing of the previous year’s proxy materials and satisfy certain other criteria specified in our By-Laws. For inclusion in our 2021 Proxy Statement, proxy access nominations must be received by us no later than November 10, 2020.

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— DIRECTOR QUALIFICATIONS

Our Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to our Board’s oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, character, judgment, independence, corporate experience, length of service, potential conflicts of interest and commitments (including, among other things, service on the boards or comparable governing bodies of other public or private companies, charities, civic bodies or similar organizations) and other diverse attributes and qualities, are believed to enhance our Board’s ability to manage and direct, in an effective manner, our business and affairs, including, when applicable, to enhance the ability of the committees of our Board to fulfill their duties and to satisfy any independence requirements imposed by law, regulation or listing standards of the Nasdaq.

In general, nominees for director should have an understanding of the workings of large business organizations such as ours and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to communicate effectively and the ability and willingness to devote the time and effort to be an effective and contributing member of our Board. In addition, our Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and our Company. It will also seek to have our Board represent a diversity of background, experience and other diverse attributes. Our Governance Committee annually reviews its long-term plan for Board composition, giving consideration to the foregoing factors. The above criteria and guidelines, together with the section of the Company’s Corporate Governance Guidelines entitled “Director Qualification Standards,” constitute the policy of the Governance Committee regarding the recommendation of new nominees or the re-election of directors to the Company’s Board of Directors or its committees.

— 2020 NOMINEES FOR DIRECTOR

Upon recommendation of the Governance Committee, our Board has nominated Jeffrey L. Berenson, James E. Craddock, Barbara J. Duganier, Thomas J. Edelman, Holli C. Ladhani, David L. Stover, Scott D. Urban, William T. Van Kleef and Martha B. Wyrsch for election as director.

Each of the director nominees currently serves on our Board and was elected by the shareholders at our 2019 Annual Meeting of Shareholders, with the exception of Martha B. Wyrsch, who was appointed on December 11, 2019 by our Board. If elected, each nominee will hold office until the 2021 Annual Meeting of Shareholders and until his or her successor is elected and qualified. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should be unable for any reason or unwilling to serve, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce the number of directors.

Our Board believes that the combination of the various qualifications, skills, experiences and diverse attributes of the 2020 director nominees will contribute to an effective and well-functioning board. Our Board and the Governance Committee believe that, individually and as a whole, these director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to our Company’s management.

— QUALIFICATIONS OF 2020 NOMINEES FOR DIRECTOR

In furtherance of the Director Qualifications discussed above, the following biographies highlight some categories of qualifications, attributes, skills and experience of each director nominee that led our Board to conclude that the director is qualified to serve.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

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JEFFREY L. BERENSON
Age 69 Director since: 2005

Skills and Qualifications

•  High level of financial literacy

•  Relevant Chief Executive Officer/President experience

•  Extensive knowledge of our industry and business

•  Risk assessment and management experience

Mr. Berenson is Chairman and Chief Executive Officer of Berenson Holdings LLC, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until such co-founding, he was with Merrill Lynch’s Mergers and Acquisitions department, becoming head of that department in 1986 and then co-head of its Merchant Banking unit in 1988. Mr. Berenson previously served on the boards of directors of Epoch Holding Corporation and Patina Oil and Gas Corp. (“Patina”). Mr. Berenson also serves as a member of the Board of Trustees for the High Meadows Foundation. Mr. Berenson joined our Board upon completion of our merger with Patina in May 2005.

JAMES E. CRADDOCK
Age 61 Director since: 2015

Skills and Qualifications

•  High level of financial literacy

•  Relevant Chief Executive Officer/President experience

•  Extensive knowledge of our industry and business

•  Risk assessment and management experience

Mr. Craddock served as the Chairman and Chief Executive Officer of Rosetta from February 2013 through July 2015, when Rosetta merged with the Company. He joined Rosetta in April 2008 as Vice President, Drilling and Production Operations, and was named a Senior Vice President in January 2011. From April 2006 to March 2008, Mr. Craddock was Chief Operating Officer for BPI Energy, Inc. (“BPI”), an exploration and production start-up company focused on coal bed methane development. Mr. Craddock began his industry career with Superior Oil Company in 1981 and then held a broad range of technical, operational and strategic roles with Burlington Resources Inc. (“Burlington”) and its predecessor companies for more than 20 years. At Burlington, he held a series of positions of increasing responsibility, most recently as Chief Engineer. Mr. Craddock served as a director of Templar Energy LLC from 2017 through January 2019. Mr. Craddock has served as a member of the Board of Directors of Crescent Point Energy, Inc. and as a member of its Audit Committee and Reserves Committee since May 2019. Mr. Craddock also serves as a member of the Advisory Board of the Department of Engineering at Texas A&M University. He joined our Board upon completion of our merger with Rosetta in July 2015.

BARBARA J. DUGANIER
Age 61 Director since: 2018

Skills and Qualifications

•  High level of financial literacy

•  Extensive knowledge of cyber security

•  Risk assessment and management experience

Ms. Duganier was a managing director at Accenture from 2004 to 2013 where she held various leadership and management positions in Accenture’s outsourcing business, including as Global Chief Strategy Officer and as Global Growth and Offering Development Lead. Prior to Accenture, she served as an independent consultant to Duke Energy North America; a licensed certified public accountant and equity partner, at Arthur Andersen, including a role as Global Chief Financial Officer. Ms. Duganier was a director of the general partner of Buckeye Partners, L.P., chair of its audit committee and a member of the compensation committee until the sale of Buckeye Partners, L.P. in November 2019. Ms. Duganier is a director, governance committee member and audit committee chair of MRC Global Inc. Ms. Duganier also serves on the Board of Directors of West Monroe Partners, where she is the lead independent director and nominating and governance committee chair. Ms. Duganier serves as a member of the Board of Directors of John Carroll University. Previously, Ms. Duganier served as a director and member of the enterprise and risk oversight and compensation committees of HCC Insurance Holdings. Ms. Duganier is a National Association of Corporate Directors (“NACD”) Leadership Fellow, has received NACD’s certification in cybersecurity oversight and is the President of the NACD Texas Tricities.

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THOMAS J. EDELMAN
Age 69 Director since: 2005

Skills and Qualifications

•  High level of financial literacy

•  Relevant Chief Executive Officer/President experience

•  Extensive knowledge of our industry and business

•  Risk assessment and management experience

Mr. Edelman is a managing partner of White Deer Energy, an energy private equity fund. He founded Patina and served as its Chairman and Chief Executive Officer from its formation in 1996 through its merger with the Company in 2005. Mr Edelman co-founded Snyder Oil Corporation and was its President from 1981 through 1997. He served as Chairman and CEO and later as Chairman of Range Resources Corporation from 1988 through 2003. He previously worked for First Boston Corporation and Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman serves on the boards of Corterra Energy, LLC, Midstream Texas LLC, Global Petro Storage Limited, Quanah Panhandle, LLC and Riverside Energy Company LLC. He is trustee of the Wildlife Conservation Society and The Frick Collection, serves on the Advisory Council of Princeton University’s Department of Politics, is an Emeritus member of the Investment Committee of The Hotchkiss School and is Chairman Emeritus of Lenox Hill Neighborhood House. He joined our Board upon completion of our merger with Patina in May 2005.

HOLLI C. LADHANI
Age 49 Director since: 2017

Skills and Qualifications

•  High level of financial literacy

•  Relevant Chief Executive Officer/President experience

•  Extensive knowledge of our industry and business

•  Risk assessment and management experience

Ms. Ladhani is President and Chief Executive Officer of Select Energy. Prior to its merger with Select Energy, Ms. Ladhani served as Chairman, President and Chief Executive Officer of Rockwater since February 2017 and Chief Executive Officer since June 2015. Ms. Ladhani held various positions at Rockwater since 2011, including Executive Vice President, Chemical Technologies and Chief Financial Officer. Prior to joining Rockwater, Ms. Ladhani served as Executive Vice President and Chief Financial Officer of Dynegy Inc. (“Dynegy”) since November 2005. She held various positions with Dynegy, including Senior Vice President, Treasurer and Controller. In November 2011, subsequent to Ms. Ladhani’s departure from Dynegy, two Dynegy subsidiaries of which Ms. Ladhani had previously been an officer filed for bankruptcy protection. Prior to joining Dynegy, Ms. Ladhani held various positions with PricewaterhouseCoopers LLP from 1992 to 2000. Ms. Ladhani serves on the board of Select Energy, on the board of trustees of Rice University, and as a board member of Junior Achievement of Southeast Texas.

DAVID L. STOVER
Age 62 Director since: 2014

Skills and Qualifications

•  High level of financial literacy

•  Broad international exposure

•  Extensive knowledge of our industry and business

•  Active in Community

•  Risk assessment and management experience

Mr. Stover has served as the Chief Executive Officer of Noble Energy since October 2014 and Chairman of the Board since April 2015. He served as President and Chief Executive Officer of Noble Energy from October 2014 to November 2018, served as President and Chief Operating Officer from May 2009 to October 2014, and served as Executive Vice President and Chief Operating Officer from August 2006 to April 2009. He joined the Company in 2002 and has served in various other senior leadership capacities, including Senior Vice President of North America and Business Development and Vice President of Business Development. Prior to joining the Company, he held various positions with BP America, Inc. (“BP”), Vastar Resources, Inc. (“Vastar”), and Atlantic Richfield Company (“ARCO”). Additionally, Mr. Stover is chairman of the board of directors and serves on the executive committee of Junior Achievement of Southeast Texas and serves on the executive committee of the American Petroleum Institute.

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SCOTT D. URBAN
Age 66 Director since: 2007

Skills and Qualifications

•  Relevant executive officer experience

•  Broad international exposure

•  Extensive knowledge of our industry and business

•  Risk assessment and management experience

Mr. Urban served in executive management positions at Amoco Corp. (“Amoco”) and its successor, BP, from 1977 to 2005. At the time of his retirement from BP in 2005, he was Group Vice President, Upstream for several profit centers including North America Gas, Alaska, Egypt and Middle East and, before that, Group Vice President, Upstream North Sea. He held various positions at Amoco including, at the time of its merger with BP, Group Vice President, Worldwide Exploration. Mr. Urban has been a partner in Edgewater Energy LLC, an investment consulting firm, since 2010, has served as a member of the board of directors of Pioneer Energy Services Corp. since 2008, and is the chairman of its Compensation Committee and a member of its Nominating and Governance Committee and Audit Committee.

WILLIAM T. VAN KLEEF
Age 68 Director since: 2005

Skills and Qualifications

•  High level of financial literacy

•  Relevant Chief Executive Officer/President experience

•  Extensive knowledge of our industry and business

•  Risk assessment and management experience

Mr. Van Kleef served in executive management positions at Tesoro Corporation (“Tesoro”) from 1993 to 2005, most recently as Tesoro’s Executive Vice President and Chief Operating Officer. During his tenure at Tesoro he held various positions, including President, Tesoro Refining and Marketing, and Executive Vice President and Chief Financial Officer. Before joining Tesoro, Mr. Van Kleef, a Certified Public Accountant, served in various financial and accounting positions with Damson Oil from 1982 to 1991, most recently as Senior Vice President and Chief Financial Officer. Mr. Van Kleef has also served as a member of the board of directors of Oil States International, Inc. since 2006 and is a member of the Board of Directors of SA Heals.

MARTHA B. WYRSCH
Age 62 Director since: 2019

Skills and Qualifications

•  Relevant executive officer experience

•  Broad international exposure

•  Extensive knowledge of our industry and business

•  Risk assessment and management experience

Ms. Wyrsch served as Executive Vice President and General Counsel of Sempra Energy, an energy infrastructure and services company with operations in the United States and internationally, from September 2013 until her retirement in March 2019. Prior to joining Sempra Energy, she served as President – North America of Vestas American Wind Technology, a wind turbine manufacturing and services company, from 2009 until 2012, where she had direct responsibility for the North American sales, construction, services and maintenance businesses. From 2007 until 2008, Ms. Wyrsch served as President and Chief Executive Officer of Spectra Energy Transmission, a natural gas transmission and storage business in the United States and Canada. From 1999 through 2007, she served in various roles of increasing responsibility with Duke Energy Corporation, including as President and Chief Executive Officer, Gas Transmission from 2005 until 2007. Ms. Wyrsch has served as a member of the board of directors of Spectris plc since 2012, and is a member of its Nomination Committee and Audit and Risk Committee. Ms. Wyrsch has served as a member of the board of First American Financial Corporation since 2018, and is a member of its Nominating and Corporate Governance Committee. Ms. Wyrsch has also served as a member of the board of Quanta Services, Inc. since 2019, and is a member of its Governance and Nominating Committee and Investment Committee. In addition, Ms. Wyrsch serves on the Board of Directors for the Cristo Rey Network and the Cristo Rey San Diego High School.

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2019 DIRECTOR COMPENSATION

Our 2019 director compensation program consisted of two principal elements: (1) an annual retainer and committee chair and member fees and (2) equity, in the form of restricted stock. In 2019, the Board voted to eliminate committee member fees for 2020. Our Compensation Committee reviews our director compensation program annually, based on information provided by our independent compensation consultant. Our Chairman and Chief Executive Officer does not receive any additional compensation for his service as a director.

— ANNUAL RETAINER AND COMMITTEE FEES

Non-employee directors received the following cash fees for 2019, paid pro rata on a monthly basis, with adjustments for 2020 approved by our Board and noted where applicable:

•	an annual retainer of $100,000;
•	$15,000 as an annual retainer for the Governance Committee chair; $15,000 for the SSCR Committee chair; $25,000 for the Audit Committee chair and $15,000 for the Compensation Committee chair;
•	an annual committee member retainer in the amounts of $10,000 for Governance, Audit and Compensation Committee members and $6,000 for SSCR Committee members (eliminated for 2020); and
•	$25,000 as an annual fee for the Lead Independent Director.

Non-employee directors are also entitled to participate in our Non-Employee Director Fee Deferral Plan under which all or a portion of their director fees may be deferred for future payment. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and director continuing education programs relevant to their Board service.

— EQUITY

The 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (“2015 Plan”) provides for grants of stock options and awards of restricted stock to our non-employee directors, and was approved by our shareholders on April 28, 2015.

Stock options were issued with an exercise price equal to the fair market value, as defined in the 2015 Plan, of our common stock on the date of grant and may be exercised beginning one year after the date of grant. They expire 10 years from the date of grant. Restricted stock is restricted for a period of one year from the date of award. The vesting of stock options and restricted stock under the 2015 Plan is not contingent upon the satisfaction of any performance criteria and will accelerate upon a termination of Board membership following a change of control, as defined in the 2015 Plan. No stock options have been issued under the 2015 Plan since February 2017.

On March 6, 2020, the Board approved the Noble Energy, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”), which, if approved by shareholders at the Annual Meeting, will replace the 2015 Plan, and no further awards would be granted under the 2015 Plan. See “Proposal 4 – Approval of the 2020 Long-Term Incentive Plan” for additional information.

Newly elected non-employee directors receive, on the date of initial election to our Board, an award with a total value of $250,000 to be allocated 100% to restricted shares. On October 24, 2017, our Board approved the grant of full value shares for annual equity and new hire grants to replace the prior practice of granting one-half stock options and one-half restricted shares.

On January 28, 2020, our Board considered the Company’s 2019 positive results in light of the current business environment in making the 2020 awards based on the $200,000 target value, with 100% of the grant in restricted stock, resulting in 10,116 shares of restricted stock being awarded to each non-employee director under the 2015 Plan and the 2017 Plan, effective January 31, 2020.

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— DIRECTOR COMPENSATION SUMMARY FOR 2019

The table below sets forth certain information concerning the compensation paid or earned in 2019 by our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Jeffrey L. Berenson	132,000	199,987	—	—	—	2,784	331,987
Michael A. Cawley	133,333	199,987	—	—	—	2,784	333,320
James E. Craddock	144,000	199,987	—	—	—	2,784	343,987
Barbara J. Duganier	122,000	199,987	—	—	—	3,083	321,987
Thomas J. Edelman	129,000	199,987	—	—	—	2,784	328,987
Holli C. Ladhani	108,000	199,987	—	—	—	2,784	307,987
Scott D. Urban	160,667	199,987	—	—	—	2,784	360,654
William T. Van Kleef	147,000	199,987	—	—	—	2,784	346,987
Martha B. Wyrsch	5,645	211,488	—	—	—	—	217,133
(1)	Reflects annual retainer, committee retainer, committee chair, lead independent director and meeting fees paid or earned by our non-employee directors in 2019.
(2)	Reflects the aggregate grant date fair value for restricted stock awarded to our non-employee directors computed in accordance with FASB ASC Topic 718. Restricted stock awarded will vest on the one-year anniversary of the award date. The vesting of the restricted shares will accelerate in the event of involuntary termination of Board membership following a change of control. Each non-employee director received an award of 8,932 shares of restricted stock on February 1, 2019 that were unvested as of December 31, 2019. Ms. Wyrsch received an award of 9,600 shares of restricted stock on December 11, 2019 upon her election to the Board.
(3)	The following directors have option grants outstanding as of December 31, 2019: Mr. Berenson — 47,740 shares; Mr. Cawley — 47,740 shares; Mr. Craddock — 29,391 shares; Mr. Edelman — 47,740 shares; Mr. Urban — 47,740 shares; and Mr. Van Kleef — 47,740 shares.
(4)	Reflects accrued dividends paid upon equity award vesting.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit our financial statements. The Audit Committee has appointed KPMG LLP as our independent external auditor for 2020. KPMG has been retained as our external auditor continuously since May 2002.

The Audit Committee is responsible for the negotiation of the audit fee associated with our retention of KPMG. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent external audit firm.

In conjunction with the rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of KPMG’s new lead engagement partner. The members of the Audit Committee and our Board believe that the continued retention of KPMG to serve as our independent external auditor is in our best interest and the best interest of our shareholders.

Although action by our shareholders on this matter is not required, our Audit Committee believes that it is important to seek shareholder ratification of this appointment in light of the critical role played by our independent auditor in maintaining the integrity of our financial controls and reporting. One or more representatives of KPMG are expected to be present at the Annual Meeting and will be able to make a statement if they so desire and respond to appropriate questions.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITOR.

— MATTERS RELATING TO THE INDEPENDENT AUDITOR

Accounting Fees and Services for Fiscal Years 2019 and 2018

	2019	%	2018	%
Audit Fees(1)	$2,961,000	87.8	$2,830,000	78.5
Audit-Related Fees(2)	411,000	12.2	776,000	21.5
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees(3)	$3,372,000	100.0	$3,606,000	100.0

(1)	Services rendered in 2019 and 2018 include auditing our financial statements included in the Company’s Annual Report filed on Form 10-K and our internal controls over financial reporting and quarterly reviews of our interim financial statements filed on Form 10-Q.
(2)	Includes fees for audits of, and consents related to, comfort letters, foreign statutory audits, employee benefit plans, attest engagements and similar items.
(3)	The amounts of fees paid by NBLX to KPMG LLP, its independent auditor, were $1,823,000 for 2019 and $1,164,500 for 2018 and are not included in above table. See NBLX Annual Report on Form 10-K filed on February 12, 2020.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our Independent Auditor prior to the receipt of such services. The Audit Committee Chair has the authority to pre-approve services of up to $50,000 rendered by our Independent Auditor. Any pre-approval of services by the Audit Committee Chair shall be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee considers whether KPMG’s rendering of non-audit services to the Company is compatible with maintaining its independence. All audit-related services, tax services and other services for 2019 set forth in the table above were pre-approved by the Audit Committee Chair or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of our auditor and are consistent with the SEC’s rules on auditor independence.

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REPORT OF THE AUDIT COMMITTEE

To the Shareholders of Noble Energy, Inc.:

The Audit Committee (the “Committee”) has reviewed and discussed the Company’s audited financial statements with management for the year ended December 31, 2019. The Committee has also discussed with KPMG, the Company’s Independent Auditor, the matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committees.

The Committee has received from KPMG the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board concerning their independence and discussed the auditors’ independence with them.

Based on the Audit Committee’s discussions with management and KPMG, and its review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC.

Audit Committee

William T. Van Kleef, Chair
Michael A. Cawley
Barbara J. Duganier
Martha B. Wyrsch

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PROPOSAL 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As we do each year, and as required by Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

Our executive compensation program is designed to attract and retain high quality individuals and to link their compensation to performance. We describe this program, including how it links executive compensation to Company performance, in the Compensation Discussion and Analysis portion of this Proxy Statement. We believe that our program continues to be appropriately designed to link compensation to performance.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on our Company, Board or Compensation Committee. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, our Compensation Committee will evaluate whether any action is necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at our annual meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4 APPROVAL OF THE 2020 LONG-TERM INCENTIVE PLAN

At the 2020 Annual Meeting, our shareholders are being asked to approve the Noble Energy, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”). Based upon the recommendation of the Compensation Committee, on March 6, 2020 our Board approved the 2020 Plan. If approved by our shareholders, the 2020 Plan will become effective on April 28, 2020, the date of our Annual Meeting (the “Effective Date”), and our current 2017 Long-Term Incentive Plan (the “2017 Plan”) and our 2015 Stock Plan for Non-Employee Directors (the “2015 Plan”) will be frozen so that no further awards will be granted under these plans.

The 2020 Plan authorizes us to issue up to 14,800,000 shares of our common stock. This represents a decrease of 13,607,839 shares and 4,254,555 shares, over the shares remaining available under the 2017 Plan as of December 31, 2019 and March 2, 2020 (our record date), respectively. The 2017 Plan includes a fungible share formula under which shares subject to “full-value” awards (awards other than stock options and stock appreciation rights) reduce the share reserve by 2.39 shares for every one share underlying a full-value award, while the share reserve is reduced by one share for every share subject to a stock option or stock appreciation right. This fungible share formula is not included in the 2020 Plan, and so the Company will be able to grant more full-value awards under the 2020 Plan than it would be able to grant under the 2017 Plan, with a decrease to the share reserve needed under the 2020 Plan as compared to the shares remaining under the 2017 Plan. Outstanding awards under the 2017 Plan will continue to be governed by the terms of that plan until vested, exercised, expired or otherwise terminated or canceled.

As of December 31, 2019, there were a total of 483,150,040 shares of our common stock issued and outstanding. In addition to 28,407,839 shares remaining available for issuance under the 2017 Plan at December 31, 2019, there were 307,991 shares available for grant or award under the 2015 Plan. As of the record date of March 2, 2020, there were a total of 485,039,905 shares of our common stock issued and outstanding. In addition to 19,054,555 shares remaining available for issuance under the 2017 Plan as of March 2, 2020, there were 221,591 shares available for grant or award under the 2015 Plan. The Company had a total of 11,250,138 stock options outstanding with a weighted average exercise price of $45.13 and a weighted average remaining term of 3.98 years, and 8,581,458 shares of full value awards (restricted stock and performance share awards) outstanding, as of the record date.

If the 2020 Plan is not approved by shareholders, the 2017 Plan and 2015 Plan will continue in effect and we will continue to make grants under the 2017 Plan and 2015 Plan subject to the limits on shares available and the fungible share formula thereunder.

—	WHY SHOULD OUR SHAREHOLDERS APPROVE THE 2020 PLAN?

Equity Award Grants are an Essential Component of Our Compensation Program

Our compensation philosophy is based on the belief that we can best create shareholder value if officers, directors, employees, consultants and others performing services for us act and are rewarded as business owners. The 2020 Plan is designed to:

•	attract and retain highly qualified individuals to perform services for us;
•	further align the interests of those individual service providers with those of our shareholders;
•	more closely link compensation with our performance; and
•	provide a more contemporary plan design that is aligned with our peer group.

We believe that an equity stake through equity compensation programs effectively aligns service provider and shareholder interests by motivating and rewarding performance that will enhance shareholder value. Approval of the 2020 Plan is critical to our ability to continue our compensation programs that are aligned with shareholders’ interests.

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The 2020 Plan will Allow us to Make Grants with a Decrease to Our Current Share Reserve

As of December 31, 2019, 19,054,555 shares of our common stock remained available for future awards under the 2017 Plan. Under the fungible share formula pursuant to which one full-value award is counted against the 2017 Plan’s share reserve as 2.39 shares, a maximum of 7,972,617 shares could be issued in respect of full-value awards. If our shareholders approve the 2020 Plan, then all 14,800,000 shares authorized for issuance under the 2020 Plan will be available for new awards under the 2020 Plan. The Board and the Compensation Committee believe that approval of the 2020 Plan will give us greater flexibility to structure future incentives and better attract, retain, motivate and reward officers, directors, employees, consultants and other individuals performing services for us.

—	OUTSTANDING AWARDS AND DETERMINATION OF SHARE RESERVE FOR THE 2020 PLAN

The table below presents information about the number of shares that were subject to various outstanding equity awards and the shares remaining available for issuance under our existing long-term incentive plans (including the 2017 Plan and 2015 Plan), as of March 2, 2020.

	Number of Shares	As a % of Shares Outstanding(1)	Market Value ($ in Millions)(2)
Options outstanding	11,250,138	2.32	177.8
Weighted average exercise price of outstanding options	$ 45.13	—	—
Weighted average remaining term of outstanding options	3.98 years	—	—
Restricted stock outstanding	5,313,352	1.1	84.0
Shares available for grant	19,276,146	3.97	304.6
(1)	Based on 485,039,905 shares of our common stock issued and outstanding as of March 2, 2020.
(2)	Based on the closing price of our common stock on March 2, 2020 of $15.80 per share.

In determining whether to recommend the approval of the 2020 Plan, including the share reserve under the 2020 Plan, our Compensation Committee and Board considered the following:

•	The shares to be initially reserved for issuance under the 2020 Plan will represent a decrease of 4,254,555 shares from the number of shares reserved for issuance that remain available for future grant under the 2017 Plan as of March 2, 2020. If the 2020 Plan is approved, it will represent the only equity plan under which the Company will be able to grant future equity awards to employees and service providers including non-employee directors, and the Company will no longer grant awards under the 2017 Plan or the 2015 Plan.
•	The Company expects the share reserve under the 2020 Plan and the 2020 Plan’s one-for-one share counting provisions to provide the Company with enough shares for awards for approximately three to four years, assuming the Company continues to grant awards consistent with its current practices and historical usage, as reflected in its historical burn rate, and further dependent on the price of Company shares of common stock and hiring activity during the next few years, and noting that future circumstances may require the Company to change its current equity grant practices. The Company cannot predict its future equity grant practices, the future price of its shares of common stock or future hiring activity with any degree of certainty at this time.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain highly qualified individuals in the competitive labor markets in which we operate, the Board has determined that the size of the share reserve under the 2020 Plan is reasonable and appropriate at this time.

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—	EQUITY COMPENSATION BEST PRACTICES REFLECTED IN THE 2020 PLAN

The 2020 Plan provides the LTIP Committee (as defined below) with the flexibility to effectively use the shares under the 2020 Plan to provide incentives to our personnel. The 2020 Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect our shareholders’ interests, including:

•	Continued Broad-Based Eligibility for Equity Awards. We grant equity awards to a significant number of our employees. By doing so, we link our interests with shareholder interests throughout the organization and motivate these individuals to act as owners of the business. As of March 2, 2020, 1,060 of our active employees held outstanding equity awards.
•	No Discount Stock Options or Stock Appreciation Rights. All newly granted stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. For purposes of the 2020 Plan, the fair market value of a share of common stock as of any given date generally will be the officially quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the common stock is then listed. The closing sale price for a share of our common stock on March 2, 2020 was $15.80.
•	No Automatic Single-Trigger Vesting of Awards. The 2020 Plan does not provide for automatic “single-trigger” accelerated vesting upon a change of control. The 2020 Plan does provide for “double-trigger” accelerated vesting in the event of a change of control while a participant is employed by our Company or an affiliate followed by the termination of employment or service without cause or for good reason (sometimes referred to as constructive termination) within the 12- to 24-month period following the change of control.
•	Limitations on Dividend Payments. Dividends and dividend equivalents may not be paid on awards subject to vesting conditions unless and until such conditions are met.
•	Limitations on Non-Employee Director Grants. A maximum grant date fair value of $750,000 may be granted as awards under the 2020 Plan to any one non-employee director during a fiscal year. This number may be adjusted to take into account equity restructurings and certain other corporate transactions.
•	No Repricing of Awards. Awards may not be repriced, replaced, regranted through cancellation or otherwise modified without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.
•	No Cancellation of Underwater Awards. Stock options and stock appreciation rights that are “underwater” may not be canceled in exchange for cash or for the purpose of granting a replacement award.
•	Tax Gross-Ups. The 2020 Plan does not provide for any tax gross-ups.

—	SUMMARY OF TERMS OF THE 2020 PLAN

The following description of the 2020 Plan is a summary, does not purport to be a complete description of the 2020 Plan and is qualified in its entirety by the full text of the 2020 Plan. A copy of the 2020 Plan is attached to this proxy statement as Appendix C and is incorporated herein by reference.

Purposes

The 2020 Plan allows for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, stock awards and other incentive awards to officers, directors, employees, consultants and other service providers of the Company and its affiliates who are in a position to make a positive contribution to the success of the Company and its affiliates. The purposes of the 2020 Plan are to attract and retain highly qualified individuals to perform services for the Company and its affiliates, to further align the interests of those individuals with those of our shareholders and to more closely link compensation with Company performance. The 2020 Plan will provide an essential component of the Company’s total compensation package, reflecting the importance that we place on aligning the interests of our service providers with those of our shareholders.

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Administration

The 2020 Plan provides for administration by the Board or a committee, which may be the Compensation Committee or such other committee as our Board may designate (the “LTIP Committee”). The LTIP Committee will have the authority to make all determinations under, prescribe all forms for use with and adopt rules for the administration of the 2020 Plan. The LTIP Committee has the right to delegate to one or more officers of the Compensation Committee any right granted to the LTIP Committee under the 2020 Plan, except where such delegation would violate state corporate law.

Eligibility

Officers, directors, employees, consultants and other service providers of the Company and its affiliates who, in the opinion of the LTIP Committee, are in a position to make a positive contribution to the success of the Company and our affiliates are eligible to participate in the 2020 Plan. The LTIP Committee determines the type and size of any awards and sets the terms, conditions, restrictions and limitations applicable to such awards within the confines of the 2020 Plan’s terms. As of the date hereof, we anticipate that approximately 900 current employees, including all of our executive officers, all of our non-employee directors, and no consultants, contractors or other advisors will be eligible to participate in the 2020 Plan.

Available Shares

The maximum number of shares of common stock that are available to be delivered in respect of awards granted under the 2020 Plan is 14,800,000. For purposes of this share limit, shares underlying any awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2020 Plan will not be deducted from the shares available for issuance under the 2020 Plan. Notwithstanding the foregoing, shares (i) tendered (either actually or by attestation) or withheld to satisfy an exercise price or tax withholding obligation for an award, or (ii) repurchased by the Company using stock option proceeds will not again be available for issuance under the 2020 Plan. The 2020 Plan contains anti-dilution provisions that provide that, in the event of an equity restructuring or certain other corporate transactions, adjustments will be made in the maximum number of shares available for delivery under the 2020 Plan, the award limits described below and the number and exercise price per share of outstanding awards.

Award Limits

The maximum number of shares of common stock that may be issued pursuant to incentive stock options under the 2020 Plan is 14,800,000 shares. The maximum grant date fair value that may be granted as awards under the 2020 Plan to any one non-employee director during a fiscal year is $750,000.

No Repricing or Reload Rights

Except adjustment for certain corporate changes in accordance with the provisions of the 2020 Plan, no award may be repriced, replaced, regranted through cancellation or otherwise modified without shareholder approval, if the effect would be to reduce the exercise price for the shares underlying such award. Further, no stock option or stock appreciation right that is underwater may be canceled in exchange for a cash payment or for the purpose of granting a replacement award of a different type.

—	TYPES OF AWARDS

Stock Options

The 2020 Plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to employees of the Company and its affiliates. All stock options will be subject to terms, conditions, restrictions and limitations established by the LTIP Committee, including rules as to exercisability in the event of termination of employment or service, as long as they are consistent with the terms of the 2020 Plan.

Generally, the exercise price of a stock option granted under the 2020 Plan may not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the stock option is granted in connection with a transaction and complies with certain requirements of the Code. Incentive stock options must be granted at 100% of fair market value (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value). The exercise price of a stock option may be paid in cash (or equivalents), in shares of Company common stock that the participant already owns, or such other consideration as the Compensation Committee approves.

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Stock Appreciation Rights (“SARs”)

A stock appreciation right entitles the participant to receive an amount in cash and/or shares of common stock, as determined by the LTIP Committee, equal to the amount by which our common stock appreciates in value after the date of the award. The LTIP Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the common stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with a transaction and complies with special rules under Section 409A of the Code. No SAR will be exercisable later than 10 years after the date of the grant. The LTIP Committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability in the event of termination of employment or service.

Restricted Stock

Restricted stock is common stock that must be returned to us if certain conditions are not satisfied. The LTIP Committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and rules as to vesting in the event of termination of employment or service. The LTIP Committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock (including completion of the vesting period), a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other shareholder rights related to the shares of common stock. Restricted stock (and any associated dividends) generally will be held by the Company in escrow for the participant’s benefit until such time as the restricted stock is either forfeited by the participant or the restrictions thereon terminate. Upon expiration of the restriction period, the participant is entitled to receive shares of common stock not subject to restriction.

Restricted Stock Units (“RSUs”)

Restricted stock units are fictional shares of common stock. The LTIP Committee will determine the restriction period and may impose other terms, conditions and restrictions on RSUs, including vesting upon achievement of performance goals pursuant to a performance award and rules as to vesting in the event of termination of employment or service. Upon the lapse of restrictions, the participant is entitled to receive one share of common stock or an amount of cash equal to the fair market value of one share of common stock as provided in the award agreement. An award of RSUs may include the grant of a tandem dividend equivalent cash right or dividend equivalent unit right. A dividend equivalent cash right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of common stock during the period the RSU is outstanding. A dividend equivalent unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of common stock (at fair market value) that may be purchased with the cash dividends. No dividend equivalent cash right or dividend equivalent unit right will vest or be payable sooner than the date on which the underlying RSU has vested.

Performance Awards

A performance award is an award payable in cash (including an annual bonus award) or common stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. The LTIP Committee will determine the terms, conditions and restrictions for each performance award as it deems advisable and may prescribe (i) the amount a participant may earn in the form of cash or shares of common stock or a formula for determining the amount payable to the participant; (ii) the performance criteria and level of achievement versus such performance criteria that will determine the amount payable or number of shares of common stock to be granted, issued, retained and/or vested; (iii) the performance period over which performance is to be measured, which may not be shorter than one year; (iv) the timing of any payments to be made; (v) restrictions on the transferability of the award and (vi) other terms and conditions that are not inconsistent with the 2020 Plan.

The performance measure(s) determined by the LTIP Committee for a performance award may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, or an affiliate in which the participant is employed or with respect to which the participant performs services.

The LTIP Committee has the authority to reduce and increase the amount payable in cash and the number of shares of common stock to be issued, retained or vested pursuant to such a performance award.

Stock Awards

Stock awards are shares of common stock awarded to participants that are subject to no restrictions. Stock awards may be issued for cash consideration or for no cash consideration.

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Other Incentive Awards

The LTIP Committee may grant other incentive awards under the 2020 Plan based upon, payable in or otherwise related to shares of common stock if the LTIP Committee determines that the other incentive awards are consistent with the purposes of the 2020 Plan. Other incentive awards will be subject to any terms, conditions, restrictions or limitations established by the LTIP Committee. Payment of other incentive awards will be made at the times and in the forms — which may be cash, shares of common stock or other property — established by the LTIP Committee.

New Plan Benefits

As of the date of this Proxy Statement, no director, executive officer or other employee of the Compensation Company has been granted any awards under the 2020 Plan. The awards, if any, that will be granted to eligible persons under the 2020 Plan are subject to the discretion of the LTIP Committee and, therefore, are not determinable.

—	ADDITIONAL TERMS OF THE 2020 PLAN

Change of Control

Upon a change of control where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the LTIP Committee determines otherwise, all outstanding stock options and SARs that are not exercised at or before the occurrence of the change of control will be assumed by or replaced with comparable stock options and rights in the surviving entity (or a parent of the surviving entity) in accordance with Code requirements, and other outstanding awards will be converted into similar awards of the surviving entity (or a parent of the surviving entity), and any outstanding performance conditions associated with an award will be deemed achieved as of immediately prior to the change of control and assuming all performance criteria and other conditions to payment of such awards to be achieved at target performance. In the event of a change of control while a participant is employed by our Company or an affiliate followed by the termination of employment or service without cause or for good reason within the 12- to 24-month period following the change of control, each award outstanding under the 2020 Plan to such participant will become immediately vested and fully exercisable upon such termination and any restrictions applicable to the award will lapse on that date with any outstanding performance conditions associated with an award deemed achieved as of the date of such termination at target performance. The LTIP Committee also has discretion, no later than the commencement of the change of control, to require any participant holding an award to surrender such award in exchange for appropriate consideration as described in the 2020 Plan, assuming all performance criteria and other conditions to payment of such awards are achieved at target performance.

Withholding Taxes

All applicable withholding taxes will be deducted from any payment made under the 2020 Plan, withheld from other compensation payable to the participant, or be required to be paid by the participant (or be subject to a participant’s election to pay) prior to the making of any payment of cash or common stock under the 2020 Plan. Payment of withholding taxes may be made by withholding shares of common stock from any payment of common stock due or by the delivery by the participant to the Company or the applicable affiliate of previously acquired shares of common stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes.

Transferability

Generally, no award may be sold, transferred, pledged, exchanged or disposed of, except by will or the laws of descent and distribution. However, if provided in the award agreement, nonqualified stock options may be transferred by a participant to a permitted transferee.

Clawback Provision

By accepting or exercising any award granted under the 2020 Plan, each participant agrees to abide and be bound by any policies adopted by the Company, including our compensation recoupment policy as contained in our Code of Conduct, as amended from time to time, and any other policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or exchange listing standards promulgated thereunder, providing for the repayment and/or forfeiture of any award or payment resulting from an accounting restatement or similar circumstances.

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Amendment and Termination

Our Board may at any time suspend, terminate, amend or modify the 2020 Plan, but may not without shareholder approval make any modification or amendment that operates (i) to increase the total number of shares of common stock that may be issued under the 2020 Plan (other than adjustments in connection with certain corporate reorganizations and other events) or to change the designation or class of persons eligible to receive awards under the 2020 Plan, or (ii) to effect any change for which shareholder approval is required by or necessary to comply with applicable law or the listing requirements of an exchange or association on which the common stock is then listed or quoted. Upon termination of the 2020 Plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment or modification of the 2020 Plan will adversely affect in any material way any award previously granted under the 2020 Plan, without the consent of the participant.

Effectiveness

The 2020 Plan will become effective upon approval by the shareholders at the Company’s 2020 Annual Meeting. If so approved, unless terminated earlier, the 2020 Plan will terminate on April 27, 2030.

—	UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to the employer and participants may be either more or less favorable than those described below depending on the employer’s or the participants’ particular circumstances. State and local tax consequences may in some cases differ from the federal tax consequences. The following summary of the income tax consequences in respect of the 2020 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards, including the applicability and effect of state, local and foreign laws.

Incentive Stock Options

No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the stock option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. In these circumstances, we will not be entitled to any deduction for federal income tax purposes. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. If this occurs, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the stock option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

Nonqualified Stock Options

No income is expected to be recognized by a participant for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

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Stock Appreciation Rights

There is expected to be no federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code) the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends on restricted stock accumulated during the restricted period that are paid to the participant at the end of the restricted period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b) of the Code. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units

There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Dividend Equivalents

Generally, a participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of any dividend equivalent cash rights or dividend equivalent unit rights in an amount equal to the cash the participant receives or the fair market value of the common stock so transferred, as applicable. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

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Performance Awards

There will be no federal income tax consequences to either the participant or the employer upon the grant of performance awards. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in payment of performance awards in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Stock Awards

The participant will recognize income for federal income tax purposes at the time of the stock award and, subject to the deduction limitations described below, the employer will be entitled to a corresponding deduction.

Other Incentive Awards

The tax treatment of other incentive awards will depend on the type of award. In general, the participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the deduction limitations described below, the participant’s employer will be entitled to a tax deduction at the same time and for the same amount.

Limitations on the Employer’s Compensation Deduction

Section 162(m) of the Code limits the deduction certain publicly held employers may claim for otherwise deductible compensation payable to certain current and former executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. All awards granted under the 2020 Plan to such current and former executive officers are subject to the deduction limit under Section 162(m).

Excess Parachute Payments

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2020 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. The awards made pursuant to the 2020 Plan will be designed to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2020 Plan are not exempt from coverage. However, if the 2020 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NOBLE ENERGY, INC. 2020 LONG-TERM INCENTIVE PLAN.

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COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

EXECUTIVE SUMMARY	32
DELIVERING KEY OUTCOMES FOR 2019	33
WHAT WE PAY AND WHY: 2019 COMPENSATION PROGRAM STRUCTURE	37
2019 COMPENSATION TARGETS FOR NAMED EXECUTIVE OFFICERS	37
2019 NAMED EXECUTIVE OFFICER TOTAL TARGET COMPENSATION MIX	38
ELEMENTS OF EXECUTIVE COMPENSATION	39
2019 EXECUTIVE COMPENSATION RESULTS	42

— EXECUTIVE SUMMARY

This Compensation Discussion and Analysis describes our executive compensation program, the decisions our Compensation Committee has made under that program, and the factors considered in making those decisions. This discussion focuses on the compensation of our Named Executive Officers for 2019, who were:

Biographical information for our Named Executive Officers and other key executives appears in Appendix B to this Proxy Statement.

2019 Performance Highlights

2019 was a hallmark year for Noble Energy. We delivered results significantly better than target in free cash flow generation, capital spend and cost control, and we strengthened our Company in many ways in 2019 including:

•	Delivering on key strategic initiatives, including Leviathan first gas and the Alen Gas Project sanction;
•	Completing the midstream strategic review, selling the remaining midstream assets and incentive distribution rights to NBLX;
•	Improving corporate returns beyond targets;
•	Demonstrating top-quartile economic performance in key onshore basins;
•	Developing our inaugural Climate Resilience Report and analysis; and
•	Growing our reserve base.

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We believe these actions were recognized by our shareholders, as Noble shares and our Total Shareholder Return outperformed the S&P 500 and most of our E&P peers in 2019. In summary, our organization executed extremely well in 2019 in each area of our Company. Our strong safety, operational and financial performance would not have been possible without the commitment, skill and determination of all employees. During 2019, we continued our commitment to building a culture of open and direct communications, caring and collaboration and making Noble Energy a great company at which to work.

Executive compensation in 2019 reflects a year of financial, operational, strategic and safety outperformance.

— DELIVERING KEY OUTCOMES FOR 2019

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TOTAL SHAREHOLDER RETURN - 2019*

*	Total Shareholder Return measured from January 1, 2019 to December 31, 2019.

2019 Key Compensation Actions

Each year, our Compensation Committee focuses on ensuring a clear connection between performance and pay. The members of the Compensation Committee considered financial and strategic achievements against business goals and plans, and the Committee recognized Noble Energy’s outperformance with its compensation decisions.

•	2019 Short-Term Incentive Plan payout approved at 180% of target.
•	2017 performance shares vested at 83% of target shares based on the Company’s three-year relative TSR performance. Although the Company’s relative TSR for 2019 was second in the peer group, the overall performance share results were impacted by lower relative TSR in 2017 and 2018.
•	Effective February 1, 2019, the Compensation Committee approved an increase in the base salary and target award opportunity under the Long-Term Incentive Plan (LTIP) for Mr. Stover to reward his leadership in Company performance and to bring him closer to the median of our compensation benchmarking peer group. Additionally, the Committee approved Mr. Stover’s recommendation for an increase in the base salary for Mr. Elliott to recognize the scope and complexity of his position and his outstanding leadership of, and results in, our Eastern Mediterranean assets.

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Our Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Target a competitive compensation package to attract, motivate and retain executive talent needed to deliver the business;
•	Provide a clear and direct relationship between executive pay and our performance on both a short- and long-term basis;
•	Reward Company and individual performance for delivery of business results and creation of shareholder value;
•	Support our business strategy; and
•	Link executive pay to measures that drive shareholder returns.

Sound Executive Compensation Governance At-A-Glance

WHAT WE DO	WHAT WE DON’T DO
Place a majority of weight on performance-based, at-risk, long-term compensation.	No buyouts or repricing of underwater stock options.
Maintain a clawback policy in the event of a material financial restatement or fraud.	No employment contracts.
Use a mix of relative and absolute financial performance metrics in our incentive plans.	No excessive perquisites.
Include “double-trigger” change of control provisions in our equity compensation plan.	No excise tax reimbursements or gross-ups upon a change of control.
Apply stock ownership guidelines to executive officers and non-employee directors.	No permitted pledging or hedging of Company stock.
Use an independent, external compensation consultant.
Benchmark against a relevant group of peer companies.
Engage with institutional investors regarding the executive compensation program.
Provide clarity with respect to Company objectives and incentive targets; balance downside outcomes with upside opportunities.

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Shareholder Engagement and Results of 2019 Say-on-Pay Vote

At the 2019 Annual Meeting of Shareholders, we held our annual advisory vote on executive compensation. Our executive compensation programs have historically received strong shareholder support (averaging over 95% for 2016, 2017 and 2018). Following our late fourth quarter 2018 leadership transition, some shareholders expressed concern about the separation payment made to a departing executive. This concern was reflected in the 81.3% shareholder support for the 2019 Say-on-Pay vote.

In response to the 2019 Say-on-Pay vote, and in line with our commitment to robust shareholder engagement, we sought opportunities to engage with shareholders, obtain feedback and respond to questions. We requested meetings with our top 30 shareholders, representing over 80% of our outstanding stock. The table below shows a summary of the topics our shareholders asked us to consider and upon consideration of their feedback, the changes we implemented.

GENERAL EXECUTIVE COMPENSATION STRUCTURE

What Shareholders Said	How We Responded
Separation payment made to a departing executive exceeded estimated severance benefit in Termination Payments Table for 2018 (2019 Proxy document)	►Noble Energy does not have a separate non-change-of-control severance plan for executives. The severance benefits disclosed in the Termination Payments Table are the minimum benefits payable in the event of an involuntary termination. Our Compensation Committee retains the discretion to evaluate the circumstances of each termination when an executive exits the Company, giving consideration to the terms of the separation and any agreements and protective provisions needed to maintain business continuity during the transition. This executive exit was part of a broader leadership transition, and additional agreements and protective covenants were put in place to protect business continuity during the period of change. Consistent with the advice of the Compensation Committee’s independent consultant and considering market practice, our Compensation Committee exercised discretion and provided consideration to the departing executive in exchange for those protective covenants. Other executives have departed without additional separation payments.
Incorporate more returns-based measures into incentive plan design	►We introduced Cash Return on Capital Employed (“CROCE”) as a performance condition to the 2020 long-term performance share awards.
Demonstrate linkage between climate and sustainability performance and executive compensation	►We incorporated Environmental, Social and Governance (“ESG”) performance measures into the 2020 Short-Term and Long-Term Incentive Plan designs.

SHORT-TERM INCENTIVE (“STI”)

What Shareholders Said	How We Responded
Improve disclosures around STI targets, threshold and maximum performance levels	►We increased disclosure around 2019 STI targets, results and payouts.
Increase proportion of quantitative goals in STI program	►We increased quantitative goals by 10% in the 2020 STI Plan from 60% to 70%. ►We increased the emphasis on Free Cash Flow to 30% in the 2020 STI Plan.
Simplify STI Plan

►We introduced clarity by simplifying STI metrics to focus on Financial Performance, Operating Excellence and Strategic Execution in alignment with Noble Energy’s strategy of creating value as a diversified, low-cost producer with moderate growth and sustainable free cash flow.

►We focused the Strategic Execution qualitative component of the STI Plan on Balance Sheet Strength (including liquidity and leverage), ESG Performance and Portfolio Optimization.

LONG-TERM INCENTIVE (“LTI”)

What Shareholders Said	How We Responded
Long-term performance awards should be measured with multiple measures, rather than a single metric (relative TSR)	►We introduced two new long-term vesting criteria to the 2020 performance share awards: CROCE and ESG performance.

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— WHAT WE PAY AND WHY: 2019 COMPENSATION PROGRAM STRUCTURE

	Compensation Element	Purpose	Form of Compensation
FIXED	Base Salary	Provide a fixed level of compensation for performing day-to-day functions based on level of responsibility, experience and individual performance	►CASH
VARIABLE	Annual Short-Term Incentive	Reward short-term financial and operational performance over a one-year performance period	►CASH
	LTI – Performance-based Share Award	Align interests of our NEOs with our long-term shareholders.	►COMMON STOCK
	LTI – Time-Vested Restricted Shares	Facilitate stock ownership, provide a retention incentive and align with long-term shareholder interests.	►COMMON STOCK AND CASH(1)
	LTI – Stock Options	Motivate and incentivize sustained performance over the long-term.	►OPTIONS

(1)	A portion of the 2019 Time-Vested Restricted Share award was granted as cash-settled phantom shares to minimize the impact of share dilution.

— 2019 COMPENSATION TARGETS FOR NAMED EXECUTIVE OFFICERS

The Compensation Committee finalized 2019 compensation targets for our Named Executive Officers in January 2019. The following table provides the target value of each officer’s total 2019 target direct compensation.

Name	2019 Base Salary ($)	2019 STIP Target (% of Salary)	2019 STIP Target Opportunity ($)	2019 LTIP Target Opportunity ($)(1)	2019 Total Direct Compensation Target ($)
David L. Stover	1,050,000	130%	1,365,000	8,335,000	10,750,000
Brent J. Smolik	750,000	110%	825,000	4,100,000	5,675,000
Kenneth M. Fisher	640,000	95%	608,000	2,350,000	3,598,000
Rachel G. Clingman	540,000	80%	432,000	1,500,000	2,472,000
John K. Elliott	480,000	75%	360,000	1,550,000	2,390,000

(1)	Equity values reflect the target LTIP values the Committee approved. These differ from the expense valuations shown in the Summary Compensation Table and Grants of Plan Based Awards Table.

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Pay-for-Performance

The global compensation program at Noble Energy is designed to promote a pay-for-performance culture that motivates continuous improvement of business results, while maintaining a strong sense of teamwork. Our executive compensation program places a substantial portion of the total compensation opportunity at-risk. For 2019, 90% of the total compensation for the CEO and 83% of total compensation for other Named Executive Officers was contingent on Noble Energy achieving financial, operational and strategic outcomes or was linked to stock price performance. We believe the structure of our executive compensation program is consistent with the objectives of our compensation philosophy, provides an appropriate mix of fixed and performance-based compensation, and aligns compensation to the interests of shareholders.

— 2019 NAMED EXECUTIVE OFFICER TOTAL TARGET COMPENSATION MIX

CEO Pay: Target Versus Realizable Compensation

The Company’s performance has had a significant impact on the at-risk portions of compensation opportunities described above. As a result, our CEO’s realized and realizable compensation has trailed the target opportunity when the Company has underperformed.

The target compensation opportunity is defined as: (i) annual base salary, (ii) short-term incentive opportunity as a percent of base salary, and (iii) long-term incentive opportunity on the date of grant. Realizable pay is the combination of the (i) actual annual base salary, (ii) the actual short-term incentive award earned for the performance year, and (iii) estimated value of vested and unvested long-term incentive awards on track to be earned based on the current share price and actual or target relative TSR performance for vested and unvested performance shares, respectively. For any given year, annual performance incentives and long-term incentive compensation actually earned by our Named Executive Officers may differ from the target opportunity due to actual performance relative to the applicable incentive plan performance measures and stock price performance.

By design, the Committee intends that the Company should meet the following criteria for executives to receive their target compensation value:

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In 2017 and 2018, when Noble Energy underperformed the peer group on relative stock performance or fell short on certain financial and operational goals, our executives realized less than 100% of their total target pay opportunity and in certain years, substantially less. This is the intended result of our compensation program’s pay-for-performance design and our Compensation Committee’s use of their discretion in aligning executive pay with Company performance and shareholder return.

As illustrated in the below chart, our pay-for-performance philosophy is set forth by the difference in CEO target pay opportunity and realizable pay over the past three years. Our CEO did not receive payment of any performance share awards in two out of the last three years. In addition, our Compensation Committee exercised negative discretion to reduce the 2018 Short-Term Incentive (STIP) payout to 85% of target.

By design, in years where we achieved below-target results, the CEO’s compensation fell short of the target opportunity. For 2019, reflecting a year of outstanding financial and operational performance, CEO realizable compensation exceeded the target opportunity as of December 31, 2019, thereby in the Committee’s view, continuing the effective linkage between pay and performance. If we considered the impact on our stock price due to macro economic factors and recasted this analysis as of February 28, 2020, CEO realizable compensation is lower, reinforcing the strong tie to stock price performance.

CEO TARGET VERSUS REALIZABLE COMPENSATION HISTORY(1)

(1)    All unvested performance share awards are reflected at target.

— ELEMENTS OF EXECUTIVE COMPENSATION

Process for Determining Executive Compensation

Role of Compensation Committee

The Compensation Committee oversees and approves our executive compensation program with the aim of reinforcing our financial and operational results, enhancing our culture and establishing a strong connection between pay and performance as well as alignment between executives, employees and shareholders. In its oversight role, the Compensation Committee is responsible for making compensation decisions involving our CEO and other executive officers. During the annual meeting cycle, the Compensation Committee reviews program design, peer groups, performance targets, compensation levels, market practices, benchmark data and ongoing Company and individual performance to inform annual compensation decisions. Compensation decisions reflect input from our senior management and the independent compensation consultant engaged by the Compensation Committee and reflect not only the annual results of the Company, but the longer-term issues surrounding all producers of hydrocarbons. The Compensation Committee puts in place a compensation structure that is perceived by management to be both rigorous and fair.

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January Final Company and CEO performance review Determine CEO and business goals Approve prior year incentive payouts Set new performance year incentive plan design; approve performance measures and targets Establish NEO target compensation opportunity April Spring Shareholder Engagement; feedback shared with Board Annual shareholder meeting and voting Review shareholder advisory reports July Independent compensation consultant review of market trends and proxy data Evaluate compensation and performance peer groups Assess progress on annual goals and priorities October Fall Shareholder Engagement; feedback shared with Board Consultant reviews market data for executive roles Assess progress on annual goals and priorities December Compensation program risk assessment Early full-year performance review Review proposed long-term incentive program Review officer and non-employee director stock ownership holdings

Role of Our CEO

Our Compensation Committee receives an assessment from our CEO on individual performance, leadership and suggested compensation levels of other executive officers. The CEO is not present during the Compensation Committee’s deliberations regarding his own compensation. The Compensation Committee makes all final decisions regarding the compensation of executive officers in executive session with no members of management present.

Role of Compensation Consultant

Our Compensation Committee retains, at the Company’s expense, Meridian Compensation Partners, LLC, an independent compensation consultant (“Meridian”) to assist with executive compensation matters. The Compensation Committee met with Meridian numerous times during 2019, with and without management, to review findings based on market research, and to consider those findings in determining and adjusting our executive compensation program.

Our Compensation Committee continued to retain Meridian for 2019 after confirming Meridian’s independence from our management and members of our Compensation Committee, and based on the following additional considerations:

•	expertise and comprehensive range of services associated exclusively with executive compensation;
•	contemporary, up-to-date insight on executive compensation matters and shareholder perspectives;
•	familiarity with our executive compensation program and the programs of our compensation peer group;
•	no conflicts of interest; and
•	maintenance of policies and procedures that prevent conflicts of interest.

In 2019, Meridian assisted in reviewing our executive compensation program and provided comparative market data and trends on compensation practices and programs based on an analysis of our peer companies. Representatives of Meridian participated in all regular meetings of the Compensation Committee, including executive sessions without management.

Risk Assessment

The Compensation Committee takes into consideration potential risks associated with the executive compensation program and structures compensation to provide appropriate incentives without encouraging excessive risk-taking. It is the Compensation Committee’s practice to annually assess compensation program risk in consultation with Meridian. The Compensation Committee requested Meridian conduct a risk assessment of Noble Energy’s executive compensation program. Based upon this review, Meridian determined the executive compensation program does not encourage unnecessary risk-taking, and the Compensation Committee and Management agreed with this assessment.

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Compensation Benchmarking and Performance Peer Groups

Our Compensation Committee annually reviews our executive officers’ compensation relative to E&P peers and general industry companies based on information provided by Meridian and its own judgement and analysis. We believe this material provides the Compensation Committee with a strong and sufficient basis to understand and compare the competitive executive compensation landscape.

The Compensation Committee reviews the composition of the peer group annually to ensure that it remains relevant for comparative purposes. In 2018, management recommended, and the Compensation Committee agreed, that we should have two distinct peer groups: one for compensation benchmarking and one for relative Company performance assessment.

The companies in the compensation benchmarking peer group reflect the industry companies within a comparable size range against which we compete for executive talent. Performance peers are those companies in our industry that share a similar long-term business strategy, multi-basin operating presence including a mix of domestic and international presence, and similar production commodity mix risk. By composing two separate peer groups, the Compensation Committee seeks to benchmark the form and magnitude of compensation granted to our Named Executive Officers against the industry in which we compete for talent, while at the same time evaluating our Company’s performance against peers that share our business operations and strategy.

Company Name	Enterprise Value (MM)(1)	Market Cap (MM)(1)	Multiple Basins	International & Domestic Operations	Compensation Peer	Performance Peer
EOG Resources	$53,192	$48,729
Hess Corporation	$27,177	$20,357
Pioneer Natural Resources Company	$27,096	$25,074
Concho Resources Inc.	$21,907	$17,467
Diamondback Energy, Inc.	$21,018	$14,899
Apache Corporation	$20,373	$9,623
Continental Resources, Inc.	$18,527	$12,619
Marathon Oil Corporation	$15,433	$10,863
Ovintiv Inc. (formerly known as Encana Corporation)	$14,428	$6,090
Devon Energy Corporation	$13,158	$9,975
Chesapeake Energy Corporation	$12,642	$1,600
Parsley Energy, Inc.	$8,451	$5,318
Cabot Oil & Gas Corporation	$8,277	$7,102
EQT Corporation	$8,005	$2,787
WPX Energy, Inc.	$8,005	$5,726
Cimarex Energy Co.	$7,587	$5,250
Murphy Oil Corporation	$7,365	$4,098
Noble Energy, Inc.	$20,390	$11,881

(1)	Market cap and enterprise value data is as of December 31, 2019 and sourced from Standard & Poor’s Capital IQ.

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— 2019 EXECUTIVE COMPENSATION RESULTS

Base Salary

To determine base salary, the Compensation Committee considers, among other things, compensation levels, market data provided by Meridian, internal equity, the complexity of the individual’s role at the Company, and an individual’s expertise, experience, and performance. In early 2019, the Committee evaluated these factors and made the following adjustments:

Named Executive Officer	2018 Base Salary	2019 Base Salary
David L. Stover	$1,000,000	$1,050,000
Brent J. Smolik	$750,000	$750,000
Kenneth M. Fisher	$640,000	$640,000
Rachel G. Clingman	$540,000	$540,000
John K. Elliott	$460,000	$480,000

Short-Term Incentive Plan (“STIP”)

Our STIP is designed to incentivize and reward the annual achievement of Company performance goals and individual performance during the year. The performance measures and targets reflect short-term financial, operational, and strategic goals that we believe drive shareholder value. The Compensation Committee believes that linking short-term incentive pay to operating performance and shareholder value is best achieved by establishing clear metrics that reflect how the Company measures overall business success and how we believe shareholders evaluate total Company performance.

The Company STIP pool can range from 0 – 250% of the target opportunity. At the conclusion of the year, the Compensation Committee reviews the quantitative and qualitative performance results provided by management in order to determine the Company Performance Factor. The Compensation Committee retains discretion to adjust the final Company Performance Factor positively or negatively based on additional considerations such as unforeseen events at the Company, in the industry and/or exceptional operational complexity.

ILLUSTRATION OF SHORT- TERM INCENTIVE PLAN DESIGN

Target Cash Incentive Opportunity ($)	Company Performance Factor	Adjusted for Individual Performance	Individual Short- Term Incentive Award ($)

Performance Measure Selection

The Compensation Committee reviews and approves annual performance measures that support our business strategy and contribute to shareholder value. In selecting the performance measures, targets and ranges, the Committee considers the annual business plan and prevailing economic and industry conditions. Each year’s metrics and targets fit that year’s unique circumstances and plan. We set challenging goals with maximum payout ranges that can only be realized through exceptional, industry-leading performance.

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2019 Short-Term Incentive Plan Outcomes

In 2019, actual performance for the STIP metrics compared to targets was as follows:

Performance Levels QUANTITATIVE PERFORMANCE METRICS (60%) 0% Target (100%) 250% Result Factor Free Cash Flow (15%) Measures financial capacity and cost discipline Free Cash Flow(1) ($MM) Divestment Proceeds(2) ($MM) (1,711) 412 Target (1,311) Target 812 Maximum (911) Maximum 1,212 Actual Free Actual Divestment Proceeds: $843 Cash Flow: ($840) 207% 0.31 U.S. Onshore Capital Efficiency (15%) Measures capital discipline and project returns $76.33 Target $54.52 Maximum $38.16 Actual: $51.03 132% 0.20 Relative Cash Costs per Boe(3) (10%) Evaluates cost structure relative to peers 10th Target 6th Maximum 1st Actual: 6th 111% 0.11 Cash Cost per Boe(4) (10%) Measures organization’s focus on cost $13.69 Target $12.44 Maximum $11.51 Actual: $11.75 211% 0.21 Sales Volume (10%) Assesses delivery of budgeted volumes 333 Target 354 MBoepd Maximum 372 Accttuuaall:: 336611 MBooeepd 146% 0.15 FINAL QUANTITATIVE FACTOR AT 60% WEIGHTING 0.98

(1)	Non-GAAP financial measure, see reconciliation schedule in Appendix A.
(2)	Divestment proceeds includes cash received from NBLX purchasing assets from NBL.
(3)	Based on publicly reported information. Relative cash costs per Boe includes lease operating expense and general administrative costs.
(4)	Cash costs per Boe includes lease operating expense, gathering, transportation and processing expense and general and administrative costs for upstream Noble Energy and excludes NBLX.

QUALITATIVE PERFORMANCE METRICS (40%)
Total Shareholder Return (Absolute and Relative)	Outperformed S&P 500 average for 2019. 2nd in peer group, achieved +35% TSR.
Strategic Initiatives	Delivered critical strategic actions to position the Company for long-term success including: (1) Successfully brought Leviathan online under budget and ahead of schedule. (2) Acquired interest in EMG pipeline. (3) Sanctioned Alen Gas Project. (4) Maintained investment grade ratings with all credit agencies; upgraded by Fitch. (5) Concluded Midstream strategic review; executed drop/simplification.
Returns-Based Metrics	Demonstrated our commitment to optimizing returns through continuous cost and capital efficiency improvements with above-target 2019 returns-based metrics (including ROACE, CROCI and Debt Adjusted Per Share Cash Flow Growth).
Safety Performance	Delivered industry-leading safety performance with record low U.S. Onshore TRIR (Total Recordable Incident Rate). Evaluated risk and published inaugural Climate Resilience Report using TCFD framework.
Top Quartile Relative Performance by Basin	Achieved significant capital efficiency improvements and delivered top-quartile safety, economic and return performance in our key basins. Established industry-leading new drilling benchmarks.
Additions to Proved Reserves/ Exploration Performance	Realized reserve additions of 305 MMBoe,~2.3x greater than production. Executed Colombia Exploration Agreement for 40% WI in 2MM gross acres.
FINAL QUALITATIVE FACTOR AT 40% WEIGHTING	0.82
OVERALL COMPANY PERFORMANCE FACTOR	1.80

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In assessing the quantitative and qualitative factors shown above, our Compensation Committee approved the overall Company Performance Factor at 180% of target, the highest Company Performance Factor in a decade.

2019 Short-Term Incentive Awards for Named Executive Officers

	Base salary as of			Actual 2019 STIP
	Dec. 31, 2019	Target STIP	Target STIP	Award	Actual 2019 STIP
Name	($)	(% of salary)	($)	($)(1)	Award as % of Target
David L. Stover	1,050,000	130%	1,365,000	2,457,000	180%
Brent J. Smolik	750,000	110%	825,000	1,633,500	198%
Kenneth M. Fisher	640,000	95%	608,000	1,121,760	185%
Rachel G. Clingman	540,000	80%	432,000	855,360	198%
John K. Elliott	480,000	75%	360,000	745,200	207%

(1)	Actual 2019 STIP award includes adjustments for individual performance.

Individual Performance

The Committee approved individual performance adjustments for certain NEOs in recognition of their leadership in delivering on critical strategic outcomes, producing extraordinary success with the Leviathan project in 2019 and achieving market recognition with industry-leading performance.

Long-Term Incentive Plan (“LTIP”)

Our LTIP is designed to provide incentive compensation linked to relative shareholder value. The Compensation Committee historically awards long-term incentive compensation on or about February 1 of each year. Effective for awards granted in 2018 and thereafter, the Compensation Committee set the performance share component of the annual long-term incentive award to 50% of the total long-term incentive value. The vesting period for the long-term incentive award is three years to ensure these awards incent and reward longer-term Company performance.

2019 Long-Term Incentive Plan

Type of Award	Percent of 2019 Award Value	Vesting Criteria	Vesting Schedule
Performance Share Award	50%	• Performance awards earned based on Company’s total shareholder return relative to its performance peers	Percentile Rank 90th or higher	Payout 200%
		• Three-year performance period beginning on January 1 of 2019 and ending on December 31 of 2021	75th or higher 50th or higher 25th or higher	150% 100% 50%
			Below 25th	0%
			If TSR is between two levels, straight line interpolation is used.
			If TSR is negative, the maximum payout is 100%.
Restricted Shares(1)	35%	• Time-based awards	Vest after three years
Stock Options	15%	• Awards that provide the right to purchase common stock at the grant date fair value for a period of up to 10 years	Vest ratably over three years

(1)	A portion of the 2019 Time-Vested Restricted Share award was granted as cliff-vested, cash-settled phantom shares to minimize share dilution impact.

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2019 LTI Awards for Named Executive Officers

		Restricted Share
	Performance-Based	Time-Based	Stock Options	Target Total Value
Name	($)	($)(1)	($)	($)
David L. Stover	4,167,500	2,917,250	1,250,250	8,335,000
Brent J. Smolik	2,050,000	1,435,000	615,000	4,100,000
Kenneth M. Fisher	1,175,000	822,500	352,500	2,350,000
Rachel G. Clingman	750,000	525,000	225,000	1,500,000
John K. Elliott	775,000	542,500	232,500	1,550,000

(1)	A portion of the 2019 Time-Vested Restricted Share award was granted as cliff-vested, cash-settled phantom shares to minimize share dilution impact.

Payout of Performance Share Award Granted in 2017

The 2017 Performance Share Award matured at the end of 2019. The graphic below depicts the value as a percent of target that could be earned based on Noble Energy’s relative TSR over that period, as well as the actual achievement for the most recent and historical performance periods. Payout of performance share awards can range from 0-200% of target. Although Noble Energy ranked 2nd overall in our E&P peer group for 2019 shareholder return (as measured based on one-month trailing average on each end of the performance period), we ranked 8th out of 13 peer companies in TSR performance for the three-year period from 2017 to 2019. As a result, the 2017 performance share awards vested at 83% of target.

2017 PERFORMANCE SHARE AWARDS: ACTUAL OUTCOMES

2020 Compensation Program Enhancements

In 2019, we undertook a series of initiatives to transform the Company, centering on a new multi-year strategy as a diversified, low-cost producer, delivering moderate growth and sustainable free cash flow. Our key strategic objectives are to maintain robust financial capacity, top-tier operational execution, a high-quality investment portfolio and to enhance safety, environmental, social and governance performance. As part of our pay-for-performance culture, our Compensation Committee designed a compensation program that it believes underscores the importance of delivering on these strategic goals. The Committee approved changes to our executive compensation framework effective for the 2020 plan year. Provided below is a summary of certain significant compensation decisions.

Short-Term Incentive Plan

Partly in response to shareholder feedback, the Compensation Committee approved enhancements to our Short-Term Incentive Plan design for the 2020 performance year. These enhancements are intended to simplify the plan design and further strengthen the link between STIP metrics and Noble Energy’s strategy for long-term value creation. The 2020 performance metrics reflect the foundational components of our strategy as described below:

•	Financial Performance (30%): In line with our objective to deliver significant free cash flow in 2020, the highest-weighted component of the 2020 STIP is Free Cash Flow.
•	Operational Excellence (40%): Includes (1) safety and environmental performance, (2) cash cost / BOE, (3) capital efficiency, and (4) sales volume. By utilizing this mix of metrics, the organization is incentivized to deliver on our 2020 business plan but not at the expense of profitability or safety.
•	Strategic Execution (30%): Measured by our (1) balance sheet strength, (2) portfolio optimization and (3) ESG performance. These metrics are designed to drive long-term Company and shareholder value and sustainability through delivery of our annual business plan.

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Long-Term Incentive Plan

The Compensation Committee revised the long-term incentive program in 2020 to link a portion of long-term compensation to Noble Energy’s absolute CROCE over a three-year period and Noble Energy’s continuous improvement in ESG performance. For 2020, performance shares will continue to make up 50% of the total long-term incentive value for our NEOs. The target number of performance shares will be determined at the beginning of the three-year performance period and the number of shares earned at the end of the three-year period will range from 0% to 200% of the target number of shares, depending on Noble Energy’s performance across relative TSR, CROCE and ESG. Effective with the 2020 annual LTIP grant, we discontinued the use of stock options.

2020 Individual Performance Achievements

In January 2020, the Committee granted authority to the CEO to award one-time discretionary bonuses to certain employees in recognition of extraordinary individual contributions. In connection with those awards, Mr. Elliott received a one-time discretionary, project-based bonus of $840,000 in recognition of his outstanding leadership and performance over the past three years delivering the Leviathan project ahead of schedule and more than $200 million under budget.

Benefit Programs

We offer a number of other benefits to our executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include medical, dental and vision insurance, wellbeing programs, long- and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, relocation/expatriate programs and services, educational assistance, and employee assistance. The Company is committed to its employees’ health and wellbeing and by extension, the communities where we operate.

Retirement and Savings Plan

Our 401(k) Plan is a tax-qualified retirement savings plan generally available to our employees, including our Named Executive Officers. Our 401(k) Plan allows participants to contribute the lesser of up to 50% of their basic compensation or the limit prescribed by the Code. We match such contributions dollar-for-dollar up to 100% of the first six percent of a participant’s eligible compensation. The Company’s matching contributions vest 34% after one year of service, 67% after two years of service, and are fully vested after three years of service.

In addition, we make the following age-weighted contribution to the 401(k) Plan for each participant:

	Contribution	Contribution
	Percentage (Below	Percentage (Above
	the FICA Taxable	the FICA Taxable
Age of Participant	Wage Base)	Wage Base)
Under 35	4%	8%
At least 35 but under 48	7%	10%
At least 48	9%	12%

These contributions cliff vest in full after three years of service.

Elective Deferred Compensation Plan

Due to the regulatory limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor a Non-Qualified Deferred Compensation Plan. Under the Deferred Compensation Plan, participants are allowed to defer portions of their salary and bonus and to receive certain matching, age-weighted and transition contributions that would have been made to our 401(k) Plan if the 401(k) Plan had not been subject to the regulatory limitations. Amounts deferred, if any, under the 401(k) Plan and the Deferred Compensation Plan by the NEOs are included, respectively, in the “Salary” columns of the Summary Compensation Table. Our matching contributions, age-weighted contributions and transition contributions allocated to the NEOs under the 401(k) Plan and the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

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Termination Benefits

As described later in the section titled “Potential Payments and Benefits Upon Termination of Employment,” our NEOs are eligible for a variety of benefit payments in association with a termination of employment for reasons of involuntary termination, potential change in control, disability and death.

We have no employment agreements with any of our NEOs. In the instance of an involuntary termination, the only guaranteed severance payments for our NEOs are service-based benefits set forth in our all-employee severance plan. Based on the specific circumstances of each situation, the Committee may extend additional cash and/or equity vesting consideration at its discretion in exchange for certain post-termination restrictions on the executive, including non-solicitation of employees and non-competition restrictions.

Executive Compensation Policies and Practices

Clawback Policy

Our Compensation Committee has adopted a policy that allows the Compensation Committee, under certain circumstances (such as a restatement of financial information or reserves or material noncompliance with federal securities laws or the Company’s Code of Conduct), to recoup incentive-based compensation from current or former executive officers.

Stock Ownership Guidelines

We have stock ownership guidelines for our executive officers that apply to all the NEOs. Our CEO is required to own Noble Energy common stock in an amount equal to or in excess of 6 times his annual base salary. Executive Vice Presidents are required to own an amount of common stock equal to or in excess of 3 times their annual base salary and Senior Vice Presidents are required to own 2.5 times their base salary. The Compensation Committee reviews holdings annually, which include restricted shares and all other Noble Energy common stock owned by the officer as of each December meeting. Each executive officer has five years to meet his or her requirements, measured from the date the officer becomes subject to the ownership level for the applicable role. As of December 31, 2019, all NEOs met their requirements.

Anti-Hedging/Anti-Pledging

Our executive officers are prohibited from hedging activities related to Noble Energy or Noble Midstream Partners securities and the pledging of Noble Energy securities.

Impact of Regulatory Requirements on Compensation (Section 162(m))

Pursuant to tax law changes effective in 2018, all taxable compensation paid to our Named Executive Officers in 2020 (other than certain “grandfathered” amounts) will be subject to the annual $1,000,000 per person limit on deductibility contained in Section 162(m) of the Code. “Grandfathered” amounts that satisfy the “performance-based compensation” exception under prior law include stock options granted under the 1992 Plan that satisfied the performance-based compensation exemption requirements when granted, so long as not materially modified. No other taxable compensation paid to our Named Executive Officers, including performance-based restricted shares and related cash awards granted under the 1992 Plan, awards granted under the 2017 Plan, all salary and STIP payouts, time-vested restricted stock awards and time-vested cash awards, and certain payments provided for under our change of control arrangements, is exempt from the Section 162(m) deduction limit. Although we consider tax deductibility in the design and administration of our executive compensation plans and program, we believe the Company’s interests are best served by providing competitive levels of compensation to our Named Executive Officers, even if certain amounts of compensation are not tax deductible.

Rules under GAAP determine the manner in which we account in our consolidated financial statements for grants of equity-based compensation to our employees. Our accounting policies for equity-based compensation are further discussed in Note 16 to our consolidated financial statements, included in our 2019 Annual Report contained in our Form 10-K.

Perquisites

We do not consider perquisites to be a material component of our executive compensation. In 2019, certain of our executive officers received minimal personal benefits that have a sound value to our business, such as club membership dues reimbursement and comprehensive physical examinations. We do not permit personal use of a corporate aircraft by executive officers or directors. Although family members and invited guests are occasionally permitted to accompany executive officers and directors on business flights, the aggregate incremental cost to the Company is de minimis. We do not provide any tax gross-ups on perquisites.

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CEO Pay Ratio

As required by Section 953(b), the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual compensation of our CEO. For our 2017 calculation, we calculated our median employee under the final adopted CEO pay ratio rules. The CEO pay ratio disclosure rules permit the use of a median employee for up to three years unless there has been a meaningful change to the employee population. The pay ratio calculated by the Company is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, adjustments and statistical sampling permitted under the rules, pay ratio disclosures may involve a degree of imprecision and may not be consistent with the methodologies used by other companies.

	Mr. Stover	Mr. Stover	Median Employee		Pay Ratio of CEO
	Total	Total Realizable	Total	Pay Ratio of CEO	Realizable
	Compensation	Compensation	Compensation	Compensation to	Compensation to
Year	($)	($)	($)	Median Employee	Median Employee
2019	13,038,313	12,116,508	142,118	92:1	85:1
2018	11,213,168	5,866,662	124,842	90:1	47:1
2017	11,262,048	6,010,732	127,488	88:1	47:1

2019 CEO Pay Ratio Methodology

During 2019, the individual selected in 2017 as our median employee terminated employment with the Company. In light of this employment termination, it was no longer appropriate for the Company to use the 2017 median employee for our 2019 fiscal year and therefore, in order to prepare our 2019 calculation, we selected a new median employee from the employee population calculated in 2017 under the final adopted CEO pay ratio rules. The newly selected 2019 median employee has compensation that is substantially similar to our 2017 median employee based on the compensation measure used to select our original 2017 median employee. The Company believes the change in median employee will not have a significant impact on the CEO pay ratio disclosure presented.

CEO Pay Ratio Methodology

To identify the median of the total annual compensation of all our employees, we took the following steps:

•	We utilized a determination date of October 1, 2017, a date within the last three months of the 2017 fiscal year, to enable us to make an identification in an efficient manner.
•	Our employee population consisted of 2,219 out of 2,285 employees, including full-time, part-time and temporary employees (summer interns) with 88% of the employees on our U.S. payroll and 12% on other payrolls (Israel, Equatorial Guinea, Cyprus, Cameroon and the United Kingdom). In accordance with the methodology, this population did not include independent contractors engaged by the Company.
•	Part-time and temporary employees represent less than 2% of our total employee population.
•	We excluded 66 employees from our employee population that were added in the Clayton Williams Energy, Inc. acquisition that closed in April 2017.
•	We annualized approximately 286 employees who did not work for the full 12-month period.
•	Foreign salaries were converted to U.S. dollars at the average exchange rate over the 12-month period.
•	No cost of living adjustments were utilized in the compensation calculation.
•	To identify the median employee, we compared the amount of annualized base salary and cash incentive bonus for each employee as reflected in our internal records.
•	Once the median employee was identified, the total compensation per the chart above was calculated under the same methodology as required by the summary compensation table disclosed elsewhere in this Proxy Statement. Mr. Stover’s total compensation was calculated under the same methodology.

Once the median employee was identified, the total realizable compensation as disclosed was determined by including CEO annual base salary, actual Short-Term Incentive Plan payout for the year, realizable equity value of the 2019 long-term incentive award based on NBL share price as of December 31, 2019 and all other actual compensation (including non-qualified deferred compensation and other compensation elements as disclosed in the summary compensation).

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REPORT OF THE COMPENSATION, BENEFITS AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the Compensation, Benefits and Stock Option Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

The Compensation, Benefits and Stock Option Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement and discussed this disclosure with management. Based on this review and discussions with management, the Compensation, Benefits and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Compensation, Benefits and
Stock Option Committee

Jeffrey L. Berenson, Chair
James E. Craddock
Thomas J. Edelman
Scott D. Urban

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COMPENSATION TABLES

— SUMMARY COMPENSATION TABLE

The following table sets forth summary compensation information for our Named Executive Officers during 2017, 2018 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
David L. Stover	2019	1,043,366	—	7,942,802	1,250,246	2,457,000	—	344,899	13,038,313
Chairman and Chief Executive Officer	2018	1,000,000	—	7,619,890	1,162,495	1,105,000	23,701	302,082	11,213,168
	2017	994,231	—	5,758,478	2,583,326	1,560,000	78,105	287,908	11,262,048
Brent J. Smolik	2019	750,000	—	3,907,041	614,994	1,633,500	—	228,641	7,134,176
President and Chief Operating Officer	2018	59,135	—	3,499,989	1,000,000	86,580	—	8,870	4,654,574
Kenneth M. Fisher	2019	640,000	—	2,239,380	352,497	1,121,760	—	150,887	4,504,524
Executive Vice President and Chief Financial Officer	2018	636,921	—	2,703,780	412,497	493,899	2,114	140,907	4,390,118
	2017	623,269	—	1,708,887	766,653	666,663	7,016	136,053	3,908,541
Rachel G. Clingman	2019	540,000	—	1,429,397	224,996	855,360	—	106,055	3,155,808
Senior Vice President, General Counsel and Corporate Secretary	2018	311,539	—	1,199,967	599,996	221,754	—	57,181	2,390,437
John K. Elliott	2019	477,346	—	1,477,016	232,497	745,200	—	89,807	3,021,866
Senior Vice President, Offshore	2018	454,868	—	1,523,972	232,497	315,421	1,149	78,383	2,606,290
	2017	433,846	100,000	985,428	399,988	370,755	3,294	70,085	2,363,396
(1)	Certain of our Named Executive Officers deferred a portion of their base salaries under our Deferred Compensation Plan:

	Year	Percentage of Salary Deferred	Amount Deferred ($)
David L. Stover	2019	5%	52,168
	2018	5%	50,000
	2017	5%	49,712
Brent J. Smolik	2019	4%	30,000
Kenneth M. Fisher	2019	7%	44,800
	2018	7%	44,585
	2017	6%	37,396

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(2)	Reflects discretionary project based bonus. In 2017, Mr. Elliott received a $100,000 cash bonus for the completion of the Leviathan sanction.
(3)	Reflects the aggregate grant date fair value of stock awards under our 2017 Plan as of February 1, 2019, which was computed in accordance with FASB ASC Topic 718. Restricted shares awarded will vest according to the following schedule: 40% after year one, 40% after year two and 20% after year three for 2019 grants. Phantom unit cash awards granted in 2019 will vest 100% after year three. Performance share awards awarded will vest three years after the date of grant upon, and subject to a formula related to, our achievement of certain levels of total shareholder return relative to a pre-determined compensation peer group. See the Grants of Plan-Based Awards table for information on stock awards in 2019.
(4)	Reflects the aggregate grant date fair value of non-qualified stock options granted under our 2017 Plan. Options represent the right to purchase shares of common stock at a price per share equal to fair market value on the date of grant. Options will vest ratably over three years in equal installments on the first, second and third anniversaries of the date of grant. Vesting of these options is not contingent upon the satisfaction of any performance goals, although none of the options may be exercised before the first anniversary (absent a change of control) or after the tenth anniversary of the date of grant. See the Grants of Plan-Based Awards table for information on stock options granted in 2019.
(5)	Reflects payments under our STIP based on the achievement of certain performance goals during the year indicated. STIP awards earned during the year indicated were paid or deferred in March of the following year.
(6)	Reflects during year indicated the above-market Deferred Compensation Plan earnings. There were no above-market earnings in 2019 as the plan crediting rate was 3.50% and 120% of the annual long-term Applicable Federal Rate as of September 2018 was 3.63%. The above-market earnings in 2018 are based on the difference between the plan crediting rate of 3.64% and 120% of the annual long-term Applicable Federal Rate as of September 2017 (3.12%); and earnings in 2017 are based on the difference between the plan crediting rate of 4.07% and 120% of the annual long-term Applicable Federal Rate as of September 2016 (2.28%).

	Year	Deferred Compensation Above-Market Earnings ($)
David L. Stover	2019	—
	2018	23,701
	2017	78,105
Kenneth M. Fisher	2019	—
	2018	2,114
	2017	7,016
John K. Elliott	2019	—
	2018	1,149
	2017	3,294
(7)	All other compensation includes:

	Year	401(k) Matching Contrib. ($)	401(k) Retirement Savings Contrib. ($)	Deferred Comp. Plan Registrant Contrib. ($)(a)	Club Dues ($)	Physical Exam ($)	Accrued Dividends ($)(b)
David L. Stover	2019	16,800	20,200	209,421	7,576	2,150	88,752
	2018	16,500	20,000	199,648	9,134	2,150	54,650
	2017	16,200	19,800	198,800	9,512	—	43,596
Brent J. Smolik	2019	16,800	20,200	94,013	—	2,150	95,478
	2018	3,548	5,322	—	—	—	—
Kenneth M. Fisher	2019	16,800	20,200	74,213	10,496	2,150	27,028
	2018	16,500	20,000	74,294	11,703	—	18,410
	2017	16,200	19,800	72,372	16,799	2,150	8,732
Rachel G. Clingman	2019	16,800	20,200	40,613	—	2,150	26,292
	2018	16,500	22,600	10,933	—	—	7,148
John K. Elliott	2019	16,800	20,200	33,095	—	2,150	17,562
	2018	16,500	20,000	30,732	—	—	11,151
	2017	16,200	19,800	28,446	—	—	5,639

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(a)	The following amounts were credited to the Named Executive Officer’s Non-Qualified Deferred Compensation Plan Account:

	Year	Matching Contribution ($)	Retirement Savings Contribution ($)	Transition Contribution ($)(c)	Total Deferred Compensation Plan Registrant Contributions ($)
David L. Stover	2019	45,802	101,017	62,602	209,421
	2018	43,500	96,148	60,000	199,648
	2017	43,454	95,692	59,654	198,800
Brent J. Smolik	2019	28,200	65,813	—	94,013
	2018	—	—	—	—
Kenneth M. Fisher	2019	21,600	52,613	—	74,213
	2018	21,715	52,579	—	74,294
	2017	21,196	51,176	—	72,372
Rachel G. Clingman	2019	—	40,613	—	40,613
	2018	—	10,933	—	10,933
John K. Elliott	2019	—	33,095	—	33,095
	2018	—	30,732	—	30,732
	2017	—	28,446	—	28,446
(b)	Dividends are credited on unvested restricted awards.
(c)	Effective beginning in 2014, an additional transition contribution equal to 6% of a participant’s basic compensation will be made to the accounts of certain eligible employees who were participants in our defined benefit pension plan when it terminated on December 31, 2013. The annual transition contribution will end in 2023.

— SALARY AS A PERCENTAGE OF TOTAL COMPENSATION

As reflected in the Summary Compensation Table above, the salary received by each of our Named Executive Officers as a percentage of their respective total compensation during the year indicated was as follows:

	Percentage of Total Compensation
	2019	2018	2017
David L. Stover	8.0%	8.9%	8.8%
Brent J. Smolik(++)	10.5%	1.3%	—
Kenneth M. Fisher	14.2%	14.5%	15.9%
Rachel G. Clingman(++)	17.1%	13.0%	—
John K. Elliott(+)	15.8%	17.5%	18.4%
(+)	Became a Named Executive Officer for 2017.
(++)	Became a Named Executive Officer for 2018.

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— GRANTS OF PLAN-BASED AWARDS FOR 2019

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities	Exercise or Base Price	Grant Date Fair Value of Stock
	Approval Date(1)	Grant Date(1)	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Stock or Units (#)		Underlying Options (#)(5)	of Option Awards ($/Sh)(6)	and Option Awards ($)(7)
David L. Stover	1/28/2019	2/1/2019	—	1,365,000	—	—	—	—	—		—	—	—
	1/28/2019	2/1/2019	—	—	—	93,066	186,132	372,264	—		—	—	5,025,564
	1/28/2019	2/1/2019	—	—	—	—	—	—	93,066	(3)	—	—	2,083,748
	1/28/2019	2/1/2019	—	—	—	—	—	—	37,226	(4)	—	—	833,490
	1/28/2019	2/1/2019	—	—	—	—	—	—	—		165,158	22.39	1,250,246
Brent J. Smolik	1/28/2019	2/1/2019	—	825,000	—	—	—	—	—		—	—	—
	1/28/2019	2/1/2019	—	—	—	45,779	91,558	183,116	—		—	—	2,472,066
	1/28/2019	2/1/2019	—	—	—	—	—	—	45,779	(3)	—	—	1,024,992
	1/28/2019	2/1/2019	—	—	—	—	—	—	18,311	(4)	—	—	409,983
	1/28/2019	2/1/2019	—	—	—	—	—	—	—		81,241	22.39	614,994
Kenneth M. Fisher	1/28/2019	2/1/2019	—	608,000	—	—	—	—	—		—	—	—
	1/28/2019	2/1/2019	—	—	—	26,239	52,478	104,956	—		—	—	1,416,906
	1/28/2019	2/1/2019	—	—	—	—	—	—	26,239	(3)	—	—	587,491
	1/28/2019	2/1/2019	—	—	—	—	—	—	10,495	(4)	—	—	234,983
	1/28/2019	2/1/2019	—	—	—	—	—	—	—		46,565	22.39	352,497
Rachel G. Clingman	1/28/2019	2/1/2019	—	432,000	—	—	—	—	—		—	—	—
	1/28/2019	2/1/2019	—	—	—	16,749	33,497	66,994	—		—	—	904,419
	1/28/2019	2/1/2019	—	—	—	—	—	—	16,748	(3)	—	—	374,988
	1/28/2019	2/1/2019	—	—	—	—	—	—	6,699	(4)	—	—	149,991
	1/28/2019	2/1/2019	—	—	—	—	—	—	—		29,722	22.39	224,996
John K. Elliott	1/28/2019	2/1/2019	—	360,000	—	—	—	—	—		—	—	—
	1/28/2019	2/1/2019	—	—	—	17,307	34,613	69,226	—		—	—	934,551
	1/28/2019	2/1/2019	—	—	—	—	—	—	17,306	(3)	—	—	387,481
	1/28/2019	2/1/2019	—	—	—	—	—	—	6,922	(4)	—	—	154,984
	1/28/2019	2/1/2019	—	—	—	—	—	—	—		30,713	22.39	232,497
(1)	All grants were approved by our Compensation Committee and were effective and priced on the date of grant.
(2)	Represents the performance share awards granted under our 2017 Plan as of February 1, 2019. The awards will vest on February 1, 2022 if specified performance goals are satisfied. Performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Compensation.” Dividend equivalents with respect to the performance share awards are accrued during the three-year restricted period and will be paid upon vesting of the awards.
(3)	Represents the shares of restricted stock awarded under our 2017 Plan in 2019. The shares will vest according to the following schedule: 40% of the award will vest on the first anniversary, 40% of the award will vest on the second anniversary and 20% of the award will vest on the third anniversary of the award date. Dividends declared on shares of restricted stock are accrued during the three-year restricted period and will be paid upon vesting of restricted shares.
(4)	Represents phantom units which are the economic equivalent of one share of Company stock. The award will vest 100% on the third anniversary date of the grant and will settle in cash. Dividends declared on shares of phantom units are accrued during the three-year restricted period and will be paid upon vesting of such phantom units.
(5)	Represents grants of non-qualified stock options under our 2017 Plan in 2019. Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table. Options will vest ratably over three years in equal installments on the first, second and third anniversaries of the award date.
(6)	Exercise price at “fair market value” was defined in our 2017 Plan as the closing price of our common stock on the NYSE on the date of grant. The closing price of our common stock on February 1, 2019 was $22.39.
(7)	Reflects aggregate grant date fair value of restricted stock; performance share awards awarded and non-qualified stock options granted to our Named Executive Officers on February 1, 2019 computed in accordance with FASB ASC Topic 718.

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— OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2019.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(12)
David L. Stover	111,682	—		—	37.55	2/1/2020	58,541	(6)	1,454,158	54,337	(13)	1,349,731
	97,482	—		—	45.20	2/1/2021	93,066	(7)	2,311,759	250,890	(14)	6,232,108
	113,122	—		—	50.91	2/1/2022	37,226	(8)	924,694	372,264	(15)	9,247,038
	94,184	—		—	54.60	2/1/2023	—		—	—		—
	82,230	—		—	62.33	1/31/2024	—		—	—		—
	160,485	—		—	47.74	1/30/2025	—		—	—		—
	227,310	—		—	31.65	2/1/2026	—		—	—		—
	129,880	64,941	(1)	—	39.46	2/1/2027	—		—	—		—
	37,010	74,021	(2)	—	30.89	2/1/2028	—		—	—		—
	—	165,158	(3)	—	22.39	2/1/2029	—		—	—		—
Brent J. Smolik	39,032	78,064	(4)	—	25.17	11/16/2028	139,054	(9)	3,454,101	183,116	(15)	4,548,601
	—	81,241	(3)	—	22.39	2/1/2029	45,779	(7)	1,137,150
							18,311	(8)	454,845
Kenneth M. Fisher	53,792	—		—	37.55	2/1/2020	20,272	(6)	503,556	16,125	(13)	400,545
	54,158	—		—	45.20	2/1/2021	26,239	(7)	651,777	89,024	(14)	2,211,356
	57,818	—		—	50.91	2/1/2022	10,495	(8)	260,696	104,956	(15)	2,607,107
	51,802	—		—	54.60	2/1/2023	—		—	—		—
	43,121	—		—	62.33	1/31/2024	—		—	—		—
	57,507	—		—	47.74	1/30/2025	—		—	—		—
	75,247	—		—	31.65	2/1/2026	—		—	—		—
	38,544	19,273	(1)	—	39.46	2/1/2027	—		—	—		—
	13,132	26,266	(2)	—	30.89	2/1/2028	—		—	—		—
	—	46,565	(3)	—	22.39	2/1/2029	—		—	—		—
Rachel G. Clingman	15,860	31,721	(5)	—	36.93	5/21/2028	32,493	(11)	807,126	66,994	(15)	1,664,131
	—	29,722	(3)	—	22.39	2/1/2029	16,748	(7)	416,020
							6,699	(8)	166,403
John K. Elliott	14,990	—		—	45.20	2/1/2021	1,430	(10)	35,521	8,412	(13)	208,954
	20,990	—		—	50.91	2/1/2022	11,708	(6)	290,827	50,178	(14)	1,246,422
	22,958	—		—	54.60	2/1/2023	17,306	(7)	429,881	69,226	(15)	1,719,574
	2,324	—		—	56.52	4/29/2023	6,922	(8)	171,942	—		—
	20,056	—		—	62.33	1/31/2024	—		—	—		—
	26,748	—		—	47.74	1/30/2025	—		—	—		—
	34,488	—		—	31.65	2/1/2026	—		—	—		—
	20,110	10,055	(1)	—	39.46	2/1/2027	—		—	—		—
	7,402	14,804	(2)	—	30.89	2/1/2028	—		—	—		—
	—	30,713	(3)	—	22.39	2/1/2029	—		—	—		—

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(1)	Stock options vested February 1, 2020.
(2)	50% of stock options vested February 1, 2020; and 50% of stock options vest February 1, 2021.
(3)	33 1/3% of stock options vested February 1, 2020; 33 1/3% of stock options vest February 1, 2021; and 33 1/3% of stock options vest February 1, 2022.
(4)	50% of stock options vest November 16, 2020; and 50% of stock options vest November 16, 2021.
(5)	50% of stock options vest May 21, 2020; and 50% of stock options vest May 21, 2021.
(6)	50% of restricted stock vested February 1, 2020; and 50% of restricted stock vests February 1, 2021.
(7)	40% of restricted stock vested February 1, 2020; 40% of restricted stock vests February 1, 2021; and 20% of restricted stock vests February 1, 2022.
(8)	100% of phantom units will settle in cash and vest on February 1, 2022.
(9)	100% of restricted stock vests November 16, 2021.
(10)	100% of restricted stock vests March 24, 2020.
(11)	100% of restricted stock vests May 21, 2021.
(12)	Market value based on December 31, 2019 (last business day of the year) closing price of $24.84.
(13)	Based on the Company’s formula for calculating TSR relative to peers, 83% of the performance restricted stock vested on February 1, 2020 and these shares reflect the number of shares earned based on that percentage. Performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Compensation.”
(14)	These shares of performance based restricted stock will vest February 1, 2021, subject to achievement of total stockholder return levels relative to a pre-determined industry peer group. Because performance as of December 31, 2019 was trending at target, these shares reflect the number of shares that would be earned based on maximum achievement of the applicable performance metrics. The actual number of shares that vest at the end of the performance period may differ substantially from the number of shares reported herein. Performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Compensation.”
(15)	These shares of performance based restricted stock will vest February 1, 2022, subject to achievement of total stockholder return levels relative to a pre-determined industry peer group. Because performance as of December 31, 2019 was trending at maximum, these shares reflect the number of shares that would be earned based on maximum achievement of the applicable performance metrics. The actual number of shares that vest at the end of the performance period may differ substantially from the number of shares reported herein. Performance goals for determining vesting are described in the CD&A under the heading “Long-Term Incentive Compensation.”

— STOCK OPTION EXERCISES AND STOCK VESTING FOR 2019

The table below sets forth certain information with respect to vesting of restricted stock and the exercise of stock options held by our Named Executive Officers during fiscal year 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Stock Awards Value Realized on Vesting ($)(1)
David L. Stover	—	—	68,551	1,534,857
Kenneth M. Fisher	—	—	22,043	493,543
John K. Elliott	—	—	12,794	287,813
(1)	Shares of restricted stock awarded to our Named Executive Officers on February 1, 2017 and February 1, 2018 vested on February 1, 2019. Mr. Elliott had an additional grant on March 24, 2017 that vested on March 24, 2019. Income was recognized on vesting based on the closing trading price of our common stock of $22.39 on February 1, 2019 and $23.97 on March 24, 2019. Dividends that accrued on shares of restricted stock that vested were paid in 2019 as follows: Mr. Stover — $45,189; Mr. Fisher — $14,141; and Mr. Elliott— $8,515.

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— EQUITY PLAN COMPENSATION INFORMATION FOR 2019

The following table summarizes information regarding the number of shares of our common stock that are available for issuance under all of our existing equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	12,575,753	(1)	$44.62	28,715,830	(2)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
TOTAL	12,575,753		—	28,715,830
(1)	1992 Plan – 11,190,521 shares; 2005 Plan – 257,187 shares 2015 Plan – 178,819 shares; and 2017 Plan – 949,226 shares.
(2)	2017 Plan – 28,407,839 shares and 2015 Plan – 307,991 shares.

— NON-QUALIFIED DEFERRED COMPENSATION TABLE FOR 2019

The following table sets forth certain information with respect to contributions made to our Deferred Compensation Plan by our Named Executive Officers during fiscal year 2019.

	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)(5)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(6)
David L. Stover	129,518	209,421	(2)	2,137,214	—	14,178,133
Brent J. Smolik	30,000	94,013	(3)	2,641	—	126,654
Kenneth M. Fisher	44,800	74,213	(3)	153,798	—	1,247,727
Rachel G. Clingman	—	40,613	(4)	320	—	51,865
John K. Elliott	—	33,095	(4)	9,007	—	300,821
(1)	Mr. Stover deferred 7% ($77,350) of the STIP payment he earned in 2018 (otherwise paid in 2019) and 5% ($52,168) of base salary in 2019. Mr. Smolik deferred 4% ($30,000) of base salary in 2019. Mr. Fisher deferred 7% ($44,800) of base salary in 2019.
(2)	Represents matching contributions, retirement savings contributions and transition contributions that could not be made to the Noble Energy, Inc. 401(k) Plan as a result of Code limitations.
(3)	Represents matching contributions and retirement savings contributions that could not be made to the Noble Energy, Inc. 401(k) Plan as a result of Code limitations.
(4)	Represents retirement savings contributions that could not be made to the Noble Energy, Inc. 401(k) Plan as a result of Code limitations.
(5)	Earnings are credited in accordance with the Named Executive Officer’s investment direction.
(6)	All Named Executive Officers are 100% vested in these balances, except for Mr. Smolik who will be vested on November 16, 2021 and Ms. Clingman who will be vested on May 21, 2021.

The Company’s Matching Contributions, Retirement Savings Contributions, Transition Contributions and a portion of the interest earnings credited to the Deferred Compensation Plan accounts of our Named Executive Officers are reflected in the “All Other Compensation” and the “Change in Pension Value” columns of the Summary Compensation Table above, respectively.

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—	POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT

The tables below estimate the amount of compensation payable to each of our Named Executive Officers upon involuntary termination of employment, termination following a change of control and in the event of disability or death, in each case effective as of December 31, 2019. The actual amount of compensation payable to each of our Named Executive Officers can only be determined at the time of his or her separation from the Company. For purposes of this discussion, with respect to the payment of compensation that is deferred compensation subject to Section 409A of the Code, an individual’s termination of employment should be interpreted to mean the date as of which the individual has a “separation from service” for the purposes of Section 409A. No additional payments to our Named Executive Officers will be triggered upon a voluntary termination event.

Payments Made Upon Termination

Upon termination of employment for reasons other than disability, death or in connection with a change of control, each Named Executive Officer is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	amounts credited under our Deferred Compensation Plan;
•	unused vacation pay; and
•	amounts accrued and vested under our 401(k) Plan.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, in addition to the items identified above, the Named Executive Officer will have until the earlier of (1) the fifth anniversary of his or her retirement date or (2) the expiration of the remainder of the outstanding 10-year option term, to exercise all stock options that are vested as of his or her retirement date.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer or his or her named beneficiary will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.

Payments Made Upon a Change of Control

We have adopted change of control arrangements for our Named Executive Officers. If a Named Executive Officer’s employment is terminated within two years after a change of control, he or she may be entitled to receive certain severance benefits pursuant to the terms of his or her change of control arrangement. These benefits are described more fully under the heading “Change of Control Arrangements” in our CD&A section.

Payments of Vested Benefits

In addition to the payments our Named Executive Officers may receive upon the termination of their employment, they will continue to hold stock options that were vested immediately prior to their termination. Our Named Executive Officers will also be entitled to receive the vested balance of their contributions to our Deferred Compensation Plan and the 401(k) Plan.

Other Payment Information

Up to 40 hours of unused vacation carries over from year to year. We have assumed for purposes of the following table that all Named Executive Officers used all of their vacation during 2019 and would therefore not be entitled to payment for any unused vacation in the event of their termination on December 31, 2019. In the event of termination during the year, all amounts of unused vacation would be paid based on their respective salary.

Our executive change of control arrangement provides for reimbursement for up to $15,000 of reasonable fees related to out-placement employment services. We have assumed for purposes of the following table that all Named Executive Officers utilized this benefit.

Our long-term disability benefits are fully insured through Prudential. Eligibility for benefits is determined by Prudential only after the employee’s termination of employment because of a medical condition. Benefits pay at 66.67% of monthly income, capped at $15,000 per month. For purposes of the following table, this benefit has been excluded.

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—	TERMINATION PAYMENTS TABLE FOR 2019

Name	Type of Payment or Benefit	Involuntary Termination on 12/31/2019 ($)(6)	Termination Without Cause or Involuntary Termination following a Change of Control on 12/31/2019 ($)		Disability on 12/31/2019 ($)	Death on 12/31/2019 ($)
David L. Stover	Severance	2,055,577	8,244,427	(7)	—	—
	STIP Payments(1)	—	1,365,000	(7)	—	1,365,000
	Stock Options(2)	134,880	404,637		404,637	404,637
	Restricted Stock(3)	3,115,969	5,282,714		5,573,652	5,573,652
	Restricted Stock Units(4)	—	942,190		942,190	942,190
	Performance Shares(5)	—	12,650,957		7,939,956	7,939,956
	Health, Welfare & Other	8,294	56,388	(8)	—	—
	Life Insurance	—	—		—	1,000,000	(9)
	TOTAL	5,314,720	28,946,313		14,860,435	17,225,435
Brent J. Smolik	Severance	998,077	4,025,100	(7)	—	—
	STIP Payments(1)	—	825,000	(7)	—	825,000
	Stock Options(2)	66,346	199,040		199,040	199,040
	Restricted Stock(3)	463,451	4,678,122		4,678,122	4,678,122
	Restricted Stock Units(4)	—	463,451		463,451	463,451
	Performance Shares(5)	—	4,634,667		2,317,333	2,317,333
	Health, Welfare & Other	8,294	41,469	(8)	—	—
	Life Insurance	—	—		—	1,000,000	(9)
	Retirement Benefits(10)	94,013	94,013		94,013	94,013
	TOTAL	1,630,181	14,960,862		7,751,959	9,576,959
Kenneth M. Fisher	Severance	856,615	1,233,479	(7)	—	—
	STIP Payments(1)	—	608,000	(7)	—	608,000
	Stock Options(2)	38,029	114,084		114,084	114,084
	Restricted Stock(3)	954,472	1,620,288		1,706,628	1,706,628
	Restricted Stock Units(4)	—	265,629		265,629	265,629
	Performance Shares(5)	—	3,802,175		2,473,958	2,473,958
	Health, Welfare & Other	13,029	70,664	(8)	—	—
	Life Insurance	—	—		—	1,000,000	(9)
	TOTAL	1,862,145	7,714,319		4,560,299	6,168,299
Rachel G. Clingman	Severance	556,615	2,696,393	(7)	—	—
	STIP Payments(1)	—	432,000	(7)	—	432,000
	Stock Options(2)	24,272	72,819		72,819	72,819
	Restricted Stock(3)	169,552	1,253,438		1,253,438	1,253,438
	Restricted Stock Units(4)	—	169,552		169,552	169,552
	Performance Shares(5)	—	1,695,618		847,809	847,809
	Health, Welfare & Other	6,556	38,301	(8)	—	—
	Life Insurance	—	—		—	1,000,000	(9)
	Retirement Benefits(10)	42,452	42,452		42,452	42,452
	TOTAL	799,447	6,400,573		2,386,070	3,818,070
John K. Elliott	Severance	548,308	2,392,813	(7)	—	—
	STIP Payments(1)	—	360,000	(7)	—	360,000
	Stock Options(2)	25,083	75,247		75,247	75,247
	Restricted Stock(3)	583,005	996,506		1,041,571	1,041,571
	Restricted Stock Units(4)	—	175,195		175,195	175,195
	Performance Shares(5)	—	2,397,901		1,521,846	1,521,846
	Health, Welfare & Other	11,388	62,294	(8)	—	—
	Life Insurance	—	—		—	960,000	(9)
	TOTAL	1,167,784	6,459,956		2,813,859	4,133,859

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(1)	Named Executive Officers would not be entitled to a STIP payment for 2019 in the event of their termination of employment on December 31, 2019, other than in the event of a change of control or death.
(2)	Vesting of stock options accelerates in the event of a change of control and in the event of death or disability. In the event of an involuntary termination under the Noble Severance Plan, vesting will be accelerated for any unvested stock options that would vest within twelve months of the involuntary termination. Represents the difference between the exercise price of each stock option and closing price of our common stock on December 31, 2019 ($24.84) on all unvested stock options held as of December 31, 2019.
(3)	All unvested shares of restricted stock will be forfeited as a result of voluntary or involuntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of those shares. All unvested shares of time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of an involuntary termination under the Noble Severance Plan as follows: Mr. Stover’s award for 2017 — 54,337 shares, 2018 — 29,270 shares, 2019 — 37,226 shares; Mr. Smolik’s award for 2019 — 18,311 shares; Mr. Fisher’s award for 2017 — 16,125 shares, 2018 — 10,386 shares, 2019 — 10,495 shares; Ms. Clingman’s award for 2019 — 6,699 shares; Mr. Elliott’s award for 2017 — 9,842 shares, 2018 — 5,854 shares, 2019 — 6,922 shares. All unvested shares of time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of a change of control as follows: Mr. Stover’s award for 2017 — 54,337 shares, 2018 — 58,541 shares, 2019 — 93,066 shares; Mr. Smolik’s award for 2018 — 139,054 shares, 2019 — 45,779 shares; Mr. Fisher’s award for 2017 — 16,125 shares, 2018 — 20,772 shares, 2019 — 26,239 shares; Ms. Clingman’s award for 2018 — 32,493 shares, 2019 — 16,748 shares; Mr. Elliott’s award for 2017 — 9,842 shares, 2018 — 11,708 shares, 2019 — 17,306 shares. All unvested shares of time-based restricted stock and a portion of the performance-based restricted stock, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: Mr. Stover’s award for 2017 — 65,467 shares, 2018 — 58,541 shares, 2019 — 93,066 shares; Mr. Smolik’s award for 2018 — 139,054 shares, 2019 — 45,779 shares; Mr. Fisher’s award for 2017 — 19,428 shares, 2018 — 20,772 shares, 2019 — 26,239 shares; Ms. Clingman’s award for 2018 — 32,493 shares, 2019 — 16,748 shares; Mr. Elliott’s award for 2017 — 11,566 shares, 2018 — 11,708 shares, 2019 — 17,306 shares. Value is based on the closing price of our common stock on December 31, 2019 ($24.84).
(4)	All unvested shares of time-vested restricted stock units will be forfeited as a result of voluntary or involuntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of those units. All unvested shares of time-vested restricted stock units, including accrued dividends, will vest in the event of termination of employment as a result of a change of control, death or disability as follows: Mr. Stover’s award for 2019 — 37,226 shares; Mr. Smolik’s award for 2019 — 18,311 shares; Mr. Fisher’s award for 2019 — 10,495 shares; Ms. Clingman’s award for 2019 — 6,699 shares; Mr. Elliott’s award for 2019 — 6,922 shares. Value is based on the closing price of our common stock on December 31, 2019 ($24.84).
(5)	All unvested performance shares will be forfeited as a result of voluntary or involuntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of those shares. A portion of the unvested performance shares, including accrued dividends, will vest in the event of termination of employment as a result of a change of control as follows: Mr. Stover’s award for 2018 — 125,445 shares, 2019 — 372,264 shares; Mr. Smolik’s award for 2019 — 183,116 shares; Mr. Fisher’s award for 2018 — 44,512 shares, 2019 — 104,956 shares; Ms. Clingman’s award for 2019 — 66,994 shares; Mr. Elliott’s award for 2018 — 25,089 shares, 2019 — 69,226 shares. A portion of the unvested performance shares, including accrued dividends, will vest in the event of termination of employment as a result of death or disability as follows: Mr. Stover’s award for 2018 — 125,445 shares, 2019 — 186,132 shares; Mr. Smolik’s award for 2019 — 91,558 shares; Mr. Fisher’s award for 2018 — 44,512 shares, 2019 — 52,478 shares; Ms. Clingman’s award for 2019 — 33,497 shares; Mr. Elliott’s award for 2018 — 25,089 shares, 2019 — 34,613 shares. Value is based on the closing price of our common stock on December 31, 2019 ($24.84).
(6)	The Named Executive Officers are not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, in certain instances the Noble Severance Plan provides for a severance payment based upon years of completed service and continuation of certain health and welfare benefits. If the Named Executive Officers are entitled to a severance payment under the plan, they would receive two weeks of pay for every year of service, not to exceed 52 weeks or be less than 12 weeks, plus a prorated STIP payment based on their STIP target percentage. In addition, any unvested equity awards, including accrued dividends, that would vest within twelve months of the termination of employment will vest due to the involuntary termination. They would also be able to continue certain health and welfare benefits for six months at the current active employee rates.
(7)	Our Executive Change of Control Plan provides for severance benefits in the event that employment terminates within two years after a change of control. Under the plan, if any of our Named Executive Officers are terminated following a change of control (other than termination for cause or by reason of death or disability), they are entitled to receive a lump sum severance payment equal to a multiplier of 2.99 for Mr. Stover, and 2.5 for Messrs. Smolik, Fisher, Clingman and Elliott of their annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid or payable for the three years prior to the change of control. They are also entitled to a prorated target STIP payment based on the termination date in the year of the change of control.
(8)	Our Executive Change of Control Plan provides for continued medical, dental, vision and life benefits for a period of 36 months for Mr. Stover and 30 months for each other Named Executive Officer following a change of control with each Named Executive Officer continuing to pay the active premium for the 36- or 30-month period, respectively. The value reflected is the present value of the total estimated cost for us to provide these benefits.
(9)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.
(10)	Represents accelerated vesting of unvested employer contributions under the nonqualified Deferred Compensation Plan.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.	WHAT IS A PROXY STATEMENT AND WHAT IS A PROXY?

A proxy statement is a document that the rules and regulations of the SEC require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers to act as proxies for the 2020 Annual Meeting of Shareholders: David L. Stover and Kenneth M. Fisher.

2.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL SHAREHOLDER?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare, you are considered a shareholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

3.	HOW DO I VOTE?

By Written Proxy. All shareholders of record can vote by written proxy card. If you are a beneficial owner, you may request a written proxy card or voting instruction form from your bank or broker.

By Telephone or Internet. All shareholders of record can also vote by touch-tone telephone from the U.S. using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

In Person. All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 6.

4.	WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

If you are a shareholder of record, you will receive only one proxy card for all the shares of common stock you hold in certificate form, in book-entry form and in any Company benefit plan. If you hold shares of common stock in any Company benefit plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the benefit plans will not vote your benefit plan shares.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your shares of common stock.

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5.	HOW DO I ATTEND THE MEETING IN PERSON? WHAT DO I NEED TO BRING?

You need to bring documentation showing that you owned common stock on the record date, March 2, 2020. You also need to bring a photo ID to gain admission. Please note that the use of cameras, recording equipment, cellular telephones, smartphones or other similar equipment or packages will not be allowed in the meeting room. If you are a beneficial owner, bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You may also bring your brokerage statement reflecting your ownership of common stock as of March 2, 2020 with you to the meeting. Please note that you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 6.

6.	HOW CAN I VOTE AT THE MEETING IF I AM A BENEFICIAL OWNER?

You will need to ask your broker, bank or other nominee to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. If you do not have a legal proxy with you, you will be able to gain admission to the meeting following the procedures described in the response to question 5, but will not be able to vote at the meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the meeting.

Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

7.	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

Proposal		Board Recommendation
1.	Election of Directors	FOR each
Director Nominee
2.	Ratification of Appointment of Independent Auditor	FOR
3.	Advisory Vote to Approve Executive Compensation	FOR
4.	Approval of the Noble Energy, Inc. 2020 Long-Term Incentive Plan	FOR

8.	HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE PROPOSALS?

Directors in uncontested elections will be elected by a majority of the votes cast by the holders of shares of our common stock voting in person or by proxy at the meeting. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.

Each of the remaining proposals requires approval by holders of a majority of shares of common stock having voting power represented in person or by proxy at the annual meeting. As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the Compensation Committee, which is responsible for overseeing our executive compensation program, values the opinions expressed by shareholders and will consider the outcomes of those votes when making future compensation and frequency of vote decisions.

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9.	WHAT IF I AM A SHAREHOLDER OF RECORD AND DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted in accordance with the Board recommendations described in the response to question 7.

10.	WHAT IF I AM A BENEFICIAL OWNER AND DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the material you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Routine Items. The ratification of the appointment of the independent auditor is a routine item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

Non-routine Items. The election of directors, the advisory vote to approve executive compensation and the vote to approve the Company’s Long-Term Incentive Plan are non-routine items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners. Non-voted stock on non-routine matters are called “broker non-votes.”

11.	HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be considered as votes cast “for” or “against” any proposal or director candidate and will not affect the outcome of the election of directors. Abstentions will have the same effect as votes against any matter other than the election of directors. Broker non-votes will not affect the outcome of any proposal to be voted on at the meeting.

12.	WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE MY SHARES?

Shareholders can revoke a proxy prior to the completion of voting at the meeting by:

•	giving written notice to the Company’s Corporate Secretary;
•	delivering a later-dated proxy prior to 11:59 Eastern Time on April 27, 2020; or
•	voting in person at the meeting (unless you are a beneficial owner without a legal proxy, as described in the response to question 6).

13.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will not disclose the votes of specific shareholders except:

•	as necessary to meet applicable legal requirements or to assert or defend claims for or against the Company;
•	in the case of a contested proxy solicitation;
•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
•	to allow the independent inspector of election to certify the results of the vote.

An independent inspector of elections will tabulate the proxies and certify the results.

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14.	HOW WILL THE COMPANY ANNOUNCE THE VOTING RESULTS?

We will announce the preliminary voting results at the Annual Meeting and will report the final results on our Website and in a current report on Form 8-K filed with the SEC.

15.	DOES THE COMPANY HAVE A POLICY ABOUT DIRECTORS’ ATTENDANCE AT THE ANNUAL MEETING OF SHAREHOLDERS?

All of our directors are expected to attend each Annual Meeting of our shareholders. Attendance at our Annual Meeting will be considered by our Governance Committee in assessing each director’s performance. Last year, all of our directors attended our Annual Meeting, except for Mr. Cox who did not stand for re-election at the 2019 Annual Meeting of our shareholders.

16.	WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

We are providing access to our proxy materials over the Internet. As a result, we have sent a notice regarding the availability of these proxy materials rather than a paper copy to most of our shareholders. The notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, the website provided in the notice allows shareholders to request to receive future proxy materials in printed form by mail or electronically by e-mail. A shareholder’s election to receive proxy materials by mail or e-mail will remain in effect until the shareholder terminates it. In an effort to reduce the environmental impact of printing and mailing paper copies, we strongly encourage you to request electronic delivery of proxy materials.

17.	HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?

This solicitation is made by Noble Energy, Inc. and we bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist with the solicitation of proxies for an estimated fee of $15,000 plus expenses. We will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

18.	HOW CAN I CONTACT THE CORPORATE SECRETARY?

This Proxy Statement directs certain inquiries to the Corporate Secretary. The Corporate Secretary may be contacted by writing to Noble Energy, Inc., Attn: Corporate Secretary, 1001 Noble Energy Way, Houston, Texas 77070 or by calling (281) 872-3100.

19.	HOW CAN I COMMUNICATE WITH THE BOARD OF DIRECTORS?

You may contact any member of our Board, any Board committee or any chair of any such committee by mail, electronically or by calling our independent, toll-free compliance line. To communicate by mail, correspondence should be addressed to our Board or any individual director or group or committee of directors by either name or title. All correspondence should be sent to the Corporate Secretary at the address shown in this Proxy Statement. To communicate with any of our directors electronically, shareholders should go to our Website at www.nblenergy.com. Under the heading “Corporate Governance” you will find a link that may be used for writing an electronic message. In addition, shareholders may call our independent, toll-free compliance line listed on our Website under the same heading.

All shareholder communications properly received will be reviewed by the office of our General Counsel to determine whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotion of a product or service, or patently offensive material will be forwarded promptly to the appropriate director or directors.

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20.	WHERE CAN I FIND DEFINITIONS FOR CAPITALIZED TERMS, ABBREVIATIONS AND ACRONYMS USED IN THIS PROXY STATEMENT?

We generally include definitions for capitalized terms, abbreviations and acronyms at the places in this Proxy Statement where they are first used. We have also included a quick reference glossary.

21.	HOW CAN I OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K?

Shareholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Noble Energy, Inc., Attn: Investor Relations, 1001 Noble Energy Way, Houston, Texas 77070 or by calling (281) 872-3100. Alternatively, shareholders can access our Annual Report on Form 10-K on the “Investors” page at www.nblenergy.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at http://www.sec.gov.

22.	WILL I GET MORE THAN ONE COPY OF THE PROXY STATEMENT, ANNUAL REPORT OR NOTICE IF THERE ARE MULTIPLE SHAREHOLDERS AT MY ADDRESS?

In some cases, only one copy of this Proxy Statement, annual report or Notice is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon a written or oral request, a separate copy of this Proxy Statement, annual report or Notice to a shareholder at a shared address to which a single copy of the document was delivered. Shareholders sharing an address may also submit requests for delivery of a single copy of the Proxy Statement, annual report or Notice, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, a shareholder may submit a written request to Noble Energy, Inc., Attn: Corporate Secretary, 1001 Noble Energy Way, Houston, Texas 77070 or a shareholder may make a request by calling (281) 872-3100 and requesting to speak to the Corporate Secretary.

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GLOSSARY

Terms, abbreviations and acronyms, as used in this Proxy Statement:

401(k) Plan	Noble Energy, Inc. 401(k) Plan
1992 Plan	Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan
2005 Plan	Noble Energy, Inc. 2005 Stock Plan for Non-Employee Directors
2015 Plan	Noble Energy, Inc. 2015 Stock Plan for Non-Employee Directors
2017 Plan	Noble Energy, Inc. 2017 Long-Term Incentive Plan, as amended and restated to date
2020 Plan	Noble Energy, Inc. 2020 Long-Term Incentive Plan (see Proposal 4 of this Proxy Statement)
ASC	Accounting Standards Codification
Bn	Billions
Board	Board of Directors of Noble Energy, Inc.
Boe	Barrels oil equivalent. Natural gas is converted on the basis of six Mcf of gas per one barrel of oil equivalent. This ratio reflects an energy content equivalency and not a price or revenue equivalency. Given commodity price disparities, the price for a barrel of oil equivalent for natural gas is significantly less than the price for a barrel of oil.
CD&A	Compensation Discussion and Analysis included in this Proxy Statement
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Code	Internal Revenue Code of 1986, as amended
Committee	The committee designated by the Board to administer the 2017 Plan
Company (or “we” or “us”)	Noble Energy, Inc.
Compensation Committee	Compensation, Benefits and Stock Option Committee
CROCE	Cash return on capital employed
CROCI	Cash return on capital invested
Deferred Compensation Plan	Noble Energy, Inc. non-qualified deferred compensation plans
E&P	Exploration and production
Exchange Act	Securities and Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
Form 10-K	Annual Report on Form 10-K
GAAP	Accounting principles generally accepted in the United States
Governance Committee	Corporate Governance and Nominating Committee
Leviathan	Leviathan natural gas project, offshore Israel
LTIP	Long-Term Incentive Plan
MBoe/d	Thousand barrels oil equivalent per day
Mcf	Thousand cubic feet
MM	Millions
MMBoe	Million barrels oil equivalent
Named Executive Officers (or “NEO”)	Noble Energy’s CEO, CFO and the most highly compensated executive officers other than the CEO and CFO which, for 2019, were David L. Stover, Brent J. Smolik, Kenneth M. Fisher, John K. Elliott and Rachel G. Clingman.

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NBLX	Noble Midstream Partners LP
NYSE	New York Stock Exchange
Record Date	March 2, 2020
ROACE	Return on average capital employed
Rosetta Resources (or “Rosetta”)	Rosetta Resources Inc.
SEC	United States Securities and Exchange Commission
Severance Plan	An unfunded plan that provides for severance benefits to eligible employees
SSCR Committee	Safety, Sustainability and Corporate Responsibility Committee
STIP	Short-Term Incentive Plan
Tamar	Tamar natural gas project, offshore Israel
Total Direct Compensation	Compensation comprised of salary, bonus, stock and option awards and non-equity incentive plan compensation as reflected in the Summary Compensation Table
Total Shareholder Return (or “TSR”)	Determined on the basis of the total investment performance that would have resulted at the end of the performance period from investing $100 in our common stock, using a beginning stock price and an ending stock price equal to the average closing price for the month of December immediately preceding the beginning of the performance period and the month of December immediately preceding the end of the performance period, respectively, and with all dividends reinvested
U.S.	United States
Website	Noble Energy, Inc. website found at www.nblenergy.com. The information on our website is not incorporated by reference into or otherwise made a part of this Proxy Statement.

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APPENDIX A NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes free cash flow which is an important financial measure, but is not a financial measure defined by GAAP. We believe it is a useful tool to facilitate an understanding of the amount of cash flow generated that is available to grow our business and create long-term shareholder value, and it is used as a performance measure for purposes of our STIP. Free cash flow should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, or any other measure as reported in accordance with GAAP. Our method for computing this measure may not be the same method used to compute similar measures reported by other entities.

The table below reconciles net cash provided by our operating activities (GAAP) to free cash flow (non-GAAP) for the year ended December 31, 2019.

NOBLE ENERGY, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO FREE CASH FLOW (NON-GAAP)

(IN MILLIONS, UNAUDITED)

Year Ended December 31, 2019
Net Cash Provided by Operating Activities (GAAP)	$1,998
Net Cash Used in Investing Activities (GAAP)	(3,138)
Reconciliation to Free Cash Flow:
Net changes associated with Equity Method Investments	799
Net Proceeds from Divestitures	(173)
NBL Dividends Paid	(227)
NBLX Free Cash Flow(1)	(45)
Capital Lease Payments	(39)
Other Items(2)	(17)
Free Cash Flow (non-GAAP)	(842)
Price Impact Adjustment	2
Free Cash Flow, Price Adjusted (non-GAAP)(3)	(840)
(1)	Remove impacts of NBLX operating and investing cash flow and net cash contributions and distributions to sponsor (NBL).
(2)	“Other Items”, as determined herein, is calculated in accordance with instructions per the Compensation Committee.
(3)	Free Cash Flow as determined herein is calculated as a STIP Factor.

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APPENDIX B EXECUTIVE OFFICERS

Name	Age	Title
David L. Stover	62	Chairman and Chief Executive Officer
Rachel G. Clingman	53	Senior Vice President, General Counsel and Corporate Secretary
John K. Elliott	62	Senior Vice President, Offshore
Robin Fielder	39	Senior Vice President, Midstream
Kenneth M. Fisher	58	Executive Vice President and Chief Financial Officer
John T. Lewis	63	Senior Vice President, Corporate Development
Christine M. Michel	56	Senior Vice President, Human Resources, Administration and Security
Brent J. Smolik	58	President and Chief Operating Officer
Thomas H. Walker	49	Senior Vice President, U.S. Onshore

David L. Stover has served as the Chief Executive Officer of Noble Energy since October 2014 and Chairman of the Board since April 2015. He served as President and Chief Executive Officer of Noble Energy from October 2014 to November 2018, served as President and Chief Operating Officer from May 2009 to October 2014, and served as Executive Vice President and Chief Operating Officer from August 2006 to April 2009. He joined the Company in 2002 and has served in various other senior leadership capacities, including Senior Vice President of North America and Business Development and Vice President of Business Development. Prior to joining the Company, he held various positions with BP America, Inc. (“BP”), Vastar Resources, Inc. (“Vastar”), and Atlantic Richfield Company (“ARCO”). Additionally, Mr. Stover is chairman of the board of directors and serves on the executive committee of Junior Achievement of Southeast Texas and serves on the executive committee of the American Petroleum Institute.

Rachel G. Clingman was elected Senior Vice President, General Counsel and Corporate Secretary in May 2018. She has also served as a member of the Board of Directors of Noble Midstream GP LLC, a subsidiary of the Company and general partner of NBLX (“Noble Midstream GP”), since August 2019. She previously served as Vice President - Legal for BHP Petroleum and BHP’s Minerals Americas businesses from 2013 - 2017. Ms. Clingman has also served on the executive teams of Transocean, Ltd. and Sutherland, Asbill & Brennan L.L.P. (now Eversheds Sutherland L.L.P.), and she is a member of the Board of the American Heart Association - Houston.

John K. Elliott was elected Senior Vice President in April 2013 and is currently responsible for offshore operations. He previously served as Senior Vice President Eastern Mediterranean operations from 2013, Vice President of global drilling, major projects and supply chain from 2012 and as Vice President of major projects from 2009. Prior to joining the Company, Mr. Elliott held various positions with BP Exploration.

Robin H. Fielder was elected Senior Vice President, Midstream, in January 2020. She also serves as President and Chief Operating Officer for Noble Midstream GP. She previously served as President, Chief Executive Officer and Director of the general partners of Western Midstream Operating LP (formerly Western Gas Partners LP) and Western Midstream Partners LP (formerly Western Gas Equity Partners LP) from January 2019 to August 2019, and as President and Director of the general partners from November 2018 to January 2019. She also served as Senior Vice President, Midstream of Anadarko Petroleum Corporation (“Anadarko”) from November 2018 to August 2019. Prior to these positions, Ms. Fielder served in positions of increasing responsibility at Anadarko, including Vice President, Investor Relations from September 2016 to November 2018, Midstream Corporate Planning Manager from December 2015 to September 2016, Director, Investor Relations from June 2014 to December 2015 and General Manager, Carthage/North Louisiana from June 2013 to June 2014. Prior to serving in these roles, she held various exploration and operations engineering positions at Anadarko in both the U.S. onshore and the deepwater Gulf of Mexico.

Kenneth M. Fisher was elected Executive Vice President and Chief Financial Officer in April 2014, previously serving as Senior Vice President and Chief Financial Officer from November 2009. He also has served as Chairman of the Board of Directors of Noble Midstream GP since September 2016. Mr. Fisher served on the Board of Directors of the general partner of CONE Midstream Partners LP from May 2014 to December 2017. Mr. Fisher currently serves as a director and Audit Committee chairman of Apergy Corporation. Before joining the Company, he served as Executive Vice President of Finance for Upstream Americas for Shell from July to November 2009 and as Director of Strategy & Business Development for Royal Dutch Shell plc in The Hague from August 2007 to July 2009. Prior to joining Shell in 2002, Mr. Fisher held various positions within business units of General Electric Company.

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John T. Lewis was elected Senior Vice President in April of 2013 and is currently responsible for corporate development. He previously served as Vice President of the Southern Region of our North America division from 2008 and was Director of Asset Development and Reserves from 2006. Prior to joining the Company, Mr. Lewis held various positions with ARCO, Vastar and BP America.

Christine M. Michel was elected Senior Vice President in June of 2019 and is currently responsible for human resources, administration and security. Prior to joining Noble Energy in 2019, Ms. Michel served as Senior Vice President of global human resources and communications for Exterran Corporation, where she was a member of the executive leadership team that launched the company from November 2015 until June 2019. Prior to this role, Ms. Michel served as senior vice president of global human resources and communications for Exterran Holdings and Exterran Limited Partners from June 2009 until November 2015. Ms. Michel joined Exterran from Ford Motor Company, where she served as executive director of human resources for The Americas, executive director of global compensation and benefits and other global HR roles.

Brent J. Smolik was elected President and Chief Operating Officer in November 2018. He also has served as a Chief Executive Officer of Noble Midstream GP since August 2019 and as a director of Noble Midstream GP since November 2018. Before joining the Company in 2018, Mr. Smolik served as President, Chief Executive Officer and Chairman of the Board of EP Energy Corporation and EP Energy LLC from 2012 - 2017. He was previously Executive Vice President and a member of the Executive Committee of El Paso Corporation and President of the El Paso Exploration and Production Company. From 2004 - 2006, Mr. Smolik serviced as President of ConocoPhillips Canada and Burlington Resources Canada. From 1990-2004 he worked in numerous engineering and asset management capacities for Burlington Resources Inc., including the Chief Engineering role from 2000-2004. He began his career with ARCO Oil and Gas in 1984 and has 35 years of technical, operating and leadership experience in the Oil and Gas industry.

Thomas H. Walker was elected Senior Vice President in February 2018 and is currently responsible for U.S. onshore operations. He also has served as a director of Noble Midstream GP since July 2018. He previously served as Vice President of West Africa and the U.S. Gulf of Mexico from 2014 and Director of Strategic Planning, Environmental Analysis and Reserves, managed our operated West Africa assets, non-operated international assets and frontier business ventures and was a member of our business development team from 2007. Prior to joining the Company in 2007, Mr. Walker held various positions at Amoco and BP America.

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APPENDIX C NOBLE ENERGY, INC. 2020 LONG-TERM INCENTIVE PLAN

— ARTICLE I ESTABLISHMENT AND PURPOSE

1.1	Establishment. Noble Energy, Inc., a Delaware corporation (“Noble” or the “Company”), hereby establishes the Noble Energy, Inc. 2020 Long-Term Incentive Plan for the benefit of certain officers, directors, employees, consultants and others performing services for Noble and its Affiliates, as set forth in this Plan.

1.2	Purpose. The purposes of this Plan are to attract and retain highly qualified individuals to perform services for Noble and its Affiliates, to further align the interests of those individuals with those of the stockholders of Noble, and to more closely link compensation with the performance of Noble and its Affiliates. Noble is committed to creating long-term stockholder value. Noble’s compensation philosophy is based on the belief that Noble can best create stockholder value if officers, directors, employees, consultants and others performing services for Noble and its Affiliates act and are rewarded as business owners. Noble believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding performance that will enhance stockholder value.

1.3	Effectiveness and Term. This Plan shall become effective on the later of (a) the date of its adoption by the Board and (b) the date it is approved by the stockholders of Noble in accordance with applicable law (the “Effective Date”). Unless terminated earlier by the Board pursuant to Section 15.1, this Plan shall terminate on the day prior to the 10th anniversary of the Effective Date.

— ARTICLE II DEFINITIONS

2.1	“Affiliate” means (a) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Noble, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (b) with respect to other Awards, any corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, starting with Noble and ending with the corporation or other entity that has a controlling interest in the corporation or other entity for which the officer, Director, Employee, consultant, or other individual provides direct services. For purposes of this Affiliate definition, the term “controlling interest” has the same meaning as provided in Treasury Regulation § 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 80 percent” appears in Treasury Regulation § 1.414(c)-2(b)(2)(i).

2.2	“Award” means an award granted to a Participant in the form of Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination with another award granted hereunder.

2.3	“Award Agreement” means a written agreement that sets forth the terms, conditions, restrictions and limitations applicable to an Award that must be countersigned by the Participant unless otherwise provided by the Committee.

2.4	“Board” means the Board of Directors of Noble.

2.5	“Cause” means “Cause” as set forth in any employment, severance or other individual agreement with a Participant or a severance or change of control plan or policy in which a Participant participates, or, if no such plan, policy or agreement exists, means any of the following: (a) a Participant’s conviction of a felony or misdemeanor involving moral turpitude; (b) a Participant’s conduct involving a material misuse of the funds or other property of the Company; (c) a Participant’s engagement in business activities which are in conflict with the business interests of the Company; (d) a Participant’s gross negligence or

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willful misconduct; (e) a Participant’s conduct which is in violation of the Company’s safety rules or standards or which otherwise may cause or causes injury to another employee or any other person; or (f) a Participant’s material violation of Noble’s Code of Conduct.

2.6	“Change of Control” means the occurrence of any of the following events after the Effective Date:

	(a)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least 51% of the Board; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by Noble’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

	(b)	The consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Noble immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least 51% of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

	(c)	The stockholders of Noble shall approve a liquidation or dissolution of Noble or a sale of all or substantially all of the stock or assets of Noble; or

	(d)	Any “person,” as that term is defined in Section 3(a)(9) of the Exchange Act (other than Noble, any of its subsidiaries, any employee benefit plan of Noble or any of its subsidiaries, or any entity organized, appointed or established by Noble for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Noble representing in the aggregate 25% or more of either (i) the then outstanding shares of Common Stock or (ii) the Voting Securities of Noble, in either such case other than solely as a result of acquisitions of such securities directly from Noble. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, shares of Common Stock or other Voting Securities of Noble shall be deemed the beneficial owner of such shares or Voting Securities.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of subparagraph (d) of this definition solely as the result of an acquisition of securities by Noble which, by reducing the number of shares of Common Stock or other Voting Securities of Noble outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 25% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of Noble beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of Noble (other than a result of a stock split, stock dividend or similar transaction), then a Change of Control shall be deemed to have occurred for purposes of subparagraph (d) of this definition.

2.7	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations and other guidance thereunder and successor provisions, regulations and other guidance.

2.8	“Committee” means the Board or the Compensation, Benefits and Stock Option Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board, each of whom must be an Outside Director.

2.9	“Common Stock” means the common stock of Noble, or any stock or other securities hereafter issued or issuable in substitution or exchange for the Common Stock.

2.10	“Company” means Noble or any Affiliate.

2.11	“Director” means a non-employee member of the Board.

2.12	“Disability” means a medically determinable physical or mental impairment for which the Participant is eligible to receive disability income benefits as defined under a long-term disability insurance plan maintained by the Company.

2.13	“Dividend Equivalent Cash Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit, to receive an amount in cash equal to the cash distributions made by Noble with respect to a share of Common Stock during the period such Award is outstanding.

2.14	“Dividend Equivalent Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Noble with respect to a share of Common Stock during the period such Award is outstanding.

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2.15	“Effective Date” means the date this Plan becomes effective as provided in Section 1.3.

2.16	“Employee” means an employee of the Company.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18	“Fair Market Value” of a share of Common Stock means, as of the date in question, the officially quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, (i) with respect to Stock Options, the fair market value of the Common Stock as determined in good faith by the Committee within the meaning of Section 422 of the Code or Treasury Regulation § 1.409A-1(b)(5)(iv)(B) or (ii) with respect to other Awards, the fair market value of the Common Stock as determined in good faith by the Committee.

2.19	“Good Reason” means “Good Reason” or similar term as set forth in any employment, severance or other individual agreement with a Participant or a severance or change of control plan or policy in which a Participant participates, or, if no such plan, policy or agreement exists, means any of the following actions if taken by the Company with respect to and without the prior consent of a Participant:

(a) within two years after a Change of Control, a material reduction in the Participant’s base compensation;

(b) within two years after a Change of Control, a significant reduction in the level, or a significant increase in the cost to such Participant, of the employee benefits (including but not limited to medical, dental, vision, life insurance, accidental death and dismemberment, and long-term disability benefits) being provided to or for the benefit of such Participant;

(c) within one year following a Change of Control, the Company requires the Participant to relocate to a principal place of employment that is more than fifty (50) miles from the location in which such Participant was principally employed immediately prior to the Change of Control;

(d) with respect to Participants who hold the position of Senior Vice President and above within two years following a Change of Control, a material reduction in such Participant’s authority, duties or responsibilities or in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report; or

(e) with respect to Participants who hold the position of Senior Vice President and above within two years following a Change of Control, a material reduction in the budget over which such Participant retains authority.

Notwithstanding the foregoing, “Good Reason” shall exist hereunder only if Participant provides written notice to the Company of his or her belief that Good Reason exists within 60 days of the initial existence of the Good Reason condition, and that notice must describe in reasonable detail the condition(s) believed to constitute Good Reason. The Company then shall have 30 days to remedy the Good Reason condition(s). If not remedied within that 30-day period, the Participant may submit a notice of termination to the Company; provided, however, that the notice of termination invoking the option to terminate employment for Good Reason must be given no later than 100 days after the date the Good Reason condition first arose; otherwise, the Participant shall be deemed to have accepted the condition(s), or the correction of such condition(s) that may have given rise to the existence of Good Reason.

2.20	“Grant Date” means the date an Award is determined to be effectively granted by the Committee.

2.21	“Incentive Stock Option” means a Stock Option that is intended to meet the requirements of Section 422(b) of the Code.

2.22	“Noble” means Noble Energy, Inc., a Delaware corporation, or any successor thereto.

2.23	“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

2.24	“Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.25	“Outside Director” means a member of the Board who (a) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (b) qualifies as a “non-employee director” of Noble under Rule 16b-3, and (c) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.26	“Participant” means an individual who is an officer, Director, Employee, consultant or other individual performing services for Noble or its Affiliates that has been granted an Award.

2.27	“Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

2.28	“Permitted Transferee” shall have the meaning given such term in Section 16.4(c).

2.29	“Plan” means the Noble Energy, Inc. 2020 Long-Term Incentive Plan, as in effect from time to time.

2.30	“Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

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2.31	“Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions and restrictions as may be determined by the Committee.

2.32	“Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions and restrictions as may be determined by the Committee.

2.33	“Retirement” means an Employee’s termination of employment with the Company for reasons other than for Cause that occurs on or after the date such Employee attains at least 55 years of age and has completed at least five years of credited service with the Company or in such other circumstances as the Committee may determine in its sole discretion.

2.34	“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.35	“SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.36	“Section 409A” means Section 409A of the Code.

2.37	“Securities Act” means the Securities Act of 1933, as amended.

2.38	“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

2.39	“Stock Award” means a share of Common Stock granted to a Participant pursuant to Article XII that is not subject to vesting or forfeiture restrictions.

2.40	“Stock Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.41	“Qualifying Termination” means a termination of a Participant’s employment with, or service to, the Company (a) by the Company for any reason other than Cause (and not due to the Participant’s death or Disability) within two years following the consummation of a Change of Control, or (b) by a Participant for Good Reason within the period of time following the consummation of a Change of Control set forth in the definition of Good Reason.

— ARTICLE III PLAN ADMINISTRATION

3.1	Plan Administrator and Discretionary Authority. This Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer this Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to (a) interpret this Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under this Plan; (c) construe any ambiguous provision of this Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (e) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement; (f) issue administrative guidelines as an aid in administering this Plan and make changes in such guidelines as the Committee from time to time deems proper; (g) make regulations for carrying out this Plan and make changes in such regulations as the Committee from time to time deems proper; (h) determine whether Awards should be granted singly or in combination; (i) to the extent permitted under this Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the exercise, vesting or payment of an Award; (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of this Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan, including without limitation its construction of the terms of this Plan and its determination of eligibility for participation in, and the terms of Awards granted under, this Plan. The decisions of the Committee and its actions with respect to this Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under this Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. The decision of the Committee need not be uniform and may be different for different Participants and for different Awards, whether or not such Participants are similarly situated and Awards are similarly granted. In the case of an Award intended to be exempt from or compliant with Section 409A, the Committee shall exercise its discretion consistent with such intent.

3.2	Delegation of Authority. The Committee shall have the authority, in its sole and absolute discretion, to delegate its duties and functions under the Plan to the Chief Executive Officer or other officer of Noble, other members of or committees of the Board or such other agents as it may appoint from time to time; provided the Committee may not delegate its duties where such delegation would violate state corporate law.

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3.3	Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to this Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Noble with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

— ARTICLE IV SHARES SUBJECT TO THE PLAN

4.1	Available Shares.

	(a)	Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that are available to be delivered in respect of Awards granted under this Plan shall be 14,800,000 shares of Common Stock.

	(b)	The maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 14,800,000 shares. The maximum grant date fair value of Awards that may be granted during a fiscal year to any Participant that is a Director under the Plan is $750,000.

	(c)	Shares of Common Stock underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under the Plan shall not be deducted from the shares of Common Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Common Stock that may be issued as Incentive Stock Options. Notwithstanding any provision of this Plan to the contrary, shares (i) tendered (either actually or by attestation) or withheld to satisfy an exercise price or tax withholding obligation pertaining to an Award, or (ii) repurchased by Noble using Stock Option proceeds shall not be available to be delivered in respect of any Awards under this Plan.

	(d)	Shares of Common Stock issued pursuant to this Plan may be original issue or treasury shares, or any combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Noble will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. If, after reasonable efforts, which efforts shall not include registration of the Plan or Awards under the Securities Act, Noble is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for Noble for the lawful issuance of shares under the Plan, Noble shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

	(e)	Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions pursuant to which Section 424(a) of the Code or Section 409A applies; provided such substitutions or assumptions are permitted by Section 424 of the Code or Section 409A, as applicable. Any such assumed or substituted awards will not count against the Share Reserve.

4.2	Adjustments for Recapitalizations and Reorganizations. Subject to Article XIV, if there is any change in the number or kind of shares of Common Stock outstanding effected without Noble’s receipt of consideration (a) by reason of a stock dividend, spin-off, recapitalization, stock split or combination or exchange of shares; (b) by reason of a merger, reorganization or consolidation; (c) by reason of a reclassification or change in par value; or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Noble’s payment of an extraordinary cash dividend, or distribution, or dividend or distribution consisting of any assets of Noble other than cash, the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year or under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section 4.2, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with Sections 422 and 424 of the Code, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code with respect to Incentive Stock Options and (B) Section 409A with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards.

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— ARTICLE V ELIGIBILITY

The Committee shall select Participants from those individuals who are officers, Directors, Employees, consultants and other individuals performing services for Noble or its Affiliates that, in the opinion of the Committee, are in a position to make a positive contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in this Plan and the administrative guidelines and regulations, if any, established by the Committee.

— ARTICLE VI FORM OF AWARDS

6.1	Form of Awards. Awards may be granted under this Plan, in the Committee’s sole discretion, in the form of Stock Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI and Stock Awards and Other Incentive Awards pursuant to Article XII, or any combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of this Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of this Plan. Awards under a particular Article of this Plan need not be uniform, and Awards under more than one Article of this Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

6.2	No Repricing or Reload Rights; No Buy-out of “Underwater” Awards. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Stock Option or SAR having an exercise price that is known to be more than the Fair Market Value of the Common Stock in exchange for a cash payment or for the purpose of granting a replacement Award of a different type.

6.3	Dividends, Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights. No Award that provides for the payment or accumulation of dividends, Dividend Equivalent Cash Rights or Dividend Equivalent Unit Rights shall allow such dividends, Dividend Equivalent Cash Rights or Dividend Equivalent Unit Rights to vest or otherwise become payable sooner than the date on which the underlying Award or portion thereof with respect to which it was granted has vested.

— ARTICLE VII OPTIONS

7.1	General. Awards may be granted in the form of Stock Options that may be Incentive Stock Options or Nonqualified Stock Options, or any combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

7.2	Terms and Conditions of Stock Options. An Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Stock Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A with respect to a Nonqualified Stock Option or Section 422 of the Code with respect to an Incentive Stock Option. Except as otherwise provided in Section 7.3, the term of each Stock Option shall be as specified by the Committee; provided, however, that no Stock Options shall be exercisable later than 10 years after the Grant Date. Stock Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3	Restrictions Relating to Incentive Stock Options.

(a) Stock Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the dates the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock

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option plans of Noble and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under this Plan if, at the time such Stock Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Noble or of its Affiliates unless (i) on the Grant Date of such Stock Option, the exercise price of such Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to the Stock Option and (ii) such Stock Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Stock Option.

	(b)	Each Participant awarded an Incentive Stock Option shall notify Noble in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4	Exercise of Stock Options.

	(a)	Subject to the terms and conditions of this Plan and except as otherwise set forth in an Award Agreement, Stock Options shall be exercised by the delivery of a written notice of exercise to Noble, setting forth the number of whole shares of Common Stock with respect to which the Stock Option is to be exercised, accompanied by full payment for such shares in accordance with Sections 7.4(b) and 7.4(c) below.

	(b)	Upon exercise of a Stock Option, the exercise price of the Stock Option shall be payable to Noble in full either (i) in cash or an equivalent acceptable to the Committee, (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering (either actually or by attestation) one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (B) by surrendering a sufficient portion of the shares with respect to which the Stock Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (iii) in a combination of the forms specified in (i) or (ii) of this subsection as set forth in an Award Agreement.

	(c)	To the extent permissible under applicable law, payment of the exercise price of a Stock Option may also be made, in the absolute discretion of the Committee, by delivery to Noble or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Stock Option is exercised and deliver the sale or margin loan proceeds directly to Noble to pay the exercise price and any required withholding taxes.

	(d)	As soon as reasonably practicable after receipt of written notification of exercise of a Stock Option and full payment of the exercise price and any required withholding taxes, Noble shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Stock Option or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Stock Option.

7.5	Termination of Employment or Service. Each Award Agreement embodying the Award of an Option may set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of an Option, the following termination provisions shall apply with respect to such Award:

	(a)	Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding Option, whether vested or unvested, held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the Option shall immediately terminate.

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	(b)	Termination By Reason of Retirement. In the event of a Participant’s Retirement, each outstanding Option held by the Participant shall remain outstanding and may be exercised by the Participant, to the extent vested at the time of the Participant’s Retirement, until the earlier of (i) the expiration of five years from the date of such Retirement or (ii) the expiration of the Option. To the extent an Option is unvested at the time of the Participant’s Retirement, the Option shall automatically terminate as of the date of such Retirement, and the right to exercise the Option shall immediately terminate.

	(c)	Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service on account of death or Disability, each outstanding Option, whether vested or unvested, held by the Participant shall remain outstanding and may be exercised by the person who acquires the Option by will or the laws of descent and distribution, or by the Participant, as the case may be, until the earlier of (i) the expiration of five years from the date of death or termination on account of Disability or (ii) the expiration of the Option.

	(d)	Termination For Reasons Other Than Cause, Retirement, Death or Disability. If a Participant’s employment or service is terminated under circumstances that are not covered by subsections (a), (b) or (c) of this Section 7.5, an Option held by the Participant may be exercised by the Participant, to the extent vested as the time of the Participant’s termination, until the earlier of (i) the expiration of one year from the date of such termination or (ii) the expiration of the Option. To the extent an Option is unvested at the time of the Participant’s termination of employment or service, the Option shall automatically terminate as of the date of such termination, and the right to exercise the Option shall immediately terminate.

7.6	Notwithstanding the foregoing, except in the case of a Participant’s death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Noble or a “parent corporation” or a “subsidiary corporation” of Noble, as those terms are defined in Sections 424(e) and (f) of the Code, respectively (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

— ARTICLE VIII STOCK APPRECIATION RIGHTS

8.1	General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the SARs are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A. The term of each SAR shall be as specified by the Committee; provided, however, that no SAR shall be exercisable later than 10 years after the Grant Date. In the case of an SAR that is granted in conjunction with all or a portion of a Stock Option, the SAR shall expire no later than the expiration of the underlying Stock Option. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs as it determines are necessary or appropriate, provided they are not inconsistent with this Plan.

8.2	Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Noble, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.

8.3	Termination of Employment or Service. Each Award Agreement embodying the Award of SARs may set forth the extent to which the Participant shall have the right to exercise the SARs following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all SARs granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of SARs, the following termination provisions shall apply with respect to such Award:

(a) Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding SAR, whether vested or unvested, held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the SAR shall immediately terminate.

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(b)	Termination By Reason of Retirement. In the event of a Participant’s Retirement, each outstanding SAR held by the Participant shall remain outstanding and may be exercised by the Participant, to the extent vested at the time of the Participant’s Retirement, until the earlier of (i) the expiration of five years from the date of such Retirement or (ii) the expiration of the SAR. To the extent an SAR is unvested at the time of the Participant’s Retirement, the SAR shall automatically terminate as of the date of such Retirement, and the right to exercise the SAR shall immediately terminate.

(c)	Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service on account of death or Disability, each outstanding SAR, whether vested or unvested, held by the Participant shall remain outstanding and may be exercised by the person who acquires the SAR by will or the laws of descent and distribution, or by the Participant, as the case may be, until the earlier of (i) the expiration of five years from the date of death or termination on account of Disability or (ii) the expiration of the SAR.

(d)	Termination For Reasons Other Than Cause, Retirement, Death or Disability. If a Participant’s employment or service is terminated under circumstances that are not covered by subsections (a), (b) or (c) of this Section 8.3, an SAR held by the Participant may be exercised by the Participant, to the extent vested as the time of the Participant’s termination, until the earlier of (i) the expiration of one year from the date of such termination or (ii) the expiration of the SAR. To the extent an SAR is unvested at the time of the Participant’s termination of employment or service, the SAR shall automatically terminate as of the date of such termination, and the right to exercise the SAR shall immediately terminate.

— ARTICLE IX RESTRICTED STOCK

9.1	General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which the Restricted Stock may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2	Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

9.3	Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4	Other Terms and Conditions.

(a) Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under this Plan shall be registered in the name of the Participant or, at the option of Noble, in the name of a nominee of Noble, and shall be issued in book-entry form or represented by a stock certificate.

(b) At the time of an Award of Restricted Stock, the Committee shall prescribe such terms, conditions, restrictions and limitations applicable to the Restricted Stock as it may determine in its sole discretion, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, Retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock, the following termination provisions shall apply with respect to such Award:

(i)

Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service prior to the expiration of the Restricted Period on account of death or Disability, the restrictions applicable to the shares of Restricted Stock held by the Participant shall terminate, and as soon as practicable (but in no event later than 60 days) after such termination of employment or service the shares of Restricted Stock, together with any dividends or other distributions with respect to such shares then being held by Noble, shall be delivered to the Participant (or in the event of the Participant’s death, to the Participant’s estate) free of such restrictions.

(ii)

Termination For Reasons Other Than Death or Disability. If a Participant’s employment or service is terminated prior to the expiration of the Restricted Period under circumstances that are not covered by subsection (i) of this Section 9.4(b), then on the date of such termination of employment or service all of the shares of Restricted Stock still subject to restrictions shall be forfeited by the Participant and transferred to the Company at no cost to Noble.

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	(iii)	Restricted Stock shall be held by Noble in escrow for the Participant’s benefit until such time as the Restricted Stock is either forfeited by the Participant to Noble or the restrictions thereon terminate as set forth in the Award Agreement. The Participant shall not retain physical custody of any certificates representing shares of Restricted Stock issued to the Participant until such time as the restrictions on such shares of Restricted Stock terminate as set forth in the Award Agreement. The Participant, by acceptance of the Restricted Stock, shall be deemed to appoint Noble and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of forfeited shares of Restricted Stock to Noble as may be required pursuant to this Plan or the Award Agreement, and to execute such representations or other documents or assurances as Noble or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law, Noble, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the shares of Restricted Stock in escrow while acting in good faith in the exercise of its judgment.

	(iv)	Subject to the further terms and conditions set forth below, upon the issuance of Restricted Stock to the Participant, the Participant shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to the Restricted Stock. If Noble shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Common Stock constituting the Restricted Stock, then Noble shall pay or make such dividend or other distribution with respect to the Restricted Stock; provided, however, that with respect to any of the shares of Restricted Stock that are still subject to the restrictions of the Award Agreement, the cash, stock or other securities and other property constituting such dividend or other distribution pertaining to such Restricted Stock shall be held by Noble subject to the restrictions applicable under the Award Agreement to such Restricted Stock until such shares of Restricted Stock are either forfeited by the Participant and transferred to Noble or the restrictions thereon terminate as set forth in the Award Agreement. If the shares of Restricted Stock with respect to which such dividend or distribution was paid or made are forfeited by the Participant pursuant to the provisions hereof, then the Participant shall not be entitled to receive such dividend or distribution and such dividend or distribution shall likewise be forfeited and transferred to Noble. If the restrictions applicable to the shares of Restricted Stock with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of the Award Agreement, then the Participant shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall likewise be delivered to the Participant as soon as practicable (but in no event later than 60 days) after the termination of such restrictions.

	(v)	The Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period other than by will or the laws of descent and distribution.

(c)	Any provision of this Article IX to the contrary notwithstanding, no dividends or distributions made with respect to any share of Restricted Stock shall vest or be payable sooner than the date on which the underlying share of Restricted Stock with respect to which it was made has vested.

(d)	A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock.

— ARTICLE X RESTRICTED STOCK UNITS

10.1	General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2	Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3	Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Dividend Equivalent Cash Right or Dividend Equivalent Unit Right grant. A grant of Dividend Equivalent Cash Rights may provide that such Dividend Equivalent Cash Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to

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the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Equivalent Unit Rights may provide that such Dividend Equivalent Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion. Any provision of this Article X to the contrary notwithstanding, no Dividend Equivalent Cash Right or Dividend Equivalent Unit Right shall vest or be payable sooner than the date on which the underlying Restricted Stock Unit with respect to which it was granted has vested.

10.4	Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, Retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock Units, the following termination provisions shall apply with respect to such Award:

	(a)	Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service prior to the expiration of the Restricted Period on account of death or Disability, the restrictions applicable to the Restricted Stock Units held by the Participant shall terminate, and as soon as practicable (but in no event later than 60 days) after such termination of employment or service the Participant (or in the event of the Participant’s death, the Participant’s estate) shall receive the shares of Common Stock or cash associated with such Restricted Stock Units.

	(b)	Termination For Reasons Other Than Death or Disability. If a Participant’s employment or service is terminated prior to the expiration of the Restricted Period under circumstances that are not covered by subsection (a) of this Section 10.4, then on the date of such termination of employment or service all of the Restricted Stock Units still subject to restrictions shall be forfeited by the Participant.

— ARTICLE XI PERFORMANCE AWARDS

11.1	General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock or any combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

11.2	Terms and Conditions. The Committee shall impose such terms, conditions and restrictions on Performance Awards as it may deem advisable, including without limitation prescribing (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount; (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested; (c) the performance period over which performance is to be measured; (d) the timing of any payments to be made; (e) restrictions on the transferability of the Award; and (f) such other terms and conditions as the Committee may determine that are not inconsistent with this Plan.

11.3	Performance Goals. The performance measure(s) to be used for purposes of Performance Awards shall be set in the Committee’s sole discretion and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services.

11.4	Committee Discretion. The Committee in its sole discretion shall have the authority to reduce or increase the amount payable and the number of shares to be granted, issued, retained or vested pursuant to such a Performance Award.

— ARTICLE XII STOCK AWARDS AND OTHER INCENTIVE AWARDS

12.1	Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

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12.2	Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or any combination thereof), as established by the Committee, subject to the terms of this Plan.

— ARTICLE XIII CHANGE OF CONTROL

13.1	Assumption of Awards.

(a) Upon a Change of Control where Noble is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Stock Options and SARs that are not exercised at or before the consummation of such Change of Control will be assumed by or replaced with options and rights in the surviving entity (or a parent of the surviving entity) in accordance with Section 424 of the Code or Section 409A, as applicable, and other outstanding Awards will be equitably converted into, or substituted for, awards of the surviving entity (or a parent of the surviving entity) with any outstanding performance conditions associated with a Performance Award deemed achieved as of immediately prior to the Change of Control assuming all performance criteria and other conditions to payment of such Awards are achieved at target performance.

(b) For the purposes of this Plan, an Award shall be considered assumed by the surviving entity or otherwise equitably converted or substituted if following the applicable transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each share of Common Stock subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

13.2	Vesting of Awards. Notwithstanding any provision of this Plan to the contrary, in the event outstanding Awards are assumed or substituted in connection with a Change of Control in accordance with Section 14.1 hereof, and a Participant experiences a Qualifying Termination, each Award outstanding under this Plan and/or each substituted award issued in respect thereof in accordance with Section 13.1 hereof, shall immediately become vested and fully exercisable upon such termination, and any restrictions applicable to the Award shall lapse as of such date with, with any outstanding performance conditions associated with a Performance Award (and/or each substituted award issued in respect of a Performance Award in accordance with Section 14.1 hereof) deemed achieved as of the date of such termination assuming all performance criteria and other conditions to payment of such Awards are achieved at target performance.

13.3	Cancellation of Awards. Notwithstanding the foregoing, in the event of a Change of Control of Noble, the Committee may, in its sole discretion, no later than the effective date of the Change of Control, require any Participant holding an Award to surrender such Award in exchange for (a) with respect to each share of Common Stock subject to a Stock Option or SAR (whether or not vested), payment by the Company (or a successor), in cash, of an amount equivalent to the excess of the value of the consideration received for each share of Common Stock by holders of Common Stock in connection with such Change of Control (the “Change of Control Consideration”) over the exercise price or grant price per share, (b) with respect to each share of Common Stock subject to an Award of Restricted Stock Units or Other Incentive Awards, and related Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights (if applicable), payment by the Company (or a successor), in cash, of an amount equivalent to the value of any such Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights plus the value of the Change of Control Consideration for each share covered by the Award, assuming all restrictions or limitations (including risks of forfeiture) have lapsed and (c) with respect to a Performance Award, payment by the Company (or a successor), in cash, of an amount equivalent to the value of such Award, as determined by the Committee, taking into account, to the extent applicable, the Change of Control Consideration, and assuming all performance criteria and other conditions to payment of such Awards are achieved at target performance.

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— ARTICLE XIV AMENDMENT AND TERMINATION

14.1	Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify this Plan, in whole or in part; provided, however, that no amendment or modification of this Plan shall become effective without the approval of such amendment or modification by the stockholders of Noble if (a) such amendment or modification increases the maximum number of shares subject to this Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under this Plan or (b) counsel for Noble determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of an exchange or association on which the Common Stock is then listed or quoted. An amendment to this Plan generally will not require stockholder approval if it curtails rather than expands the scope of this Plan, nor if it is made to conform this Plan to statutory or regulatory requirements, such as, without limitation, Section 409A. Upon termination of this Plan, the terms and provisions of this Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

14.2	Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to this Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or a Permitted Transferee) holding such Award.

— ARTICLE XV MISCELLANEOUS

15.1	Award Agreements. After the Committee grants an Award under this Plan to a Participant, such Award shall be evidenced by an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to meet the requirements of Section 409A. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of this Plan, and in the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern. All Awards under this Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A so that no tax will be owed under Section 409A.

15.2	Listing; Suspension.

	(a)	If and as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Noble shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option or other Award with respect to such shares shall be suspended until such listing has been effected.

	(b)	If at any time counsel to Noble or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful under the laws of any applicable jurisdiction, Noble or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful.

	(c)	Upon termination of any period of suspension under this Section 16.2, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

15.3	Additional Conditions. Notwithstanding anything in this Plan to the contrary (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Noble a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution; (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer; and (c) all certificates for shares of Common Stock delivered under this Plan shall be subject to such stop transfer orders and other restrictions as

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the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

15.4	Transferability.

	(a)	All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section 16.4; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Noble of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

	(b)	Except as otherwise provided in this Section 16.4, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by this Plan or the Award Agreement shall be null and void and without effect.

	(c)	If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of this Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family or a person sharing a Participant’s household (other than a tenant or an employee); (ii) trusts in which the Participant or a person listed in (i) above has more than 50% of the beneficial interest; (iii) a foundation in which the Participant or a person listed in (i) above controls the management of assets; (iv) any other entity in which the Participant or a person listed in (i) above owns more than 50% of the voting interests; provided that, in the case of the preceding clauses (i) through (iv), no consideration is provided for the transfer; and (v) any transferee is permitted under applicable securities and tax laws as determined by counsel to Noble. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild (including after divorce), grandchild, parent, stepparent (including after divorce), grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

	(d)	Incident to a Participant’s divorce, the Participant may request that Noble agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Section 414(p) of the Code) with respect to all or a part of one or more Awards made to the Participant under this Plan. Noble’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Noble. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Noble harmless from any claim that may arise out of Noble’s observance of the terms of any such domestic relations order.

15.5	Transfer of Employee Participant; Change in Status. The transfer of an employee Participant from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another, shall not be considered a termination of employment unless otherwise determined by the Committee, taking into consideration the applicable rules under Section 409A of the Code. Furthermore, a Participant’s change in status in relation to the Company or its Subsidiaries or Affiliates (for example, a change from employee to consultant, or vice versa) shall not be deemed a termination of employment or service hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of employment or service unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.

15.6	Withholding Taxes. The Company shall be entitled to deduct from any payment made under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes and other similar taxes required by law to be withheld with respect to such payment, may require the Participant to pay or may allow the Participant to elect to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under this Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to the Company (either actually or by attestation) previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

NOBLE ENERGY • 2020 PROXY STATEMENT    C-14

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15.7	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award granted hereunder. If the application of any provision of the Plan or any Award Agreement would yield a fractional share of Common Stock, such fractional share shall be rounded down to the nearest whole share; provided that the Committee in its sole discretion may settle fractional shares in cash.

15.8	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Exchange Act shall be exempt from Section 16(b) pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells shares of Common Stock issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement,” “net exercise,” “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Exchange Act shall be exempt from Section 16(b) pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

15.9	Notices; Method of Delivery. All notices required or permitted to be given or made under this Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Noble or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of the Company or (B) to Noble at the principal executive offices of Noble clearly marked “Attention: General Counsel.” Any provision of this Plan to the contrary notwithstanding, any provision in this Plan setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgment or other documentation, in a manner that the Committee has prescribed or that is otherwise acceptable to the Committee, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Committee and that such delivery is not prohibited by applicable laws and regulations.

15.10	Compliance with Law and Stock Exchange or Association Requirements. It is the intent of Noble that Stock Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that all Awards either be exempt from Section 409A or, if not exempt, comply with the requirements of Section 409A. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements.

15.11	Clawback. By accepting or exercising any Award granted under the Plan, the Participant agrees to abide and be bound by any policies adopted by Noble, including without limitation Noble’s compensation recoupment policy as contained in Noble’s Code of Conduct, as amended from time to time, and any other policies adopted to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or exchange listing standards promulgated thereunder, providing for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement or similar circumstances. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

15.12	Binding Effect. The obligations of Noble under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Noble, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Noble. The terms and conditions of this Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

15.13	Severability. The provisions of this Plan and any Award Agreement are severable, and if any one or more provisions of this Plan or any Award Agreement may be determined by any court of competent jurisdiction to be invalid or otherwise unenforceable, in whole or in part, the remaining provisions or parts of this Plan or such agreement, as the case may be, shall nevertheless be binding and enforceable to the fullest extent permitted by applicable law.

15.14	No Restriction of Corporate Action. Nothing contained in this Plan shall be construed to prevent Noble or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify this Plan) that is deemed by Noble or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Awards made or to be made under this Plan. No Participant or other person shall have any claim against Noble or any Affiliate as a result of such action.

NOBLE ENERGY • 2020 PROXY STATEMENT    C-15

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15.15	Governing Law. This Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.

15.16	No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Noble as a result of participation in this Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to this Plan. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

15.17	Risk of Participation. Nothing contained in this Plan shall be construed either as a guarantee by Noble or its Affiliates, or their respective stockholders, officers, directors and employees , of the value of any assets of this Plan or as an agreement by Noble or its Affiliates, or their respective stockholders, officers, directors and employees to indemnify anyone for any losses, damages, costs or expenses resulting from participation in this Plan.

15.18	No Guarantee of Tax Consequences. No person connected with this Plan in any capacity, including without limitation Noble and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under this Plan or that such tax treatment will apply to or be available to a Participant on account of participation in this Plan.

15.19	Continued Employment or Service. Nothing contained in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company at any time to terminate a Participant’s employment or service, with or without cause, to change the terms and conditions of such employment or service, or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Noble or an Affiliate to the Participant.

15.20	Miscellaneous. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of this Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of this Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

IN WITNESS WHEREOF, this Plan has been executed on this	day of	, 2020.

NOBLE ENERGY, INC.

By:
Name:
Title:

NOBLE ENERGY • 2020 PROXY STATEMENT    C-16

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NOBLE ENERGY, INC.
ATTN: CORPORATE SECRETARY
1001 NOBLE ENERGY WAY
HOUSTON, TX 77070

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 27, 2020 for shares held directly and by 11:59 P.M. ET on April 23, 2020 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company and impacts to the environment in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 27, 2020 for shares held directly and by 11:59 P.M. ET on April 23, 2020 for shares held in Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E93631-P33931-Z76397	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NOBLE ENERGY, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4.

1.	To elect the nine nominees as members of the Board of Directors of the Company.

	Nominees:		For	Against	Abstain

	1a.	Jeffrey L. Berenson

	1b.	James E. Craddock

	1c.	Barbara J. Duganier

	1d.	Thomas J. Edelman

	1e.	Holli C. Ladhani

	1f.	David L. Stover

	1g.	Scott D. Urban

	1h.	William T. Van Kleef

	1i.	Martha B. Wyrsch

		For	Against	Abstain

2.	To ratify the appointment of the independent auditor by the Company’s Audit Committee.

3.	To approve, in an advisory vote, executive compensation.

4.	To approve the 2020 Long-Term Incentive Plan.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E93632-P33931-Z76397

NOBLE ENERGY, INC.
Annual Meeting of Shareholders
April 28, 2020 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David L. Stover and Kenneth M. Fisher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NOBLE ENERGY, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, CT on April 28, 2020, at The St. Regis Houston, 1919 Briar Oaks Lane, Houston, Texas 77027, and to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side